EXHIBIT 10.54

Exhibit 10.54 to Form 10-K

CONFIDENTIAL PROVISIONS REDACTED

AMENDED AND RESTATED CO-DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amended and Restated Co-Development and Commercialization Agreement (the “Agreement”) is entered into as of October 29, 2005 (the “Amendment Effective Date”), by and among PROTEIN DESIGN LABS, INC., a Delaware corporation having offices at 34801 Campus Drive, Fremont, California 94555 (“PDL”), and HOFFMANN-LA ROCHE INC., a New Jersey corporation having offices at 340 Kingsland Street, Nutley, New Jersey 07110 (“Roche-Nutley”) and F. HOFFMANN-LA ROCHE LTD of Basel, Switzerland (“F. Roche”) (Roche-Nutley and F. Roche are individually and collectively referred to as “Roche”).

RECITALS

WHEREAS, Roche currently markets a humanized antibody against the interleukin-2 (IL-2) receptor (Daclizumab), under the trademark Zenapax®, for the prevention of acute organ rejection in patients receiving kidney transplants;

WHEREAS, pursuant to the Amended and Restated Worldwide Agreement between PDL and Roche dated October 1, 2003, as amended (the “Original Worldwide Daclizumab Agreement”), certain rights previously granted to Roche reverted to PDL, and PDL acquired, among other rights, the sole and exclusive worldwide rights to develop, market and sell Daclizumab for autoimmune indications, and the option to acquire the sole and exclusive worldwide rights to develop, market and sell Daclizumab for all transplant indications;

WHEREAS, pursuant to the Co-Development and Commercialization Agreement between PDL and Roche dated September 14, 2004 (the “Effective Date”), as amended on May 19, 2005 (the “Original Asthma Agreement”), PDL and Roche entered into a worldwide collaboration for the joint development and commercialization of Daclizumab for the treatment of asthma and other respiratory diseases; and

CONFIDENTIAL TREATMENT

WHEREAS, PDL and Roche have further amended and restated the Original Worldwide Daclizumab Agreement as of October 28, 2005 to grant PDL the sole and exclusive worldwide rights to develop, market and sell Daclizumab for all transplant indications, except for the form of Daclizumab currently marketed by Roche, to which Roche retains sole and exclusive worldwide rights. Such further amended and restated agreement is referred to herein as the “Worldwide Daclizumab Agreement.”

WHEREAS, PDL and Roche now wish to amend and restate the Original Asthma Agreement to provide for, in addition to the existing asthma collaboration, a worldwide collaboration for the joint development and commercialization of Daclizumab for transplant indications, with an emphasis on transplant maintenance.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with another entity, with “control” meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or more than a fifty percent (50%) interest in the income of, such corporation or other business entity. Notwithstanding anything to the contrary in this paragraph, [****].

1.2 “Asthma Commercialization Plan” shall have the meaning set forth in Section 6.1(a).

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1.3 “Asthma Co-Promotion Term” shall have the meaning set forth in Section 6.4(a).

1.4 “Asthma Development Plan” shall have the meaning set forth in Section 4.1(a).

1.5 “Asthma Field” means the treatment and/or prevention of asthma or other respiratory diseases.

1.6 “Asthma Joint Development Committee” or “Asthma JDC” shall have the meaning set forth in Section 3.6.

1.7 “Autoimmune Indications” means all indications that involve pathogenic consequences, including tissue injury, produced by autoantibodies or autoreactive T lymphocytes interacting with self epitopes, i.e., autoantigens. Autoimmune Indications shall include, without limitation, asthma, psoriasis, rheumatoid arthritis, systemic lupus erythematosus, scleroderma, juvenile rheumatoid arthritis, polymytosis, Type I diabetes, sarcoidosis, Sjogrens syndrome, chronic active non-pathogenic hepatitis, non-infectious uveitis (Behcets), aplastic anemia, regional non-pathogenic enteritis (including ulcerative colitis, Crohn’s Disease and inflammatory bowel disease), Kawasaki’s disease, post-infectious encephalitis, multiple sclerosis, and tropic spastic paraparesis.

1.8 “cGMP” means current Good Manufacturing Practices pursuant to the U.S. Federal Food, Drug and Cosmetics Act as amended (21 USC 301 et seq.), as well as any equivalent laws or regulations in the European Union pertaining to the manufacture of pharmaceutical products.

1.9 “Change of Control” shall mean a transaction in which a Party: (a) sells, conveys or otherwise disposes of all or substantially all of its property or business; or (b)(i) merges or consolidates with any other entity (other than a wholly-owned subsidiary of such Party); or (ii) effects any other transaction or series of transactions; in each case of clause (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock of the surviving entity following the closing of such merger, consolidation, other transaction or series of transactions.

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1.10 “Closing Date” means, if the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) applies to the transaction contemplated by this Agreement that was not contemplated by the Original Asthma Agreement, two business days after the earlier of (a) the date of approval of such transaction by the Federal Trade Commission or the appropriate US anti-trust authorities or (b) the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.11 “Collaborative Fields” shall have the meaning set forth in Section 2.5. For clarity, a Collaborative Field (i.e., used in the singular) shall refer either to the [****] or [****].

1.12 “Combination Product” means a Licensed Product that contains one or more therapeutically active ingredients in addition to Daclizumab.

1.13 “Commercial Supply Agreement” shall have the meaning set forth in Section 8.2.

1.14 “Commercialization Plan” means the Asthma Commercialization Plan or the Transplant Commercialization Plan, as applicable.

1.15 “Controlled” means, with respect to any intellectual property right, that the Party has a license to such intellectual property right and has the ability to grant to the other Party a sublicense to such intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such sublicense.

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1.16 “Co-Promotion Term” means the Asthma Co-Promotion Term or the Transplant Co-Promotion Term.

1.17 “Cost of Goods Sold” or “COGS” means, with respect to a Licensed Product (in bulk, vialed or finished product form, as the case may be), the sum of the following, all of which shall be calculated in accordance with U.S. generally accepted accounting principles consistently applied by PDL to all of its products:

[****] provided, however, that Cost of Goods Sold shall not include any costs or expenses included or includible in Distribution Expenses.

1.18 “Daclizumab” means that certain humanized murine monoclonal antibody directed against the p55 component of IL-2R and given the generic name “Daclizumab” by the United States Adopted Names Council. Daclizumab does not include fragments of such antibody or any antibodies having a different amino acid sequence from such antibody.

1.19 “Data Services” shall have the meaning set forth in Section 7.6(b).

1.20 “Detail” or “Detailing” shall mean a [****] presentation by a Party’s sales representative, to one or several medical professional(s) having prescribing authority in the U.S. Territory in a Collaborative Field, as well as to other individuals or entities that have significant impact or influence on prescribing decisions in the U.S. Territory in a Collaborative Field, as identified in the Commercialization Plan approved by the Asthma JDC or the Transplant JCC (as appropriate) (collectively, the “Target Audience”), in which the principal objective of such presentation is to emphasize the features and function of such Licensed Product in a Collaborative Field. [****].

1.21 “Development” means all activities that relate to (a) obtaining, maintaining or expanding Regulatory Approval of a Licensed Product in a Collaborative

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Field or (b) developing the ability to manufacture the same. This includes, without limitation, (i) preclinical testing, toxicology, formulation, manufacturing-related technology development, and clinical studies of a Licensed Product in a Collaborative Field; (ii) preparation, submission, review, and development of data or information for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a Licensed Product in a Collaborative Field, and outside counsel regulatory legal services related thereto; and (iii) manufacturing process development and scale-up, bulk production and fill/finish work associated with the supply of Licensed Products for preclinical and clinical studies, and related quality assurance technical support activities.

1.22 “Development Expenses” shall have the meaning set forth in Exhibit A.

1.23 “Development Plan” means the Asthma Development Plan or the Transplant Development Plan, as applicable.

1.24 “Diligent Efforts” means the carrying out of obligations or tasks in a diligent, sustained manner using efforts equivalent to the efforts a Party devotes to a product of similar market potential, profit potential and strategic value resulting from its own research efforts, based on conditions then prevailing. Diligent Efforts requires that the Party: (a) promptly assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations, and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives. The Parties acknowledge that Roche does not, as of the Effective Date, develop, register, market, and sell its products in every country in the Territory, and it is understood that the exercise by Roche of Diligent Efforts shall be judged in light of this fact.

1.25 “Distribution Expenses” means the costs, excluding administration costs, incurred by a Party or for its account, specifically attributable to the distribution of a Licensed Product in the U.S. Territory, to be calculated in the manner set forth in Exhibit A.

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1.26 “Dollars” or “$” means the legal tender of the U.S.

1.27 “Drug Approval Application” means a Biologics License Application or an equivalent application for Regulatory Approval required before commercial sale or use of a Licensed Product in a Collaborative Field in a regulatory jurisdiction.

1.28 “European Union” means all countries that are officially recognized as member states of the European Union.

1.29 “Executive Officers” means, for Roche, the CEO of the Roche Pharmaceuticals Division (or such individual’s designee), and, for PDL, the Chief Executive Officer of PDL (or such individual’s designee). If either position is vacant or either position does not exist, then the person having the most nearly equivalent position (or such individual’s designee) shall be deemed to be the Executive Officer of the relevant Party.

1.30 “Failure to Supply” shall have the meaning set forth in Section 8.2.

1.31 “FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

1.32 “First Commercial Sale” means, for each Licensed Product in each country in each Collaborative Field, the first sale to a Third Party of such Licensed Product in such country in such Collaborative Field by a Party, its Affiliate, or its sublicensee, after the granting by the relevant governing authorities of all Regulatory Approvals required for commercial sale of the Licensed Product in such country in such Collaborative Field.

1.33 “FTE” means the equivalent of one employee working full time in a Development-related capacity, for or on behalf of a Party for one 12-month period.

1.34 “Generic Product” means a Third Party product (a) that contains Daclizumab or an antibody with a substantially identical amino acid sequence, whether or not the glycosylation pattern of such antibody is identical to Daclizumab; and (b) that has received Regulatory Approval for use in a particular indication in the applicable

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Collaborative Field through an expedited regulatory approval process governing approval of generic biologics, should such a regulatory approval process ever be implemented. Notwithstanding the foregoing, Generic Products do not include Licensed Products sold by either Party’s sublicensees or distributors pursuant to this Agreement or the Worldwide Daclizumab Agreement or Licensed Products to the extent sold for use outside of the Collaborative Fields.

1.35 “Global Net Sales” means the sum of PDL Net Sales and Roche Net Sales.

1.36 “IL-2R” means the IL-2 receptor.

1.37 “Incremental Development Expenses” means the expenses incurred by Roche or for its account that are attributable to Development performed solely in support of Regulatory Approval with respect to the ROW Territory and that were not requested by either the Asthma JDC or the Transplant JDC (as appropriate) to support Regulatory Approval with respect to the U.S. Territory or the European Union. Such expenses shall include the transfer price paid by Roche, pursuant to Section 8.1(c), for Licensed Product supplied by PDL for such Development.

1.38 “Information” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including without limitation, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, physical, biological, chemical, biochemical, toxicological, clinical and veterinary test data, analytical and quality control data, stability data, studies and procedures, dosage regimens and control assays, financial information, procurement requirements, purchasing information, manufacturing information, customer lists, business and contractual relationships, business forecasts, sales and merchandising information, marketing plans, and patent and other legal information or descriptions.

1.39 “Joint Finance Committee” or “JFC” means that subcommittee of the JSC established pursuant to Section 3.3(g).

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1.40 “Joint Inventions” means any inventions:

(a) related to humanized or chimeric antibodies that bind to IL-2R, whether patented or not, that were jointly made during the period beginning on January 31, 1989 and continuing until the Effective Date by at least one (1) PDL employee or person contractually required to assign or license patent rights covering such inventions to PDL and at least one (1) Roche employee or person contractually required to assign or license patent rights covering such inventions to Roche; or

(b) related to antibodies that bind to IL-2R, whether patented or not, that are jointly made during the period beginning on the Effective Date and continuing until the expiration or termination of this Agreement by at least one (1) PDL employee or person contractually required to assign or license patent rights covering such inventions to PDL and at least one (1) Roche employee or person contractually required to assign or license patent rights covering such inventions to Roche.

1.41 “Joint Patent Committee” or “JPC” means that subcommittee of the JSC established pursuant to Section 3.3(f).

1.42 “Joint Roche-PDL Patents” means all patent applications and patents claiming Joint Inventions.

1.43 “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 3.1.

1.44 “Know-How” means all inventions, discoveries, trade secrets, information, experience, data, formulas, procedures and results related to antibodies that bind to IL-2R, and improvements thereon, including any information regarding the physical, chemical, biological, toxicological, pharmacological, clinical, and veterinary data, dosage regimens, control assays and specifications of Licensed Products.

1.45 “Licensed Product” shall mean any pharmaceutical product having as an active ingredient Daclizumab, but excluding Nutley Dac.

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1.46 “Major Pharmaceutical Company” shall mean any entity that, together with its Affiliates, has annual worldwide pharmaceutical sales of [****] or more for the last full fiscal year preceding the date of consummation of a Change of Control.

1.47 “Major Regulatory Jurisdiction” means the [****].

1.48 “Medical Activities” shall mean continuing medical education, scientific communication and exchange and medical liaison activities.

1.49 “Non-Registrational Trial” means a clinical trial in a Collaborative Field for a Licensed Product that (a) is initiated or ongoing after completion of the first Phase III Trial in such Collaborative Field, and (b) is not conducted to obtain, maintain or expand Regulatory Approval of the Licensed Product in such Collaborative Field. A Non-Registrational Trial shall be deemed initiated upon the enrollment of the first patient.

1.50 “Nutley Dac” means the FDA-approved form of the pharmaceutical product containing Daclizumab manufactured at Roche’s Nutley, New Jersey facility, as of the Amendment Effective Date.

1.51 “Operating Expenses” shall have the meaning set forth in Exhibit A.

1.52 “Party” means PDL or Roche individually, and “Parties” means PDL and Roche collectively.

1.53 “PDL Adjusted Gross Sales” means the gross invoice price of Licensed Products sold or otherwise disposed of for consideration in the U.S. Territory by PDL, its Affiliates or sublicensees (other than Roche and its Affiliates hereunder) to independent Third Parties (not Affiliates of the seller) for use in a Collaborative Field, reduced by the following amounts: (a) [****] and (b) [****] [****].

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In the case of the sale by PDL, its Affiliates or sublicensees (other than Roche and its Affiliates hereunder) in such Collaborative Field in the U.S. Territory of Combination Products for which a Licensed Product and each of the other therapeutically active ingredients contained in the Combination Product have established market prices when sold separately, PDL Adjusted Gross Sales shall be determined by multiplying [****] by [****]. When such separate market prices are not established, then the Parties shall negotiate in good faith to determine the method of calculating PDL Adjusted Gross Sales for such Combination Product.

If PDL or its Affiliates or sublicensees receive non-cash consideration for Licensed Products sold or otherwise transferred to an independent Third Party (not an Affiliate of the seller or transferor), the fair market value of such non-cash consideration on the date of the transfer will be [****] and shall be deemed [****].

1.54 “PDL Gross Margin” means, with respect to a particular Collaborative Field and calendar quarter during the Co-Promotion Term for such field, PDL Adjusted Gross Sales for Licensed Products sold in the U.S. Territory in such quarter for use in such field minus [****].

1.55 “PDL House Marks” means the corporate name of PDL and associated logos and designs.

1.56 “PDL Know-How” means, except as otherwise set forth in this Section 1.56, all Know-How that is possessed, as of the Effective Date, by PDL or by any entity that is a PDL Affiliate as of the Effective Date, or that is developed during the term of this Agreement by PDL or by any entity while it is a PDL Affiliate, and which Know-How is owned or Controlled by PDL or its Affiliates and is reasonably required or useful for seeking registration of, using or selling Licensed Products in the Collaborative Fields;

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provided, however, that PDL Know-How excludes any know-how of any kind concerning generic methods of manufacturing, designing, developing or preparing antibodies including, but not limited to, methods of humanizing antibodies, methods of reducing the immunogenicity of antibodies, and methods of increasing the affinity of antibodies.

1.57 “PDL Net Sales” means the amount determined by deducting [****] from PDL Adjusted Gross Sales to account for standard deductions from gross sales such as shipping, insurance, taxes (to the extent not included in calculations of PDL Adjusted Gross Sales).

1.58 “PDL Patents” means all patent applications owned or Controlled by PDL or its Affiliates alone or with a Third Party (“Sole PDL Patents”) and all Joint Roche-PDL Patents claiming Licensed Products or their manufacture or use in the Collaborative Fields, which are filed prior to or during the term of this Agreement in the U.S. or any foreign jurisdiction, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and any other U.S. or foreign patent or inventor’s certificate covering Licensed Products in the Collaborative Fields.

1.59 “PDL Technology” means PDL Know-How and PDL Patents.

1.60 “PDL Trademarks” means all trademarks owned by PDL (except for any PDL House Marks or trade names) and used by PDL or its sublicensee(s) in connection with the marketing, promotion, and sale of Licensed Products in the Collaborative Fields and all trademark registrations and applications therefor, and all goodwill associated therewith. The PDL Trademarks shall not include the Zenapax Trademark.

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1.61 “Phase II Trial” means a human clinical trial in a Collaborative Field performed to evaluate the effectiveness of a Licensed Product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug, as described in 21 CFR 312.21(b). For the purposes of Section 9.3, a Phase II Trial shall be deemed initiated upon the dosing of the first patient.

1.62 “Phase IIa Trial” means a human clinical trial performed to estimate the biologic or clinical effect of a pharmaceutical product in a target population. A Phase IIa Trial shall be deemed initiated upon the dosing of the first patient.

1.63 “Phase IIb Trial” means a human clinical trial performed to gain evidence of the efficacy of a pharmaceutical product in a target population, and to establish the optimal dosing regimen for such product. A Phase IIb Trial shall be deemed initiated upon the dosing of the first patient.

1.64 “Phase III Trial” means a human clinical trial in a Collaborative Field performed to gain evidence of the efficacy of a Licensed Product in a target population, and to obtain expanded evidence of safety for such Licensed Product that is needed to evaluate the overall benefit-risk relationship of such Licensed Product and provide an adequate basis for physician labeling, as described in 21 CFR 312.21(c). For the purposes of Sections 9.2 and 9.3, a Phase III Trial shall be deemed initiated upon the dosing of the first patient.

1.65 “Phase IV Trial” means a clinical trial in the Asthma Field or Transplant Field for a Licensed Product that (a) is initiated or ongoing after completion of the first Phase III Trial in the Asthma Field or Transplant Field, respectively, and (b) is not a Non-Registrational Trial in such field. A Phase IV Trial shall be deemed initiated upon the enrollment of the first patient.

1.66 “Post-Launch Product R&D Expenses” shall have the meaning set forth in Exhibit A.

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1.67 “Promotion” or “Promote” shall mean the marketing and advertising of a Licensed Product in the Asthma Field in the U.S. Territory in accordance with the Asthma Commercialization Plan or in the Transplant Field in the U.S. Territory in accordance with the Transplant Commercialization Plan, including information and communication and market development, but not including Detailing or Medical Activities.

1.68 “Queen Patents” means those worldwide PDL Patents claiming priority to U.S. Patent Application Serial No. 07/290,975, filed December 28, 1988.

1.69 “Region” shall mean each region set forth in Exhibit F, provided that such Exhibit may be modified by Roche with PDL’s written consent, such consent not to be unreasonably withheld, if Roche modifies the regions that it uses to generally manage its pharmaceuticals business.

1.70 “Regulatory Approval” means all approvals (including pricing and reimbursement approvals), product and/or establishment licenses, registrations or authorizations of any regional, federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export, transport or sale of Licensed Products in the Collaborative Fields in a regulatory jurisdiction.

1.71 “Roche Adjusted Gross Sales” means the gross invoice price of Licensed Products sold or otherwise disposed of for consideration by Roche, its Affiliates or sublicensees (other than PDL and its Affiliates hereunder) to independent Third Parties (not Affiliates of the seller), reduced by the following amounts: (a) [****] and (b) [****].

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When calculating the Roche Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into Dollars at the average rate of exchange at the time for the applicable calendar quarter in accordance with Roche’s then-current standard practices. Roche shall provide reasonable documentation of the calculation and reconciliation of the conversion figures on a country-by-country basis as part of its report of Roche Adjusted Gross Sales for the period covered under the report.

In the case of the sale by Roche, its Affiliates or sublicensees (other than PDL and its Affiliates hereunder) of Combination Products for which a Licensed Product and each of the other therapeutically active ingredients contained in the Combination Product have established market prices when sold separately, Roche Adjusted Gross Sales shall be determined by multiplying [****] by [****]. When such separate market prices are not established, then the Parties shall negotiate in good faith to determine the method of calculating Roche Adjusted Gross Sales for such Combination Product.

If Roche or its Affiliates or sublicensees receive non-cash consideration for Licensed Products sold or otherwise transferred to an independent Third Party (not an Affiliate of the seller or transferor), the fair market value of such non-cash consideration on the date of the transfer will be [****]and shall be deemed [****].

1.72 “Roche Fill/Finish Costs” shall have the meaning set forth in Section 8.3(a).

1.73 “Roche Gross Margin” means, with respect to a particular calendar quarter during the Transplant Co-Promotion Term, Roche Adjusted Gross Sales for Licensed Products sold in the U.S. Territory in such quarter for use in the Transplant Field minus (a) [****]; and (b) [****].

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1.74 “Roche Inventions” means all inventions that (a) relate to or are useful with antibodies that bind the IL-2 receptor (IL-2R) and (b) are made during the term of this Agreement by employees of Roche or persons contractually required to assign or license patent rights covering such inventions to Roche, in the course of performing Roche’s obligations, or exercising Roche’s rights, under this Agreement.

1.75 “Roche Know-How” means, except as otherwise set forth in this Section 1.75, all Know-How that is possessed, as of the Effective Date, by Roche or by any entity that is a Roche Affiliate as of the Effective Date, or that is developed during the term of this Agreement by Roche or by any entity while it is a Roche Affiliate, and which Know-How is owned or Controlled by Roche or its Affiliates and is reasonably required or useful for seeking registration of, manufacturing, using or selling the Licensed Products; provided, however, that Roche Know-How excludes any Know-How of any kind concerning generic methods of manufacturing, designing, developing or preparing antibodies including, but not limited to, methods of humanizing antibodies, methods of reducing the immunogenicity of antibodies, and methods of increasing the affinity of antibodies.

1.76 “Roche Net Sales” means the amount determined by deducting [****] from Roche Adjusted Gross Sales to account for standard deductions from gross sales such as shipping, insurance, taxes (to the extent not included in calculations of Roche Adjusted Gross Sales).

1.77 “Roche Patents” means all patent applications owned or Controlled by Roche or its Affiliates (“Sole Roche Patents”) alone or with a Third Party, and all Joint Roche-PDL Patents claiming Licensed Products or their manufacture or use in the Collaborative Fields, which are filed prior to or during the term of this Agreement in the

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U.S. or any foreign jurisdiction, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and any other U.S. or foreign patent or inventor’s certificate covering Licensed Products in the Collaborative Fields.

1.78 “Roche Technology” means Roche Know-How and Roche Patents.

1.79 “ROW Commercialization Activities” has the meaning set forth in Section 7.1.

1.80 “ROW Territory” means all parts of the Territory not included in the U.S. Territory.

1.81 “[****] Daclizumab” means a [****] humanized murine monoclonal antibody prepared against the p55 component of IL-2R [****] and covered by claims under [****].

1.82 “Sole PDL Patents” shall have the meaning set forth in Section 1.58.

1.83 “Sole Roche Patents” shall have the meaning set forth in Section 1.78.

1.84 “Successful GMP Audit” shall have the meaning set forth in Exhibit B.

1.85 “Target Audience” shall have the meaning set forth in Section 1.20.

1.86 “Territory” means all countries of the world.

1.87 “Third Party” means any person or entity other than a Party or its Affiliates.

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1.88 “Third Party License” means (a) any of the license agreements set forth on Exhibit C and (b) any other license agreement entered into by a Party with a Third Party after the Amendment Effective Date that the Parties agree in writing is necessary for the use, manufacture, sale, offering for sale, or importation of Licensed Product in a Collaborative Field in the Territory under this Agreement.

1.89 “Transfer Price” means, with respect to a particular unit of Licensed Product, the amount paid by Roche to PDL for supply of such unit of Licensed Product pursuant to the Commercial Supply Agreement in either bulk or finished form.

1.90 “Transplant Branded Product” shall mean a Licensed Product that is marketed in the U.S. Territory using the Transplant Trademark. If the FDA does not allow for use of different registered trademarks to market the Licensed Product in the Collaborative Fields, then the Licensed Product shall be deemed a Transplant Branded Product for the U.S. Territory only for so long as the Licensed Product has received Regulatory Approval in the Transplant Field and not the Asthma Field.

1.91 “Transplant Commercialization Plan” shall have the meaning set forth in Section 6.1(b).

1.92 “Transplant Co-Promotion Term” shall have the meaning set forth in Section 6.4(b).

1.93 “Transplant Development Plan” shall have the meaning set forth in Section 4.1(b).

1.94 “Transplant Field” means the Transplant Indications.

1.95 “Transplant Indications” means all indications that involve the suppression of rejection of transplanted organs, bone marrow or other tissue, including, without limitation, solid organ transplantation (including tolerance induction and xenotransplantation), bone marrow transplantation, graft versus host disease and cell transplantation. In any event, if a given indication satisfies the criteria for both an Autoimmune Indication and a Transplant Indication, such indication shall be deemed a

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Transplant Indication and not an Autoimmune Indication, provided that an Autoimmune Indication shall not be deemed a Transplant Indication merely because it may cause the need for a transplant (e.g., Type I diabetes, even if it causes the need for an organ transplant).

1.96 “Transplant Joint Commercialization Committee” or “Transplant JCC” shall have the meaning set forth in Section 3.18.

1.97 “Transplant Joint Development Committee” or “Transplant JDC” shall have the meaning set forth in Section 3.12.

1.98 “Transplant Trademark” shall have the meaning set forth in Section 13.1.

1.99 “U.S.” means the United States of America.

1.100 “U.S. Territory” means the U.S. and its territories and possessions.

1.101 “Valid Claim” means a claim in any unexpired and issued patent in the PDL Patents or Roche Patents that has not been disclaimed, revoked, or held invalid or unenforceable by a final unappealable decision of a court or government agency of competent jurisdiction.

1.102 “Zenapax Trademark” means the trademark “Zenapax®,” and all trademark registrations and applications therefor, and all goodwill associated therewith.

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ARTICLE 2

LICENSES AND OPTION

2.1 Grants to Roche.

(a) U.S. Territory

(i) Technology License. Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche a co-exclusive license (together with PDL), under the PDL Technology, to develop Licensed Products in the Collaborative Fields with respect to the U.S. Territory and the European Union, in accordance with the Asthma Development Plan and Transplant Development Plan, and to import and use Licensed Products for such purposes. The foregoing licenses include the right to perform Development outside the U.S. Territory and European Union in accordance with the Asthma Development Plan and Transplant Development Plan with respect to any Licensed Product, solely in order to obtain Regulatory Approval of such Licensed Product in the Collaborative Fields in the U.S. Territory or the European Union.

(ii) Asthma Promotion Right. Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche a co-exclusive (together with PDL), non-transferable (subject to Section 19.1) right to Promote and Detail Licensed Products in the Asthma Field in the U.S. Territory, in accordance with applicable law and the Asthma Commercialization Plan. If not sooner terminated pursuant to Article 17, such right shall terminate at the end of the Asthma Co-Promotion Term.

(iii) Commercialization in the Transplant Field.

(1) Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche the exclusive (even as to PDL) license, under the PDL Technology, to (a) offer for sale and sell Transplant Branded Products in the Transplant Field in the U.S. Territory in accordance with the Transplant Commercialization Plan, and (b) use and import Transplant Branded Products in the Transplant Field in the U.S. Territory for such purposes; provided, however, that the license granted under this Section 2.1(a)(iii)(1) with respect to the Queen Patents shall be nonexclusive. If not sooner terminated pursuant to Article 17, such license shall terminate at the end of the Transplant Co-Promotion Term or, if there is no Transplant Trademark and Regulatory Approval of the Licensed Product in the Asthma Field in the U.S. Territory is received prior to the end of the Transplant Co-Promotion Term, upon such Regulatory Approval.

20.	CONFIDENTIAL TREATMENT

(2) Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche, the exclusive (except to the extent of PDL’s right to co-promote pursuant to Sections 2.2(b) and 6.2(c)), right and license to use the PDL Trademarks solely in connection with the marketing, promotion, detailing, offering for sale and sale of Transplant Branded Products in the Transplant Field in the U.S. Territory in accordance with the Transplant Commercialization Plan. If not sooner terminated pursuant to Article 17, such right and license shall terminate at the end of the Transplant Co-Promotion Term or, if there is no Transplant Trademark and Regulatory Approval of the Licensed Product in the Asthma Field in the U.S. Territory is received prior to the end of the Transplant Co-Promotion Term, upon such Regulatory Approval.

(3) Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche a co-exclusive (together with PDL), non-transferable (subject to Section 19.1) right to Promote and Detail Licensed Products (other than Transplant Branded Products) in the Transplant Field in the U.S. Territory, in accordance with applicable law and the Transplant Commercialization Plan. If not sooner terminated pursuant to Article 17, such right shall terminate at the end of the Transplant Co-Promotion Term.

(iv) Sublicenses. The rights granted to Roche in Sections 2.1(a)(i), 2.1(a)(ii) and 2.1(a)(iii) are sublicensable, without the prior written consent of PDL, only to Roche’s Affiliates, provided, however, that the license granted to Roche in Section 2.1(a)(iii)(2) is sublicensable only to a sublicensee of the licenses set forth in Section 2.1(a)(iii)(1).

(b) ROW Territory

(i) Technology License. Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche and Roche’s Affiliates the exclusive (even as to PDL) license, under the PDL Technology, to (1) develop Licensed Products in the Collaborative Fields in the ROW Territory (other than the European Union), (2) use and import Licensed Products in the Collaborative Fields in the ROW Territory (other than the European Union) for such Development purposes, (3) offer for sale and

21.	CONFIDENTIAL TREATMENT

sell Licensed Products in the Collaborative Fields in the ROW Territory, (4) use and import Licensed Products in the Collaborative Fields in the ROW Territory for such commercialization purposes; provided, however, that the license granted under this Section 2.1(b)(i) with respect to the Queen Patents shall be nonexclusive. The foregoing licenses include the right to perform Development in the European Union and the U.S. Territory in accordance with the Asthma Development Plan and Transplant Development Plan with respect to any Licensed Product, solely in order to obtain Regulatory Approval of such Licensed Product in the Collaborative Fields in the ROW Territory (other than the European Union). Notwithstanding the exclusivity of the foregoing license, PDL retains the right to perform Development activities in the ROW Territory (other than the European Union) with respect to the Licensed Product solely in order to obtain Regulatory Approval of the Licensed Product in the Collaborative Fields in the U.S. Territory or the European Union, in accordance with the Development Plan or as approved by the JSC.

(ii) Trademark License. Subject to the terms and conditions of this Agreement, PDL hereby grants to Roche and Roche’s Affiliates, the exclusive right and license to use the PDL Trademarks solely in connection with the development, use, marketing, promotion, detailing, offering for sale and sale of Licensed Products in the Collaborative Fields in the ROW Territory; provided, however, that Roche’s license under this Section 2.1(b)(ii) shall be co-exclusive (together with PDL) with respect to Development in the European Union. PDL agrees to execute any required documents, to provide on request any required records, and otherwise to cooperate fully with Roche as may be necessary to accomplish the recordation of the license set forth in this Section 2.1(b)(ii) in any jurisdiction in the ROW Territory that Roche seeks such recordation. In such event, the documented expenses for recordation (not including any PDL internal costs) will be borne by Roche.

(iii) Sublicenses. The licenses granted to Roche and its Affiliates in Sections 2.1(b)(i) and 2.1(b)(ii) are sublicensable only with the prior written consent of PDL, which shall not be unreasonably withheld. It shall be deemed reasonable for PDL to withhold consent with respect to sublicense by Roche of the

22.	CONFIDENTIAL TREATMENT

license set forth in Section 2.1(b)(i) to any other entity that is [****] [****] in the [****] for which the Parties are selling, developing or planning to develop the Licensed Product. Roche and its Affiliates may use Third Party distributors in the ROW Territory in accordance with their customary practices. The license granted to Roche in Section 2.1(b)(ii) is sublicensable only to a sublicensee of the licenses set forth in Section 2.1(b)(i).

2.2 Grants to PDL.

(a) Technology License. Subject to the terms and conditions of this Agreement, Roche hereby grants to PDL, under the Roche Technology, Roche Inventions, and all patents claiming Roche Inventions, (i) a co-exclusive license (together with Roche) to develop in accordance with the Asthma Development Plan and Transplant Development Plan and use Licensed Products in the Collaborative Fields with respect to U.S. Territory and the European Union, (ii) a co-exclusive license (together with Roche) to import Licensed Products in the Collaborative Fields into the European Union for such Development purposes, (iii) an exclusive license to import, offer for sale and sell Licensed Products in the Collaborative Fields in the U.S. Territory, and (iv) an exclusive license to make Licensed Products in the Collaborative Fields in the Territory. The foregoing licenses include the right to perform Development outside the U.S. Territory and the European Union in accordance with the Development Plan with respect to any Licensed Product solely in order to obtain Regulatory Approval of such Licensed Product in the Collaborative Fields in the U.S. Territory or the European Union. The license granted to PDL in Section 2.2(a)(i) shall, with respect to the U.S. Territory, automatically convert from a co-exclusive license to an exclusive license: (i) at the end of the Asthma Co-Promotion Term (but only in the Asthma Field); and (ii) at the end of the Transplant Co-Promotion Term (but only in the Transplant Field). If there is a

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Transplant Branded Product and a Transplant Trademark, then the license set forth in Section 2.2(a)(iii) shall not go into effect with respect to the Transplant Field until the end of the Transplant Co-Promotion Term. If there is a Transplant Branded Product but no Transplant Trademark, then the license set forth in Section 2.2(a)(iii) shall not go into effect with respect to the Transplant Field until the earlier of (1) Regulatory Approval in the U.S. Territory for Licensed Product in the Asthma Field or (2) the end of the Transplant Co-Promotion Term. Roche hereby covenants that it and its Affiliates will not grant to any Third Party a license that overlaps with the scope of the licenses granted to PDL under Sections 2.2(a)(i) and 2.2(a)(ii) and that it and its Affiliates will not practice the Roche Technology and Roche Inventions within the scope of the licenses granted to PDL under Sections 2.2(a)(i) and 2.2(a)(ii) on behalf of or for the benefit of any Third Party.

(b) Transplant Promotion Right. Subject to the terms and conditions of this Agreement, Roche hereby grants to PDL a co-exclusive (together with Roche), non-transferable (subject to Section 19.1) option to Promote and Detail Transplant Branded Products in the Transplant Field in the U.S. Territory, in accordance with applicable law and the Transplant Commercialization Plan. If not sooner terminated pursuant to Article 17, such option shall terminate at the end of the Transplant Co-Promotion Term or, if there is no Transplant Trademark and Regulatory Approval in the U.S. Territory in the Asthma Field is received prior to the end of the Transplant Co-Promotion Term, upon such Regulatory Approval.

(c) Additional Licenses to Roche Inventions. Subject to the terms and conditions of this Agreement, Roche hereby grants to PDL, under the Roche Inventions and all patents claiming Roche Inventions (i) a co-exclusive license to develop, make, use, import, offer for sale and sell products containing antibodies that bind to IL-2R (other than Nutley Dac, Licensed Products, and Excluded Products) in the Collaborative Fields in the Territory; and (ii) a co-exclusive license to develop, make, use, import, offer for sale, and sell Licensed Products and other products containing antibodies that bind to IL-2R (other than Nutley Dac and Excluded Products) outside the Collaborative Fields in the Territory. For the purpose of this Section 2.2(c), the term

24.	CONFIDENTIAL TREATMENT

“Excluded Products” shall have the meaning given to such term in the Worldwide Daclizumab Agreement. Roche hereby covenants that it and its Affiliates will not grant to any Third Party a license that overlaps with the scope of the licenses granted to PDL under Section 2.2(c)(i) and Section 2.2(c)(ii) and that it and its Affiliates will not practice the Roche Inventions within the scope of the licenses granted to PDL under Sections 2.2(c)(i) and 2.2(c)(ii) on behalf of or for the benefit of any Third Party.

(d) Sublicenses. Prior to the end of the Asthma Co-Promotion Term, the license granted to PDL in Section 2.2(a) is sublicensable in the Asthma Field: (i) without the prior written consent of Roche, only to PDL’s Affiliates; and (ii) with Roche’s consent (such consent not to be unreasonably withheld) to subcontractors performing, on behalf of PDL, PDL’s obligations under, and consistent with, the Asthma Development Plan or the Asthma Commercialization Plan. After the Asthma Co-Promotion Term, PDL may grant sublicenses in the Asthma Field under the licenses granted to PDL in Section 2.2(a) without the consent of Roche. Prior to the end of the Transplant Co-Promotion Term, the licenses granted to PDL in Sections 2.2(a) and 2.2(b) are sublicensable in the Transplant Field: (i) without the prior written consent of Roche, only to PDL’s Affiliates; and (ii) with Roche’s consent (such consent not to be unreasonably withheld) to subcontractors performing, on behalf of PDL, PDL’s obligations under, and consistent with, the Transplant Development Plan or the Transplant Commercialization Plan. After the Transplant Co-Promotion Term, PDL may grant sublicenses in the Transplant Field under the licenses granted to PDL in Section 2.2(a) without the consent of Roche. PDL may grant sublicenses under the license granted to PDL in Section 2.2(c) without the consent of Roche.

2.3 Negative Covenants

(a) Roche hereby covenants that it shall not, nor shall it cause any Affiliate or sublicensee to knowingly use or practice, directly or indirectly, any PDL Know-How, PDL Patents or PDL Trademarks for any purposes other than those expressly permitted by this Agreement or any other written agreements between the Parties which are currently in existence (including, without limitation, the Worldwide Daclizumab Agreement), or which may later be entered into by the Parties.

25.	CONFIDENTIAL TREATMENT

(b) PDL hereby covenants that it shall not, nor shall it cause any Affiliate or sublicensee to: knowingly use or practice, directly or indirectly, any Roche Know-How, Roche Patents or Roche Inventions for any purposes other than those expressly permitted by this Agreement or any other written agreements between the Parties which are currently in existence (including, without limitation, the Worldwide Daclizumab Agreement), or which may later be entered into by the Parties.

(c) Subject to the terms and conditions of any grant of existing rights under the Queen Patents with respect to Licensed Products in the Collaborative Fields on or after the Effective Date, PDL hereby covenants that it shall not, nor shall it cause any Affiliate to, grant to any Third Party a license under the Queen Patents to: (1) develop Licensed Products in the Collaborative Fields in the ROW Territory (other than the European Union), (2) use and import Licensed Products in the Collaborative Fields in the ROW Territory (other than the European Union) for such Development purposes, (3) offer for sale and sell Licensed Products in the Collaborative Fields in the ROW Territory, (4) use and import Licensed Products in the Collaborative Fields in the ROW Territory for such commercialization purposes.

2.4 [****] Daclizumab.

(a) For the purpose of keeping Roche informed as to the status and results of [****] involving [****] Daclizumab, PDL’s presentation of an update on such matters shall be specifically listed as an agenda item for [****] Asthma JDC meetings and [****] Transplant JDC meetings per year.

(b) When PDL first obtains [****] in the Asthma Field from a [****] for a

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26.	CONFIDENTIAL TREATMENT

product containing [****] Daclizumab, PDL shall notify Roche in writing and provide a detailed summary of such data to Roche. Upon Roche’s request, Roche may [****] on [****] Daclizumab in the Asthma Field for up to [****] after Roche’s receipt of such summary, and PDL shall reasonably cooperate with Roche with respect to such [****] activities. Upon Roche’s further request, PDL and Roche shall [****]. If the Parties do not [****], then PDL [****], provided that PDL does not [****] with respect to the [****] of [****]. If Roche has previously provided [****] to PDL to [****] and the Parties have not [****], then within [****] of [****], PDL shall [****]. Roche shall have [****] following receipt to notify PDL [****] that [****]. For clarity, PDL shall not [****] until the earlier of: (i) expiration of the [****] period after Roche’s receipt of PDL’s summary of [****], without Roche [****], and (ii) expiration of the [****] after Roche’s receipt of such summary, without [****]n the [****].

(c) When PDL first obtains [****] in the Transplant Field from a [****] for a product containing [****] Daclizumab, PDL shall notify Roche in writing and provide a detailed summary of such data to Roche. Upon Roche’s request, Roche may [****] on [****] Daclizumab in the Transplant Field for up to f[****]after Roche’s receipt of such summary, and PDL shall reasonably cooperate with Roche with respect to [****] activities. Upon Roche’s further request, PDL and Roche shall [****]. If the Parties do not [****], then PDL is [****], provided that PDL does not [****] with respect to the [****] of such [****]. If Roche has previously provided [****] to PDL to [****] and the Parties have not [****], then within [****] of [****], PDL shall [****] [****]. Roche shall have [****] following receipt to notify PDL [****] that [****]. For clarity, PDL shall not [****] until the earlier of: (i) expiration of the [****] period after Roche’s receipt of PDL’s summary [****], without Roche r[****], and (ii) expiration of the [****] after Roche’s receipt of such summary, without [****] in the [****].

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27.	CONFIDENTIAL TREATMENT

2.5 Collaborative Fields. This Agreement is intended to govern the Parties’ development and commercialization of the Licensed Product in both the Asthma Field and the Transplant Field (together, the “Collaborative Fields”). Notwithstanding the foregoing, to the extent that the Parties’ rights in either the Asthma Field or the Transplant Field are terminated pursuant to various provisions of Article 17, the term “Collaborative Fields” shall be deemed to exclude the field (i.e., Asthma Field or Transplant Field) with respect to which the rights are so terminated.

ARTICLE 3[****]

GOVERNANCE

3.1 Joint Steering Committee; Minutes. Prior to the Amendment Effective Date, PDL and Roche formed a Joint Steering Committee (“JSC”) consisting of three [****] representatives from PDL and [****] representatives from Roche. Each Party may replace its JSC representatives at any time upon prior written notice to the other Party. [****] designated the first chairperson of the JSC, whose term shall run until [****], and the right to designate the chairperson of the JSC shall thereafter alternate between the Parties on a calendar year basis. The JSC chairperson shall be responsible for providing an agenda for each JSC meeting at least fifteen (15) days in advance of such meeting. The Party not chairing the JSC shall prepare written draft minutes of all JSC meetings in reasonable detail and distribute such draft minutes to all members of the JSC for comment and review within thirty (30) days after the relevant meeting. The members of the JSC shall have fifteen (15) days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute revised minutes to all members of the JSC for their final review and approval within forty-five (45) days of the relevant meeting.

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28.	CONFIDENTIAL TREATMENT

3.2 Meetings of the JSC. The JSC shall meet at least [****], on such dates and at such times as agreed to by Roche and PDL, with all scheduled in-person meetings to alternate between Fremont, California and a Roche site to be designated by Roche prior to such meeting, or at such other locations as determined by the Joint Steering Committee. Meetings may be held by audio- or videoconference with the consent of each Party. The JSC shall hold at least [****] per calendar year in person; provided, however, if such [****] not reasonably possible, then the JSC may meet by videoconference in lieu of such [****]. Each Party may permit such visitors to attend meetings of the Joint Steering Committee. Each Party shall be responsible for its own expenses for participating in the JSC. Meetings of the JSC shall be effective only if at least one representative of each Party is present or participating.

3.3 Responsibilities of the JSC. The JSC shall have the responsibility and authority to:

(a) define and oversee the implementation of the strategy for developing and commercializing Licensed Products in the Collaborative Fields;

(b) review the efforts of the Asthma JDC, Transplant JDC and Transplant JCC (as appropriate) in the conduct of the development and commercialization programs for Licensed Products in the Collaborative Fields;

(c) review and revise, as required, the budget forecasts for the Asthma Development Plan, Asthma Commercialization Plan, Transplant Development Plan, and Transplant Commercialization Plan, including any [****] with respect to [****], all in accordance with the schedule set forth in Exhibit A.

(d) review and approve the Asthma Commercialization Plan, Transplant Commercialization Plan and any proposed amendments or updates to the

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29.	CONFIDENTIAL TREATMENT

Asthma Development Plan, Asthma Commercialization Plan, Transplant Development Plan, or Transplant Commercialization Plan;

(e) review and approve the [****] and [****] of the [****] for Licensed Products in the Collaborative Fields, and the commercialization of Licensed Products in the Collaborative Fields in the U.S. Territory; and review the commercialization of Licensed Products in the Collaborative Fields in the ROW Territory, including the [****] of [****] and such [****] and the [****] of the Licensed Products in the Collaborative Fields;

(f) create and oversee the Joint Patent Committee which will address intellectual property issues with respect to Licensed Products in the Collaborative Fields;

(g) create and oversee the Joint Finance Committee which will address [****] and related finance and accounting issues with respect to the Asthma Development Plan, Asthma Commercialization Plan, Transplant Development Plan, and Transplant Commercialization Plan;

(h) address disputes or disagreements arising in the Asthma JDC, Transplant JDC, Transplant JCC, JPC, or JFC;

(i) relax any deadlines and timeframes specified in this Article 3;

(j) select trademarks in accordance with Section 13.1;

(k) manage the implementation of sales tracking in accordance with Section 10.3(b);

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(l) prior to the filing of the second Drug Approval Application (at least one of which, despite the definition in Section 1.27, shall be for an indication outside the Collaborative Fields) establish a mechanism (pursuant to Section 7.6(e)) for use in the event of Cross-Field Sales; and

(m) perform such other functions as the Parties may agree in writing.

3.4 Areas Outside the JSC’s Authority. The JSC shall have no authority other than that expressly set forth in Section 3.3 and, specifically, shall have no authority to amend this Agreement. The JSC shall have no authority to make any decisions that would commit a Party to incur an expense that it had not previously agreed to incur or that would increase any expenses a Party is otherwise responsible for, without obtaining the agreement of that Party as evidenced by written notice of approval by the appropriate internal decision-making bodies of that Party. No reference in this Agreement to the consent or approval of the JSC (or a subordinate body) shall be interpreted to diminish the requirement set forth in the preceding sentence. For clarity, each Party, by its entry into this Agreement, has agreed to pay [****] of those expenses, to the extent incurred, that are set forth in the budget associated with the Asthma Development Plan as of the Amendment Effective Date and Transplant Development Plan as of the Amendment Effective Date.

3.5 JSC Decisions.

(a) Consensus; Good Faith; Action Without Meeting. The JSC shall decide all matters by [****], with each Party [****]. Consistent with Section 3.24, the members of the JSC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the JSC. Action that may be

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taken at a meeting of the Joint Steering Committee also may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Joint Steering Committee.

(b) Failure to Reach Consensus. If the members of the JSC cannot come to consensus [****] with respect to any matter over which the JSC has authority and responsibility, then the JSC shall submit the respective positions of the Parties with respect to such matter for discussion in good faith by the [****]. If such [****] are not able to mutually agree upon the resolution to such matter within [****] of its submission to them, then PDL shall have the right to decide such matter in good faith, giving due consideration to the input of [****] and the economic interests of both Parties under this Agreement, except that any decision that primarily pertains to (i) the sale and marketing of Licensed Products in the Collaborative Fields in the ROW Territory, (ii) the Development of Licensed Products in the Collaborative Fields [****]that[****], (iii) the determination of a [****] in the Asthma Field for the purpose [****] of [****], (iv) selection or FDA approval of a Transplant Trademark or (v) [****] during the Transplant Co-Promotion Term, shall be decided by [****] in good faith, giving due consideration to the input of [****] and the economic interests of both Parties under this Agreement. With regard to 3.5(b)(v), if there is a dispute regarding the scope of the [****] not otherwise targeted by [****], then [****] shall have the right to decide such matter in good faith, giving due consideration to the input of [****] and the economic interests of both Parties under this Agreement. Any dispute regarding the Parties’ relative percentages of [****] obligations in the Transplant Field pursuant to Section 6.2(c) shall be decided pursuant to Section 18.2. Notwithstanding the foregoing, any decision: (1) related to [****] and [****] in the Transplant Field, (2) to initiate a development program for [****] for Licensed Products in a Collaborative Field, or (3) to select a vendor for such a [****], shall be made [****], and [****] shall have the right to make such decision if the JSC and the

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Executive Officers fail to reach agreement. Any dispute related to the establishment or implementation of a reimbursement mechanism to be used in the event of Cross-Field Sales shall be decided pursuant to Section 18.2. Furthermore, nothing in this Section 3.5(b) shall be interpreted to limit Roche’s rights under Section 17.7 as a result of a delay in Development in the Asthma Field.

3.6 Asthma Joint Development Committee; Minutes. Prior to the Amendment Effective Date, PDL and Roche formed an Asthma Joint Development Committee (“Asthma JDC”) consisting of [****] representatives from PDL and [****] representatives from Roche, or such number(s) of representatives as set from time to time by the JSC. Each Party may replace its Asthma JDC representatives at any time upon prior written notice to the other Party. [****] designated the first chairperson of the Asthma JDC, whose term shall run until [****], and the right to designate the chairperson of the Asthma JDC shall thereafter alternate between the Parties on a calendar year basis. The Asthma JDC chairperson shall be responsible for providing an agenda for each Asthma JDC meeting at least fifteen (15) days in advance of such meeting. PDL shall prepare written draft minutes of all Asthma JDC meetings in reasonable detail and distribute such draft minutes to all members of the Asthma JDC for comment and review within thirty (30) days after the relevant meeting. The members of the Asthma JDC shall have fifteen (15) days to provide comments. PDL shall incorporate timely received comments and distribute revised minutes to all members of the Asthma JDC for their final review and approval within forty-five (45) days of the relevant meeting.

3.7 Subcommittees. The Asthma JDC shall have the right to establish subcommittees, which may include, but will not be limited, to the following: a [****] subcommittee, a [****] subcommittee, a [****], a [****], and a [****].

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3.8 Meetings of the Asthma JDC. The Asthma JDC shall meet as frequently as members of the Joint Development Committee determine is required (but in no event, less frequently than [****] [****] following the Effective Date and [****] thereafter), on such dates and at such times as agreed to by Roche and PDL, with all scheduled in-person meetings to alternate between Fremont, California and a Roche site to be designated by Roche prior to such meeting, or at such other locations as determined by the Asthma JDC. Meetings may be held by audio or video conference with the consent of each Party, provided that at least [****] shall be held in person at locations to which both Parties have mutually consented. Each Party may permit such visitors to attend meetings of the Asthma Joint Development Committee as the Asthma Joint Development Committee determines. All out-of-pocket expenses incurred by a Party as a result of its participation in the Asthma JDC, to the extent not captured in the FTE rate set forth in Section 4.6(b) (which shall only apply to Asthma JDC and Transplant JDC members), shall be borne solely by such Party. Meetings of the Asthma JDC shall be effective only if at least [****] of each Party are present or participating.

3.9 Responsibilities of the Asthma JDC. The Asthma JDC shall have the responsibility and authority to:

(a) oversee all aspects of the execution of the JSC-approved Development and commercialization of Licensed Products in the Asthma Field;

(b) review and comment upon, and where appropriate, recommend to the JSC for approval, all updates or amendments to the Asthma Development Plan thereto, in accordance with Sections 4.1 and 4.2;

(c) review and comment upon, and where appropriate, recommend to the JSC for approval, the Asthma Commercialization Plan and amendments and updates thereto, in accordance with Section 6.1;

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(d) monitor the Development of Licensed Products in the Asthma Field in the Territory against the applicable Asthma Development Plan;

(e) review the overall strategy for and design of all clinical trials and other studies conducted under the Asthma Development Plan;

(f) discuss the requirements for Regulatory Approval in the Asthma Field in applicable countries in the Territory and oversee and coordinate regulatory matters in the Asthma Field with respect to Licensed Products in the Territory;

(g) establish subcommittees pursuant to Section 3.7, oversee the activities of all subcommittees so established, and address disputes or disagreements arising in all such subcommittees;

(h) oversee and approve a multi-year estimate of supply requirements with respect to the Asthma Field to be used for capacity planning purposes;

(i) present disputes not resolvable by the Asthma JDC to the JSC for resolution;

(j) discuss Roche Development activities in the Asthma Field in the ROW Territory;

(k) select CROs and other non-manufacturing vendors needed to carry out the Asthma Development Plan, except for any CRO or other non-manufacturing vendor whose agreement with the relevant Party has, or is anticipated to have, [****];

(l) propose and discuss possible manufacturing vendors to carry out activities associated with clinical or commercial supply of the Licensed Product (provided that [****] alone shall be responsible for ultimately selecting such manufacturing vendors);

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(m) perform the functions set forth in Sections 1.20, 4.6(a), 4.6(c), 5.1(a), 6.3(c), and 8.1(a) and Exhibit D; and

(n) perform such other functions as the Parties may agree in writing.

3.10 Areas Outside the Asthma JDC’s Authority. The Asthma JDC shall have no authority other than that expressly set forth in Section 3.9.

3.11 Asthma JDC Decisions.

(a) Consensus; Good Faith; Action Without Meeting. The Asthma JDC shall decide all matters by consensus, with each Party having one collective vote. Consistent with Section 3.24, the members of the Asthma JDC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the Asthma JDC. Action that may be taken at a meeting of the Asthma JDC also may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the Asthma JDC members.

(b) Failure to Reach Consensus. In the event that the members of the Asthma JDC cannot come to consensus within thirty (30) days with respect to any matter over which the Asthma JDC has authority and responsibility, the Asthma JDC shall submit the respective positions of the Parties with respect to such matter to the JSC for decision.

3.12 Transplant Joint Development Committee; Minutes. Within [****], PDL and Roche shall form a Transplant Joint Development Committee (“Transplant JDC”) consisting of [****] representatives from PDL and [****] representatives from Roche, or such number(s) of representatives as set from time to time by the JSC. Each Party may

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replace its Transplant JDC representatives at any time upon prior written notice to the other Party. [****] shall have the right to designate the first chairperson of the Transplant JDC, whose term shall run until [****], and such right shall thereafter alternate between the Parties on a calendar year basis. The Transplant JDC chairperson shall be responsible for providing an agenda for each Transplant JDC meeting at least fifteen (15) days in advance of such meeting. PDL and Roche shall take alternating turns preparing written draft minutes of Transplant JDC meetings in reasonable detail and distributing such draft minutes to all members of the Transplant JDC for comment and review within thirty (30) days after the relevant meeting. The members of the Transplant JDC shall have fifteen (15) days to provide comments. The Party that prepared such draft minutes shall incorporate timely received comments and distribute revised minutes to all members of the Transplant JDC for their final review and approval within forty-five (45) days of the relevant meeting.

3.13 Subcommittees. The Transplant JDC shall have the right to establish subcommittees, which may include, but will not be limited, to the following: a [****]subcommittee, a [****]subcommittee, and a [****]subcommittee.

3.14 Meetings of the Transplant JDC. The Transplant JDC shall meet as frequently as members of the Transplant Joint Development Committee determine is required (but in no event, [****]), on such dates and at such times as agreed to by Roche and PDL, with all scheduled in-person meetings to alternate between Fremont, California and a Roche site to be designated by Roche prior to such meeting, or at such other locations as determined by the Transplant JDC. Meetings may be held by audio or video conference with the consent of each Party, provided that at least [****] shall be held in person at locations to which both Parties have mutually consented. Each Party

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may permit such visitors to attend meetings of the Transplant Joint Development Committee as the Transplant Joint Development Committee determines. All out-of-pocket expenses incurred by a Party as a result of its participation in the Transplant JDC, to the extent not captured in the FTE rate set forth in Section 4.6(b) (which shall only apply to Asthma JDC members and Transplant JDC members), shall be borne solely by such Party. Meetings of the Transplant JDC shall be effective only if at [****] of each Party are present or participating.

3.15 Responsibilities of the Transplant JDC. The Transplant JDC shall have the responsibility and authority to:

(a) oversee all aspects of the execution of the JSC-approved Development of Licensed Products in the Transplant Field;

(b) review and comment upon, and where appropriate, recommend to the JSC for approval, all updates or amendments to the Transplant Development Plan thereto, in accordance with Sections 4.1 and 4.2;

(c) monitor the Development of Licensed Products in the Territory in the Transplant Field against the applicable Transplant Development Plan;

(d) review the overall strategy for and design of all clinical trials and other studies conducted under the Transplant Development Plan;

(e) discuss the requirements for Regulatory Approval in the Transplant Field in applicable countries in the Territory and oversee and coordinate regulatory matters in the Transplant Field with respect to Licensed Products in the Territory;

(f) establish subcommittees pursuant to Section 3.13, oversee the activities of all subcommittees so established, and address disputes or disagreements arising in all such subcommittees;

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(g) prior to the formation of the Transplant JCC, oversee and approve a multi-year estimate of supply requirements with respect to the Transplant Field to be used for capacity planning purposes;

(h) present disputes not resolvable by the Transplant JDC to the JSC for resolution;

(i) discuss Roche Development activities in the Transplant Field in the ROW Territory;

(j) select CROs and other non-manufacturing vendors needed to carry out the Transplant Development Plan, except for any CRO or other non-manufacturing vendor whose agreement with the relevant Party has, or is anticipated to have, [****];

(k) propose and discuss possible manufacturing vendors to carry out activities associated with clinical supply of the Licensed Product (provided that [****] alone shall be responsible for ultimately selecting such manufacturing vendors);

(l) perform the functions set forth in Sections 4.6(a), 4.6(c), 5.1(b), and 8.1(a); and

(m) perform such other functions as the Parties may agree in writing.

3.16 Areas Outside the Transplant JDC’s Authority. The Transplant JDC shall have no authority other than that expressly set forth in Section 3.15.

3.17 Transplant JDC Decisions.

(a) [****]; Good Faith; Action Without Meeting. The Transplant JDC shall decide all matters [****], with each Party having [****]. Consistent with Section

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3.24, the members of the Transplant JDC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the Transplant JDC. Action that may be taken at a meeting of the Transplant JDC also may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the Transplant JDC members.

(b) [****]. If the members of the Transplant JDC cannot [****] within [****] with respect to any matter over which the Transplant JDC has authority and responsibility, then the Transplant JDC shall submit the respective positions of the Parties with respect to such matter to the JSC for decision.

3.18 Transplant Joint Commercialization Committee; Minutes. At least [****]to the anticipated commencement of the first Phase III Trial of the Licensed Product for the Transplant Field, PDL and Roche shall form a Transplant Joint Commercialization Committee (“Transplant JCC”) consisting of [****] representatives from PDL and [****] representatives from Roche, or such number(s) of representatives as set from time to time by the JSC. Each Party may replace its Transplant JCC representatives at any time upon prior written notice to the other Party. [****] shall have the right to designate the first chairperson of the Transplant JCC, whose term shall run until [****] of the first full calendar year in which the Transplant JCC is formed. Thereafter, such right shall alternate between the Parties on a calendar year basis. The Transplant JCC chairperson shall be responsible for providing an agenda for each Transplant JCC meeting at least fifteen (15) days in advance of such meeting. PDL and Roche shall take alternating turns preparing written draft minutes of Transplant JCC meetings in reasonable detail and distributing such draft minutes to all members of the Transplant JCC for comment and review within thirty (30) days after the relevant

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meeting. The members of the Transplant JCC shall have fifteen (15) days to provide comments. The Party that prepared such draft minutes shall incorporate timely received comments and distribute revised minutes to all members of the Transplant JCC for their final review and approval within forty-five (45) days of the relevant meeting.

3.19 Subcommittees. The Transplant JCC shall have the right to establish subcommittees.

3.20 Meetings of the Transplant JCC. The Transplant JCC shall meet as frequently as members of the Joint Commercialization Committee determine is required (but in no event, [****]), on such dates and at such times as agreed to by Roche and PDL, with all scheduled in-person meetings to alternate between Fremont, California and a Roche site to be designated by Roche prior to such meeting, or at such other locations as determined by the Transplant JCC. Meetings may be held by audio or video conference with the consent of each Party, provided that at [****] shall be held in person at locations to which both Parties have mutually consented. Each Party may permit such visitors to attend meetings of the Joint Commercialization Committee as the Joint Commercialization Committee determines. All out-of-pocket expenses incurred by a Party as a result of its participation in the Transplant JCC shall be borne solely by such Party. Meetings of the Transplant JCC shall be effective only if at [****] of each Party are present or participating.

3.21 Responsibilities of the Transplant JCC. The Transplant JCC shall have the responsibility and authority to:

(a) oversee all aspects of the execution of the JSC-approved commercialization of Licensed Products in the Transplant Field including Detailing, Promotion and Medical Activities;

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(b) review and comment upon, and where appropriate, recommend to the JSC for approval, the Transplant Commercialization Plan and amendments and updates thereto, in accordance with Section 6.1;

(c) establish subcommittees pursuant to Section 3.19, oversee the activities of all subcommittees so established, and address disputes or disagreements arising in all such subcommittees;

(d) oversee and approve a multi-year estimate of supply requirements with respect to the Transplant Field to be used for capacity planning purposes;

(e) present disputes not resolvable by the Transplant JCC to the JSC for resolution;

(f) discuss ROW Commercialization Activities in the Transplant Field;

(g) propose and discuss possible manufacturing vendors to carry out activities associated with commercial supply of the Licensed Product (provided that PDL alone shall be responsible for ultimately selecting such manufacturing vendors);

(h) specify in detail each Party’s obligations, consistent with Sections 6.1 through 6.5, with respect to Licensed Product Promotion and Detailing in the Transplant Field in the U.S. Territory during the Transplant Co-Promotion Term;

(i) perform the functions set forth in Sections 1.20, 6.2(c), and 6.3(c); and

(j) perform such other functions as the Parties may agree in writing.

3.22 Areas Outside the Transplant JCC’s Authority. The Transplant JCC shall have no authority other than that expressly set forth in Section 3.21.

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3.23 Transplant JCC Decisions.

(a) [****]; Good Faith; Action Without Meeting. The Transplant JCC shall decide all matters [****], with each Party having [****]. Consistent with Section 3.24, the members of the Transplant JCC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the Transplant JCC. Action that may be taken at a meeting of the Transplant JCC also may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the Transplant JCC members.

(b) Failure to Reach [****]. If the members of the Transplant JCC cannot come to consensus within [****] with respect to any matter over which the Transplant JCC has authority and responsibility, then the Transplant JCC shall submit the respective positions of the Parties with respect to such matter to the JSC for decision.

3.24 Operating Principles. The deliberations and decision-making of the JSC, Asthma JDC, Transplant JDC, Transplant JCC, JPC, JFC and any subcommittee established by the Asthma JDC, Transplant JDC or Transplant JCC shall be in accordance with the following operating principles:

(a) Time is of the essence in addressing the market for Licensed Products in the Collaborative Fields.

(b) The Parties’ mutual objective is to maximize the clinical and commercial success of the Licensed Products in the Collaborative Fields, consistent with sound and ethical business and scientific practices.

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ARTICLE 4

DEVELOPMENT

4.1 Development Plans.

(a) Development in the Asthma Field with respect to the U.S. Territory and the European Union shall be governed by an asthma development plan (“Asthma Development Plan”), which shall set forth all anticipated Development activities and timelines for obtaining, maintaining, or expanding (to the extent mutually agreed) Regulatory Approval in such countries or jurisdictions, allocate responsibility for carrying out such activities between PDL and Roche (including the anticipated minimum and maximum number of FTEs to be expended by each Party on Development in the Asthma Field with respect to the U.S. Territory and the European Union on a quarterly basis), include an associated twelve (12) month development budget, and specify the extent to which each Party is anticipated to use internal or external (i.e. subcontractors) resources to fulfill its obligations. Prior to the Amendment Effective Date, the Parties agreed to an initial Asthma Development Plan, and a copy of the Asthma Development Plan in existence of the Effective Date was attached to the Original Asthma Agreement as Exhibit D. The Asthma Development Plan has subsequently been amended by the Parties in accordance with the procedures set forth in the Original Asthma Agreement.

(b) Development in the Transplant Field with respect to the U.S. Territory and the European Union shall be governed by a transplant development plan (“Transplant Development Plan”), which shall set forth all anticipated Development activities in the Transplant Field and [****]. As of the Amendment Effective Date, the Parties have agreed to an initial Transplant Development Plan and have attached such initial Transplant Development Plan to a [****] between the Parties dated as of the

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Amendment Effective Date. The Parties anticipate that promptly following the Amendment Effective Date and the formation of the Transplant JDC, the Transplant JDC shall review in detail the initial Development Plan [****].

4.2 Updating the Development Plans.

(a) The Asthma JDC may decide from time to time to propose for approval by the JSC updates to the Asthma Development Plan on a rolling basis as necessary to reflect changes in the progress, strategy, or costs of Development in the Asthma Field with respect to the U.S. Territory and the European Union. In any event, so long as the JSC intends to continue Development in the Asthma Field with respect to the U.S. Territory and the European Union, the Asthma JDC shall confirm, or propose for JSC approval an update to, the Asthma Development Plan in accordance with the schedule set forth in Exhibit A. Any proposed change shall, for the appropriate time period as determined by the JSC, set forth all anticipated Development activities in the Asthma Field and timelines for obtaining, maintaining, or expanding (to the extent mutually agreed) Regulatory Approval in the Asthma Field in such countries or jurisdictions, allocate responsibility for carrying out such activities between PDL and Roche (including a maximum number of FTEs to be expended by each Party on Development in the Asthma Field with respect to the U.S. Territory and the European Union on a quarterly basis), and include an associated development budget. All mutually agreed activities directed toward the expansion of Regulatory Approval in the Asthma Field with respect to the U.S. Territory and/or the European Union shall be included in the updated Asthma Development Plan. The JSC shall not approve an updated Asthma Development Plan that is inconsistent with or contradicts the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between the Asthma Development Plan and this Agreement, the terms of this Agreement shall prevail.

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(b) The Transplant JDC may decide from time to time to propose for approval by the JSC updates to the Transplant Development Plan on a rolling basis as necessary to reflect changes in the progress, strategy, or costs of Development in the Transplant Field with respect to the U.S. Territory and the European Union. In any event, so long as the JSC intends to continue Development in the Transplant Field with respect to the U.S. Territory and the European Union, the Transplant JDC shall confirm, or propose for JSC approval an update to, the Transplant Development Plan in accordance with the schedule set forth in Exhibit A. Any proposed change shall, for the appropriate time period as determined by the JSC, set forth all anticipated Development activities in the Transplant Field and timelines for obtaining, maintaining, or expanding (to the extent mutually agreed) Regulatory Approval in the Transplant Field in such countries or jurisdictions, allocate responsibility for carrying out such activities between PDL and Roche (including a maximum number of FTEs to be expended by each Party on Development in the Transplant Field with respect to the U.S. Territory and the European Union on a quarterly basis), and include an associated development budget. All mutually agreed activities directed toward the expansion of Regulatory Approval in the Transplant Field with respect to the U.S. Territory and/or the European Union shall be included in the updated Transplant Development Plan. The JSC shall not approve an updated Transplant Development Plan that is inconsistent with or contradicts the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between the Transplant Development Plan and this Agreement, the terms of this Agreement shall prevail.

4.3 Goals of Joint Development. The Parties hereby acknowledge and agree that the goals for joint development of Licensed Products hereunder will be to obtain and maintain Regulatory Approval for use in the Asthma Field and in the Transplant Field (and, in particular, in transplant maintenance) for the Licensed Product in the U.S. Territory and the European Union.

4.4 Standards of Conduct. Each Party shall perform, or shall ensure that its Third Party contractors perform, the Development activities for which it is responsible under the Development Plans or which it undertakes independent of the Development

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Plans in good scientific manner and in compliance with applicable laws, rules and regulations. At each Asthma JDC meeting and each Transplant JDC meeting, each Party will keep the Asthma JDC or Transplant JDC (as appropriate) fully informed regarding the progress and results of such Party’s Development activities in the appropriate field with respect to Licensed Products in the Territory.

4.5 Diligent Development. Each of the Parties shall use Diligent Efforts to achieve the goals set forth in Section 4.3 and to execute and carry out the Development Plans within the associated budget. Roche shall use Diligent Efforts to obtain Regulatory Approval for use in the Asthma Field for the Licensed Product in each country in the ROW Territory (other than the European Union). Roche’s efforts in this regard shall be discussed with PDL through the Asthma JDC. Roche shall use Diligent Efforts to obtain Regulatory Approval for use in the transplant maintenance setting for the Licensed Product in each country in the ROW Territory (other than the European Union). Roche’s efforts in this regard shall be discussed with PDL through the Transplant JDC. Roche from time to time (but in any event no less frequently than yearly) shall provide PDL with written updates discussing in reasonable detail its clinical trial activities and plans with respect to Development for all countries of the ROW Territory outside the European Union for which Roche has current or contemplated activities and plans. Each of the Parties agrees to cooperate with the other in carrying out the Development Plans.

4.6 Development Expenses.

(a) All Development Expenses shall be shared [****] by the Parties as set forth in greater detail in Section 4.6(c). [****] shall be responsible for [****] of all Incremental Development Expenses. Any expenses incurred by a Party for Development activities that do not fall within the definitions of [****] or [****] shall be borne [****] unless the Asthma JDC or Transplant JDC determines otherwise.

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(b) The Development Expenses of each Party that are attributable to Development activities performed by its employees pursuant to the Development Plan shall be calculated on an FTE basis. Each Party shall keep accurate records of its FTEs expended with respect to such Development activities, and shall report such FTE expenditures relating to Development in the Asthma Field to the Asthma JDC, and such FTE expenditures relating to Development in the Transplant Field to the Transplant JDC, in each case on a quarterly basis as part of the report filed pursuant to Section 4.6(c). All FTE expenditures shall be converted to Development Expenses at an initial rate of [****], subject to [****] effective as of [****], beginning [****].

(c) Each Party shall keep detailed records of the Development Expenses it incurs, including all supporting documentation for such expenses. Each Party shall keep such records for at least [****] after the date that such expense was incurred. The Parties shall only share pursuant to this Section 4.6 those Development Expenses in the Transplant Field that are incurred on or after [****]. For the purposes of the preceding sentence, Development Expenses attributable to the manufacture prior to [****] of Licensed Products that are used on or after [****] in a clinical trial or for formulation or other Development purposes in the Transplant Field shall be deemed expenses incurred at the time of such use. Within [****] after the end of each calendar quarter, each Party shall provide to the JFC representatives of the other Party a report specifying and documenting, both in reasonable detail, such Party’s Development Expenses in the Asthma Field and Development Expenses in the Transplant Field for such quarter. Within [****] after the end of each calendar quarter, each Party shall provide (i) [****] (ii) [****]. Each Party shall promptly provide all additional information and documentation requested by the JFC, Asthma JDC or Transplant JDC to verify such Development Expenses. Within [****] after the end of each such calendar quarter, each Party shall provide the other Party with one or more invoices (the format and

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accounting detail of such invoices to be agreed upon by the JFC) that together equal [****] of such Party’s Development Expenses in the Collaborative Fields for such quarter. Each Party shall pay to the other Party the amount specified in any invoice delivered under this Section 4.6(c) within [****] of its receipt of such invoice, provided that each Party shall have the right to dispute in good faith through the JFC any Development Expenses not reasonably documented or supported by appropriate accounting detail. A Party shall be entitled to withhold only those amounts in dispute until verified or agreed upon by the JFC. In the event that the JFC does not reach consensus on a disputed amount, such dispute shall be referred to the JSC for resolution.

(d) To the extent a Party has previously paid a share of the cost of any item included in Development Expenses (including the cost of manufacturing clinical supply of Licensed Product), then that Party shall receive a credit for the amounts paid in the event that such item is subsequently used for development to obtain Regulatory Approval outside of the U.S. Territory and European Union or sold outside of the U.S. Territory (i.e., no double payments for amounts previously paid). For example and without limitation, if Roche desires to use, in a clinical trial intended to obtain Regulatory Approval in Japan, one hundred (100) [****] of Licensed Product that were originally ordered for the purposes of a clinical trial intended to obtain Regulatory Approval in the U.S. Territory or the European Union and the cost of supplying such one hundred (100) [****] was previously included as a Development Expense, then Roche shall pay PDL the amount it normally would for supplying such one hundred (100) [****] less [****] already paid by Roche with respect to the supply of such one hundred (100) [****].

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ARTICLE 5[****]

REGULATORY

5.1 Drug Approval Applications in U.S. Territory.

(a) Asthma Field.

(i) Consistent with the Asthma Development Plan but subject to the remainder of this Section 5.1(a), PDL shall be responsible for preparing and filing Drug Approval Applications and seeking Regulatory Approvals for Licensed Products in the Asthma Field in the U.S. Territory. All such Drug Approval Applications shall be filed in the name of PDL, and PDL alone shall be responsible for all communications and other dealings with the regulatory agencies relating to the Licensed Products in the Asthma Field in the U.S. Territory. The Asthma JDC shall develop and implement a set of procedures for drafting and review of such Drug Approval Applications, which shall provide sufficient time for Roche to provide substantive comments and which shall be consistent with the procedures developed by the Transplant JDC for drafting and review of Drug Approval Applications pursuant to Section 5.1(b). Roche shall have the right of cross-reference to all such Drug Approval Applications for the purposes set forth in Section 5.2.

(ii) After receipt of any Regulatory Approval of the Drug Approval Application for the Licensed Product in the Asthma Field in the U.S. Territory hereunder, PDL shall retain primary responsibility for dealings with any regulatory agency with respect thereto, including filing all supplements and other documents with such agency with respect to such Drug Approval Application. Notwithstanding the foregoing, the reporting of all adverse drug experiences and other safety issues relating to Licensed Products shall be handled in accordance with Sections 5.3 and 5.5. In the

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event that any regulatory agency threatens or initiates any action to remove a Licensed Product from the market in the Asthma Field in the U.S. Territory during the Asthma Co-Promotion Term, PDL shall notify Roche of such communication within one business day of receipt by PDL. PDL agrees to provide Roche with a copy (which may be wholly or partly in electronic form) of all filings to regulatory agencies with respect to Licensed Products in the Asthma Field in the U.S. Territory that it makes hereunder. PDL shall provide Roche with reasonable advance notice of any scheduled meeting with a regulatory agency relating to Development and/or a Drug Approval Application in the Asthma Field in the U.S. Territory, and Roche shall have the right to observe and, if the Parties mutually agree in advance, participate in any such meeting. PDL shall promptly furnish Roche with copies of all material correspondence or minutes of material meetings with any regulatory agency in each case relating to Development and/or a Drug Approval Application in the Asthma Field in the U.S. Territory. As between the Parties, PDL shall be the legal and beneficial owner of all Drug Approval Applications and related approvals in the Asthma Field in the U.S. Territory.

(b) Transplant Field.

(i) Consistent with the Transplant Development Plan but subject to the remainder of this Section 5.1(b) and Section 5.1(c), Roche shall be responsible for preparing and filing Drug Approval Applications and seeking Regulatory Approvals for Licensed Products in the Transplant Field in the U.S. Territory. All such Drug Approval Applications shall be filed in the name of Roche, and Roche alone shall be responsible for all communications and other dealings with the regulatory agencies relating to the Licensed Products in the Transplant Field in the U.S. Territory. The Transplant JDC shall develop and implement a set of procedures for drafting and review of such Drug Approval Applications, which shall provide sufficient time for PDL to provide substantive comments and which shall be consistent with the procedures developed by the Asthma JDC for drafting and review of Drug Approval Applications pursuant to Section 5.1(a). PDL shall have the right of cross-reference to all such Drug Approval Applications.

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(ii) After receipt of any Regulatory Approval of the Drug Approval Application for the Licensed Product in the Transplant Field in the U.S. Territory hereunder and until the end of the Transplant Co-Promotion Term, Roche shall retain primary responsibility for dealings with any regulatory agency with respect thereto, including filing all supplements and other documents with such agency with respect to such Drug Approval Application. Notwithstanding the foregoing, the reporting of all adverse drug experiences and other safety issues relating to Licensed Products shall be handled in accordance with Sections 5.3 and 5.5. In the event that any regulatory agency threatens or initiates any action to remove a Licensed Product from the market in the Transplant Field in the U.S. Territory during the Transplant Co-Promotion Term, Roche shall notify PDL of such communication within one business day of receipt by Roche. Roche agrees to provide PDL with a copy (which may be wholly or partly in electronic form) of all filings to regulatory agencies with respect to Licensed Products in the Transplant Field in the U.S. Territory that it makes hereunder. Roche shall provide PDL with reasonable advance notice of any scheduled meeting with a regulatory agency relating to Development and/or a Drug Approval Application in the Transplant Field in the U.S. Territory, and PDL shall have the right to observe and, if the Parties mutually agree in advance, participate in any such meeting. Roche shall promptly furnish PDL with copies of all material correspondence or minutes of material meetings with any regulatory agency in each case relating to Development and/or a Drug Approval Application in the Transplant Field in the U.S. Territory. As between the Parties until the end of the Transplant Co-Promotion Term (or, if there is no Transplant Trademark and Regulatory Approval in the U.S. Territory in the Asthma Field is received prior to the end of the Transplant Co-Promotion Term, then until such Regulatory Approval), Roche shall be the legal and beneficial owner of all Drug Approval Applications and related approvals in the Transplant Field in the U.S. Territory.

(iii) Immediately following the end of the Transplant Co-Promotion Term or, if there is no Transplant Trademark and Regulatory Approval in the U.S. Territory in the Asthma Field is received prior to the end of the Transplant Co-Promotion Term, then immediately following such Regulatory Approval, Roche shall assign to PDL its entire right, title and interest in and to all Drug Approval Applications

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and related approvals in the Transplant Field in the U.S. Territory, and PDL shall be the legal and beneficial owner of such applications and approvals. Thereafter, Roche may keep a copy of such Drug Approval Applications and related approvals in the Transplant Field and, PDL shall have sole responsibility for (1) dealings with any regulatory agency with respect thereto, including filing all supplements and other documents with such agency with respect to such Drug Approval Application and (2) preparing and filing any additional Drug Approval Applications and seeking additional Regulatory Approvals for Licensed Products in the Transplant Field in the U.S. Territory and communicating with regulatory agencies with regard thereto. Notwithstanding the foregoing, the reporting of all adverse drug experiences and other safety issues relating to Licensed Products shall be handled in accordance with Sections 5.3 and 5.5. Roche shall have the right of cross-reference to all such Drug Approval Applications for the purposes set forth in Section 5.2.

(c) Manufacture of Licensed Product. PDL shall be responsible for obtaining appropriate regulatory approvals in the U.S. Territory for the manufacture of bulk Licensed Product by PDL or its Third Party manufacturer(s). Roche shall have the right of cross-reference to all such Drug Approval Applications for the purposes set forth in Sections 5.1(b)(i), 5.1(b)(ii) and 5.2.

5.2 Drug Approval Applications in ROW Territory.

(a) Roche shall be responsible for preparing and filing Drug Approval Applications and seeking Regulatory Approvals for Licensed Products in the Collaborative Fields in the ROW Territory. The Parties intend that such Drug Approval Applications will be comprised of the Drug Approval Application submitted to the FDA, plus such additional data and reports not required to be submitted to the FDA. All such Drug Approval Applications shall be filed in the name of Roche, and Roche alone shall be responsible for all communications and other dealings with the regulatory agencies relating to the Licensed Products in the Collaborative Fields in the ROW Territory. The Asthma JDC and Transplant JDC shall together develop and implement procedures for review of such Drug Approval Applications, which procedures shall be equivalent to

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those procedures developed pursuant to Section 5.1(a) with respect to Roche’s review of Drug Approval Applications for the U.S. Territory and shall provide sufficient time for PDL to provide substantive comments. Roche shall be responsible for obtaining appropriate regulatory approvals in the ROW Territory for the manufacture of bulk Licensed Product by PDL or its Third Party manufacturer(s). PDL shall have the right of cross reference to all such Drug Approval Applications filed in the ROW Territory.

(b) If required to support Regulatory Approvals in the ROW Territory in the Asthma Field, PDL shall be responsible for providing to Roche, in the format required by the FDA, the data and information required to be submitted to the FDA in the Asthma Field, and such additional data and information relating to the Development activities in the Asthma Field for which it was responsible, including all clinical trials performed by it and all manufacturing and controls information.

(c) In connection with all Drug Approval Applications being prosecuted by Roche hereunder, Roche agrees to provide PDL with a copy (which may be wholly or partly in electronic form) of all filings to regulatory agencies in each Major Regulatory Jurisdiction that it makes hereunder. Roche will provide PDL with reasonable advance notice of any scheduled meeting with any regulatory agency relating to Development and/or any Drug Approval Application in the ROW Territory, and PDL shall have the right to observe and, if the Parties mutually agree in advance, participate in any such meeting. Roche also shall promptly furnish PDL with copies of all material correspondence or minutes of material meetings with any regulatory agency in each case relating to Development and/or a Drug Approval Application in the ROW Territory. Within thirty (30) days following the end of each calendar quarter, Roche shall report to PDL regarding the status of each pending and proposed Drug Approval Application in the ROW Territory. In the event that any regulatory agency threatens or initiates any action to remove such Licensed Product from the market in any country in the Collaborative Fields in the ROW Territory, Roche shall notify PDL of such communication within one business day of receipt by Roche. As between the Parties, Roche shall be the legal and beneficial owner of all Drug Approval Applications and related approvals in the ROW Territory.

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5.3 Adverse Event Reporting.

(a) Each Party shall notify the other of all information coming into its possession concerning any and all side effects, injury, toxicity, pregnancy or sensitivity events associated with commercial or clinical uses, studies, investigations or tests with Licensed Products, throughout the world, whether or not determined to be attributable to Licensed Products (“Adverse Event Reports”). Pursuant to the Worldwide Daclizumab Agreement, the Parties have already identified a person from each Party to coordinate the exchange of Adverse Event Reports (“Report Coordinators”) so as to enable timely reporting of such Adverse Event Reports to appropriate governmental and regulatory authorities consistent with all laws, rules and regulations. The Parties, through their Report Coordinators, have agreed in writing on formal procedures for such exchange, which are embodied in the Pharmacovigilance Agreement executed by the Parties immediately prior to the Amendment Effective Date (“Pharmacovigilance Agreement”), which replaced and superseded the Procedure for the Exchange of Licensed Product Adverse Event Reports between the Parties dated December 2000. The Pharmacovigilance Agreement (and any subsequent amendments thereto) shall survive the end of the Co-Promotion Term.

(b) Roche and PDL agree that discussions between Roche, PDL and any of PDL’s Third Party co-developers of Licensed Product would be desirable for confirming an aligned strategy with respect to pharmacovigilance obligations. Discussions with any of PDL’s Third Party co-developers of Licensed Product will be initiated through the JSC.

5.4 Copies of Responses. Within a reasonable time frame prior to submission of responses to any regulatory authority on product safety issues regarding Licensed Products, a copy of a near final draft response will be provided to the other Party for review. Final copies of responses submitted to any regulatory authority will be provided to the other Party within [****] of document finalization.

55.	CONFIDENTIAL TREATMENT

5.5 Regulatory Actions. The Party responsible for interacting with regulators on a specific safety issue regarding Licensed Products must communicate any action requested by regulators to the other Party without delay. Such actions may include, for example, change in label, Dear Doctor letter, trial on hold for clinical safety reasons and the like.

ARTICLE 6

COMMERCIALIZATION IN U.S. TERRITORY

6.1 Commercialization Plans.

(a) During the Asthma Co-Promotion Term, all commercialization of Licensed Products in the Asthma Field in the U.S. Territory shall be conducted pursuant to a commercialization plan (the “Asthma Commercialization Plan”), which shall set forth the anticipated activities (including without limitation Medical Activities, market studies, launch plans, Detailing and Promotion in the Asthma Field) and timelines, shall allocate responsibility for carrying out such activities between PDL and Roche, and shall include an associated budget. No later than [****] after [****] for a Licensed Product in the Asthma Field, and on an annual basis thereafter until the end of the Asthma Co-Promotion Term, PDL (or, at the Asthma JDC’s election, a subcommittee established by the Asthma JDC) shall submit to the Asthma JDC an initial or updated Asthma Commercialization Plan, which the Asthma JDC and JSC shall review and the JSC

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(after consulting with the Asthma JDC) shall approve or reject on a timely basis. It is understood that the initial Asthma Commercialization Plan may be very preliminary but nevertheless shall be effective for the purposes of commencing the Party’s sharing of Operating Expenses in the Asthma Field. Each updated Asthma Commercialization Plan shall include the plan for Detailing and Promotion activities for the Licensed Product in the Asthma Field in the U.S. Territory for the next [****] and timelines for performing such activities. Once approved by the JSC, such updated Asthma Commercialization Plan shall become effective and supersede the previous Asthma Commercialization Plan as of the date of such approval or at such other time decided by the JSC. The JSC shall not approve an updated Asthma Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between the Asthma Commercialization Plan and this Agreement, the terms of this Agreement shall prevail.

(b) During the Transplant Co-Promotion Term, all commercialization of Licensed Products in the Transplant Field in the U.S. Territory shall be conducted pursuant to a commercialization plan (the “Transplant Commercialization Plan”), which shall set forth the anticipated activities (including without limitation Medical Activities, market studies, launch plans, Detailing and Promotion in the Transplant Field) and timelines, shall allocate responsibility for carrying out such activities between PDL and Roche, and shall include an associated budget. No later than [****] after [****] for a Licensed Product in the Transplant Field, and on an annual basis thereafter until the end of the Transplant Co-Promotion Term (or Regulatory Approval of Licensed Product in the U.S. Territory in the Asthma Field, if earlier and if there is no Transplant Trademark), the Party responsible for booking sales of Licensed Product in the U.S. Territory in the Transplant Field shall submit to the Transplant JCC an initial or updated Transplant Commercialization Plan, which the Transplant JCC and JSC shall review and the JSC (after consulting with the Transplant JCC) shall approve or reject on a

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timely basis. It is understood that the initial Transplant Commercialization Plan may be very preliminary but nevertheless shall be effective for the purposes of commencing the Party’s sharing of Operating Expenses in the Transplant Field. Each updated Transplant Commercialization Plan shall include a plan for Detailing and Promotion activities for the Licensed Product in the Transplant Field in the U.S. Territory for the next [****] and timelines for performing such activities. Once approved by the JSC, such updated Transplant Commercialization Plan shall become effective and supersede the previous Transplant Commercialization Plan as of the date of such approval or at such other time decided by the JSC. The JSC shall not approve an updated Transplant Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement, including but not limited to Section 6.2(c) herein, without the written consent of the Parties, and in the event of any inconsistency between the Transplant Commercialization Plan and this Agreement, the terms of this Agreement shall prevail. If Roche is the party responsible for the booking of sales of Licensed Product in the U.S. Territory in the Transplant Field, then the Transplant Commercialization Plan that covers the last year of the Transplant Co-Promotion Term (or the year in which Regulatory Approval of Licensed Product in the U.S. Territory in the Asthma Field is expected, if such approval is expected prior to the end of the Transplant Co-Promotion Term and if there is no Transplant Trademark) shall include provisions addressing the manner in which responsibility for booking sales and other Licensed Product commercialization-related activities shall be transferred from Roche to PDL at the end of the Transplant Co-Promotion Term or upon Regulatory Approval in the U.S. Territory in the Asthma Field, as applicable.

6.2 Commercialization in the U.S. Territory; Co-Promotion.

(a) PDL will be solely responsible for the booking of sales of Licensed Products in the Asthma Field in the U.S. Territory and the supply and distribution of

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Licensed Product in respect to such sales. If there is both a Transplant Branded Product and a Transplant Trademark, then (i) Roche will be solely responsible for the booking of sales of Licensed Products in the Transplant Field in the U.S. Territory during the Transplant Co-Promotion Term and for the distribution of Licensed Product in respect to such sales, (ii) PDL will be solely responsible for the booking of sales of Licensed Products in the Transplant Field in the U.S. Territory after the end of the Transplant Co-Promotion Term and for the distribution of Licensed Product in respect to such sales, and (iii) PDL will be solely responsible for the supply of Licensed Product in respect to all such sales (whether booked by Roche or PDL). Subject to this Section 6.2(a), if there is a Transplant Branded Product but no Transplant Trademark, then (1) Roche will be solely responsible for the booking of sales of Licensed Products in the Transplant Field in the U.S. Territory and for the distribution of Licensed Product in respect to such sales until the earlier of (A) the end of the Transplant Co-Promotion Term or (B) Regulatory Approval in the U.S. Territory in the Asthma Field, (2) PDL will be solely responsible for the booking of sales of Licensed Products in the Transplant Field in the U.S. Territory and for the distribution of Licensed Product in respect to such sales after the earlier of (A) the end of the Transplant Co-Promotion Term or (B) Regulatory Approval in the U.S. Territory in the Asthma Field, and (3) PDL will be solely responsible for the supply of Licensed Product in respect to all such sales (whether booked by Roche or PDL). If there is a Transplant Branded Product but no Transplant Trademark and it is possible that Regulatory Approval in the U.S. Territory in the Asthma Field might be received within [****] of the First Commercial Sale in the U.S. Territory in the Transplant Field, then the Parties shall discuss in good faith whether Roche should book sales of the Transplant Branded Product during the time prior to Regulatory Approval in the U.S. Territory in the Asthma Field or if PDL should book such sales, and if the Parties agree that PDL should book sales, then the terms of this Agreement that are directed to circumstances in which there is no Transplant Branded

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Product should nevertheless apply. If there is no Transplant Branded Product, then PDL will be solely responsible for the booking of sales of Licensed Products in the Transplant Field in the U.S. Territory and the supply and distribution of Licensed Product in respect to such sales. The Party responsible for booking sales shall determine the U.S. Territory selling price (including volume discounts, rebates, and similar matters), credit terms, and return policies for all formulations of Licensed Products that are sold for use in a Collaborative Field by such Party.

(b) Detailing in the Asthma Field. During the Asthma Co-Promotion Term, PDL and Roche will co-promote Licensed Products in the Asthma Field in the U.S. Territory in accordance with the Asthma Commercialization Plan. As part of this co-promotion, PDL shall contribute [****] of the Details required by the Asthma Commercialization Plan (measured as an average across each calendar quarter), and Roche shall be responsible for the remaining [****] of such Details. Each Party’s sales force shall promote the Licensed Product in the Asthma Field in the U.S. Territory in a manner that reflects such Party’s capacities and that is consistent with such Party’s promotional efforts for its own products of similar market potential. During the Asthma Co-Promotion Term, Roche and PDL agree to deploy their respective sales forces to Detail Licensed Product in the Asthma Field in the U.S. Territory (i) at such level of effort as is required pursuant to this Section 6.2(b) and (ii) in a manner consistent with the Asthma Commercialization Plan and applicable law. The Parties shall agree upon a sales calling plan, which plan shall include mechanisms to address possible underperformance and failure to perform Detailing in the Asthma Field at the agreed upon levels.

(c) Detailing in the Transplant Field. No later than [****] prior to the anticipated filing of a Drug Approval Application in the Transplant Field in the U.S. Territory, the Transplant JCC shall recommend and the JSC shall approve terms and

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conditions under which the Parties will Detail Licensed Product in the Transplant Field in the U.S. Territory. Such terms and conditions shall include that: (i) only one representative from either Party may Detail to any given transplant center to prevent redundancy of field activity; (ii) Roche shall be the Party to Detail Licensed Product to any Target Audience that is a predominantly solid organ transplant center that Roche targets for detailing with respect to Roche’s other products for use in solid organ transplant patients; and (iii) PDL shall have an option to Detail Licensed Product to any Target Audience other than a predominantly solid organ transplant center that Roche targets for detailing with respect to Roche’s other products for use in solid organ transplant patients. Each Party shall be responsible for the actions of its own field force in the Transplant Field. To the extent Roche’s Detailing obligations under this Section 6.2(c) exceed the Detailing obligations of PDL, PDL shall be responsible for [****] of the Sales Force Expenses of Roche that are attributable to Roche’s excess Detailing obligations. For example, if Roche is responsible for eighty percent (80%) of the Detailing in the Transplant Field and PDL is responsible for twenty percent (20%) of such Detailing, then PDL shall reimburse Roche for [****] of Roche’s Sales Force Expenses attributable to the extra sixty percent (60%) Detailing performed by Roche in the Transplant Field. The Transplant Commercialization Plan shall specify each Party’s relative percentage of Detailing obligations in the Transplant Field and the following principles shall be considered when making such determination: (1) only representatives that Detail to transplant centers shall be considered (i.e. Detailing to community nephrologists will not be considered); (2) PDL will not be credited for more than [****] of the total Detailing by both Parties in the Transplant Field; and (3) the number of calls shall not be the sole criterion used to measure responsibility, but other factors, such as the effectiveness of the sales force, shall be considered. If only one Party Details Licensed Product in the Transplant Field (“Promoting Party”), then the other Party (“Non-Promoting Party”) shall be responsible for [****] of all Sales Force

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Expenses of the Promoting Party in the Transplant Field. For example, if the Promoting Party’s cost per representative (fully burdened) is $250,000, and the representative carries the Licensed Product and another product for which the Promoting Party equally allocates cost per representative, then the Non-Promoting Party shall be responsible for [****] of the Promoting Party’s Sales Force Expenses in the Transplant Field that are allocated to the Licensed Product. The Promoting Party shall be responsible for the other [****] of such Sales Force Expenses.

(d) Each Party agrees to permit its Detailing records to be examined by the other Party for the purpose of verifying each Parties’ compliance with the Detailing requirements set forth in this Section 6.2. Such audit shall be performed at the request of either Party, but in any event shall not be performed more frequently than [****] per [****] nor more frequently than [****] with respect to Detailing records covering any specific period of time. The expense of any such examination shall be borne by the auditing Party unless such examination reveals a discrepancy of [****] or more in favor of the audited Party, in which case such expense shall be borne by the audited Party.

(e) Following the end of the Asthma Co-Promotion Term, PDL shall have sole responsibility and decision-making authority for the Detailing, marketing, Promotion, Medical Activities, sale and distribution of Licensed Product in the Asthma Field in the U.S. Territory. Except as explicitly provided in Section 10.2(a), PDL shall owe Roche no consideration in respect to sales of Licensed Product in the Asthma Field in the U.S. Territory after the end of the Asthma Co-Promotion Term.

(f) Following the end of the Transplant Co-Promotion Term, PDL shall have sole responsibility and decision-making authority for the Detailing, marketing, Promotion, Medical Activities, sale and distribution of Licensed Product in the Transplant Field in the U.S. Territory. Except as explicitly provided in Section 10.2(b),

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PDL shall owe Roche no consideration in respect to sales of Licensed Product in the Transplant Field in the U.S. Territory after the end of the Transplant Co-Promotion Term.

6.3 Sharing of Operating Expenses; Sales Force Expenses

(a) During the Asthma Co-Promotion Term, all Operating Expenses in the Asthma Field shall be shared [****]. [****] will be solely responsible for [****] Sales Force Expenses in the Asthma Field, unless the sales calling plan specifies otherwise due to a Party’s failure to deploy sufficient numbers of sales representatives to meet the number of Details required of such Party under Section 6.2(b).

(b) During the Transplant Co-Promotion Term, all Operating Expenses in the Transplant Field shall be shared [****] and all Sales Force Expenses in the Transplant Field shall be allocated between the Parties as specified in Section 6.2(c). Neither the Sales Force Expenses of a Party in the Transplant Field, nor the amounts paid by a Party to reimburse the other Party for its Sales Force Expenses in the Transplant Field, shall be included in such Party’s Operating Expenses.

(c) During the Asthma Co-Promotion Term and the Transplant Co-Promotion Term, each Party shall keep detailed records of the Operating Expenses it incurs and the Sales Force Expenses it incurs in the Transplant Field, including all supporting documentation for such expenses, in accordance with procedures to be agreed upon between the Parties. Each Party shall keep such records for at [****] after the date that such expense was incurred. Within [****] after the end of each calendar quarter during the Asthma Co-Promotion Term, each Party shall provide to the JFC representatives of the other Party an accounting for its Operating Expenses in the Asthma Field for such quarter. Within [****] after the end of such quarter, each Party shall also provide a report to the Asthma JDC (with a copy to the other Party) specifying

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and documenting, in reasonable detail, such Party’s Operating Expenses in the Asthma Field during such quarter. Within [****] after the end of each calendar quarter during the Transplant Co-Promotion Term, each Party shall provide to the JFC representatives of the other Party an accounting for its Operating Expenses in the Transplant Field and Sales Force Expenses in the Transplant Field for such quarter. Within [****] after the end of such quarter, each Party shall also provide a report to the Transplant JCC (with a copy to the other Party) specifying and documenting, in reasonable detail, such Party’s Operating Expenses in the Transplant Field and Sales Force Expenses in the Transplant Field during such quarter. Each Party shall promptly provide all additional information and documentation requested by the Asthma JDC or Transplant JCC to verify the Operating Expenses or Sales Force Expenses submitted to it. Within [****] after the end of each such calendar quarter, the Asthma JDC shall provide each Party with an accounting of the Parties’ Operating Expenses in the Asthma Field for such quarter and the Asthma JDC shall send the Party that incurred lower Operating Expenses in the Asthma Field during such quarter an invoice for an amount equal to one half of the difference between such Party’s Operating Expenses in the Asthma Field for such quarter and the other Party’s Operating Expenses in the Asthma Field for such quarter. Within [****] after the end of each such calendar quarter, the Transplant JCC shall (i) provide each Party with an accounting of the Parties’ Operating Expenses in the Transplant Field and Sales Forces Expenses in the Transplant Field for such quarter, (ii) send the Party that incurred lower Operating Expenses in the Transplant Field during such quarter an invoice for an amount equal to [****] of the difference between such Party’s Operating Expenses in the Transplant Field and the other Party’s Operating Expenses in the Transplant Field for such quarter, and (iii) determine whether either Party is obligated to reimburse the other Party for any Sales Force Expenses incurred in the Transplant Field during such quarter and send such Party an invoice for the amount of such reimbursement obligation. A Party shall pay to the other Party the amount specified in any invoice delivered under this Section 6.3(c) within [****] of its receipt of such invoice.

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(d) For each quarter during the Asthma Co-Promotion Term that falls (in whole or in part) in the period commencing [****] in the U.S. Territory and ending on [****] in the U.S. Territory, if the budget for such quarter specifies that Operating Expenses in the Asthma Field will be greater than [****] and if [****] for such quarter exceed [****] for such quarter, then [****] an amount equal to [****] for such quarter, which payment shall be due within [****] after [****] receipt of a written invoice from [****] specifying the amount of such payment. Payments advanced under this Section 6.3(d) shall be credited against any amounts owed by [****] under Section 6.3(c) for the quarter with respect to which [****]. Within [****] following the end of each calendar year to which this Section 6.3(d) applies, [****] shall [****] any payments [****] under this Section 6.3(d) during such calendar year for which [****].

(e) For each quarter during the Transplant Co-Promotion Term that falls (in whole or in part) in the period commencing [****] in the U.S. Territory and ending [****] in the U.S. Territory, if [****] for such quarter exceed [****] [****] for such quarter, then [****] shall [****] an amount equal to [****] which payment shall be due within [****] after [****] receipt of a written invoice from [****] specifying the amount of such payment. Payments advanced under this Section 6.3(e) shall be credited against any amounts owed by [****] in the Transplant Field under Section 6.3(c) for the quarter with respect to which such advance was made to [****]. Within [****] following the end of each calendar year to which this Section 6.3(e) applies, [****] shall [****] any payments [****] under this Section 6.3(e) during such calendar year for which [****].

6.4 Co-Promotion Term.

(a) The Parties’ co-promotion of the Licensed Products in the Asthma

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Field in the U.S. Territory shall commence on the date that the first Operating Expense in the Asthma Field is incurred by a Party and shall initially continue until [****] after the First Commercial Sale of Licensed Product in the Asthma Field in the U.S. Territory, subject to any early termination in the U.S. Territory or the Territory pursuant to Section 17.2, 17.3, 17.4, 17.6, or 17.7. At the end of this initial term and each extension thereof, [****] may, at its option, elect to extend the co-promotion for an additional year, provided that [****] makes such election in writing to [****] no later than [****] prior to the end of the initial term or extension term (as the case may be) and provided further that [****] for [****] prior to such election [****]. The initial term of co-promotion and any extensions thereof (in each case, taking into account any early termination in the U.S. Territory or the Territory pursuant to Section 17.2, 17.3, 17.4, 17.6, or 17.7) shall be referred to herein as the “Asthma Co-Promotion Term.”

(b) The Parties’ co-promotion of the Licensed Products in the Transplant Field in the U.S. Territory shall commence on the date that the first Operating Expense in the Transplant Field is incurred by a Party and shall initially continue until [****] after the First Commercial Sale of Licensed Product in the Transplant Field in the U.S. Territory, subject to any early termination in the U.S. Territory or the Territory pursuant to Section 17.2, 17.3, 17.5, or 17.6. At the end of this initial term and each extension thereof, [****] may, at its option, elect to extend the co-promotion for [****], provided that [****] makes such election in writing to [****] no later than [****] prior to the end of the initial term or extension term (as the case may be) and provided further that [****] (as applicable) for the [****] prior to such election [****]. The initial term of co-promotion and any extensions thereof (in each case, taking into account any early termination in the U.S. Territory or the Territory pursuant to Section 17.2, 17.3, 17.5, or 17.6) shall be referred to herein as the “Transplant Co-Promotion Term.”

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6.5 Sales Force Training.

(a) Asthma Field. During the Asthma Co-Promotion Term, each Party’s relevant U.S. Territory operating entities shall be responsible for the development and conduct of training programs specifically relating to the co-promoted Licensed Products in the Asthma Field for the sales representatives of such Party. The Parties participating in Detailing agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. The costs of transporting, housing and maintaining personnel of a Party for such training shall be treated as Sales Force Expenses of such Party and shall be borne [****] pursuant to Section 6.3. The Parties shall establish joint training programs as specified by the Asthma JDC (which shall include a combined launch meeting attended by both Parties’ sales representatives) and shall share the direct incremental cost of such training [****] [****]. Information transmitted pursuant to this Section 6.5(a) shall be treated as Confidential Information of both Parties.

(b) Transplant Field. If both Parties are Detailing in the Transplant Field pursuant to Section 6.2(c), then during the Transplant Co-Promotion Term, each Party’s relevant U.S. Territory operating entities shall be responsible for the development and conduct of training programs specifically relating to the co-promoted Licensed Products in the Transplant Field for the sales representatives of such Party. If [****] is the Promoting Party (as defined in Section 6.2(c)), then during the Transplant Co-Promotion Term [****] shall be [****] responsible for such development and conduct. If [****] is the Promoting Party, then during the Transplant Co-Promotion Term [****] shall be [****] responsible for such development and conduct. The Parties participating in Detailing agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. The costs of transporting, housing and maintaining personnel of a Party for such training shall be treated as Sales Force

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Expenses of such Party. If both Parties are Detailing in the Transplant Field pursuant to Section 6.2(c), then the Parties shall establish joint training programs as specified by the Transplant JCC (which shall include a combined launch meeting attended by both Parties’ sales representatives) and shall [****] cost of such training [****]. Information transmitted pursuant to this Section 6.5(b) shall be treated as Confidential Information of both Parties.

6.6 Joint U.S. Marketing Subcommittee. The joint U.S. marketing subcommittee of the Asthma JDC shall specify in detail each Party’s obligations, consistent with Sections 6.1 through 6.5, with respect to Licensed Product Promotion and Detailing in the Asthma Field in the U.S. Territory during the Asthma Co-Promotion Term.

6.7 Negative Covenant. Roche hereby covenants that it shall not, nor shall it cause any Affiliate or sublicensee [****] Licensed Products in the U.S. Territory [****], except as expressly permitted by any other written agreement between the Parties which is currently in existence (including, without limitation, the Worldwide Daclizumab Agreement), or which may later be entered into by the Parties. PDL acknowledges and understands that Roche cannot control [****] and that the purpose of the foregoing covenant is to prevent Roche and its Affiliates and sublicensees from [****].

ARTICLE 7

COMMERCIALIZATION IN ROW TERRITORY AND WORLDWIDE TRACKING OF SALES

7.1 Commercialization by Roche in ROW Territory. Except as expressly

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set forth in this Article 7, Roche shall have sole responsibility and decision-making authority for the marketing, promotion, medical activities, sale and distribution of the Licensed Product in the Collaborative Fields in the ROW Territory (collectively, the “ROW Commercialization Activities”), including post-registration clinical and marketing studies that are not conducted in order to obtain, expand (as mutually agreed with PDL) and/or maintain Regulatory Approval of a Licensed Product in the Collaborative Fields in the U.S. Territory or European Union. Roche shall be responsible for all costs and expenses associated with the ROW Commercialization Activities. Roche’s sales force shall promote the Licensed Product in the ROW Territory in a manner that reflects Roche’s capacities and that is consistent with Roche’s promotional efforts for its own products of similar market potential.

7.2 Roche Diligence in ROW Territory.

(a) At least [****] prior to the first expected launch date in the ROW Territory of the Licensed Product in each Collaborative Field, Roche will provide PDL with its draft plan for Roche’s, its Affiliates’ and sublicensees’ commercialization of the Licensed Products in such Collaborative Field in the ROW Territory. PDL shall have the opportunity to comment on such draft plan, and Roche shall take such comments into account when finalizing the plan. Roche shall comply and ensure the compliance of its Affiliates and sublicensees with such finalized plan. Roche shall provide PDL, upon PDL’s request, with reasonable documentation of such compliance.

(b) Roche, directly or through its Affiliates and/or sublicensees, shall use Diligent Efforts to commercialize the Licensed Products in both the Asthma Field and the Transplant Field in each country in the ROW Territory. Roche shall provide PDL, upon PDL’s request (such request not to be made more than once per calendar year), with a written summary specifying in reasonable detail, on a country-by-country basis, how it has used such Diligent Efforts.

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7.3 Negative Covenant. Roche hereby covenants that it shall not, nor shall it cause any Affiliate or sublicensee to, [****] Licensed Products in the ROW Territory [****], except as expressly permitted by any other written agreement between the Parties which is currently in existence (including, without limitation, the Worldwide Daclizumab Agreement), or which may later be entered into by the Parties. PDL acknowledges and understands that Roche cannot control [****] and that the purpose of the foregoing covenant is to prevent [****].

7.4 [****]. Subject to Section 13.1, Roche and PDL shall cooperate fully under [****] to [****] and [****] for the U.S. Territory and the ROW Territory in order to optimize global penetration of the Licensed Product in the Collaborative Fields.

7.5 [****]. In order to most effectively establish a [****] for the Licensed Product with the benefit of the Parties’ experience in the areas of [****], the Parties may participate in discussions regarding the [****] the Licensed Product within and outside the Collaborative Fields to the extent [****].

7.6 Tracking of Sales in the Territory. The Parties recognize that PDL has the right to market Licensed Products for indications outside the Collaborative Fields. As a result, Licensed Products marketed by PDL or its collaborators in the future for indications outside the Collaborative Fields may nonetheless be sold in the Collaborative Fields, and Licensed Products marketed by PDL and/or Roche in the future for indications in the Collaborative Fields may nonetheless be sold outside the Collaborative Fields (collectively, “Cross-Field Sales”). In order to detect and account for these Cross-Field Sales of Licensed Products, the Parties agree as follows:

(a) If at any time during the term of this Agreement, PDL, its Affiliate, or licensee is marketing a Licensed Product for an indication outside the Collaborative Fields that is approved by the relevant regulatory authority in such territory (a “Non-

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Collaborative Field Product”) and PDL or Roche is at the same time in the same territory marketing a Licensed Product for an indication in the Collaborative Fields that is approved by the relevant regulatory authority in such territory (an “Collaborative Field Product”), and a Party believes that (i) sales of a Non-Collaborative Field Product are occurring or will occur for use in the Collaborative Fields; or (ii) sales of the Collaborative Field Product are occurring or will occur for use outside the Collaborative Fields, then such Party may provide notice to the other Party of its desire to track sales of Licensed Product for the relevant indications in such territory.

(b) Upon receipt of notice under Section 7.6(a), PDL and Roche shall meet and agree upon a method of tracking sales of each such product for use in its respective indications (a “Sales Tracking Methodology”) including (i) the acquisition of one or more [****] (including, by way of example, [****] [****]) or other [****] (including, for example, [****]) generally recognized in the pharmaceutical industry as having [****] in the tracking of sales of pharmaceutical products that have a similar nature as and are prescribed by similar physicians as the Collaborative Field Product and the Non-Collaborative Field Product in the U.S. Territory and, if applicable, outside the U.S. Territory (the “Data Services”), and (ii) the methodology for applying any [****] to determine the extent of Cross-Field Sales in the relevant territory. At the request of either Party, any meeting held under this Section 7.6(b) shall [****] in the relevant territory, provided any such [****] is or agrees to be bound by confidentiality provisions similar to those contained in this Agreement.

(c) In the event that PDL, Roche, and [****] (as applicable) are unable to agree on a Sales Tracking Methodology pursuant to Section 7.6(b), then the following default methodologies shall apply:

(i) With respect to each Major Regulatory Jurisdiction [****] in which a Collaborative Field Product and a Non-Collaborative Field Product have received Regulatory Approval and in which [****]), sales in the Collaborative Fields in such country and sales outside the Collaborative Fields in such country shall be calculated for each Collaborative Field Product and each Non-Collaborative Field Product [****]. For clarity, the [****]d ([****]) shall always be [****] for such product in the relevant country.

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71.	CONFIDENTIAL TREATMENT

(ii) With respect to each country in which a Collaborative Field Product and a Non-Collaborative Field Product have received Regulatory Approval and to which Section 7.6(c)(i) is inapplicable, the percentage of sales of each Collaborative Field Product attributable to use outside the Collaborative Field and the percentage of sales of each Non-Collaborative Field Product attributable to use in the Collaborative Field shall be calculated from [****] based on [****] are evaluated pursuant to Section 7.6(c)(i). In the event that there are [****] are evaluated pursuant to Section 7.6(c)(i), then [****] shall apply unless and until the Parties agree on a Sales Tracking Methodology pursuant to Section 7.6(b).

(d) All costs associated with the acquisition and application of such Data Services and Sales Tracking Methodology shall be shared [****] and [****] participating in the negotiations contemplated by Section 7.6(b). In addition, the Parties and any [****] shall also meet and confer with respect to: (i) how to account for prescriptions to patients with multiple afflictions (e.g. transplant patients with multiple sclerosis), both within and outside the Collaborative Fields; (ii) the right for each Party to audit, on a periodic basis, the [****]; and (iii) a mechanism for addressing [****].

(e) If in the course of applying the foregoing [****] to track sales of the Collaborative Field Product and Non-Collaborative Field Product pursuant to this

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72.	CONFIDENTIAL TREATMENT

Section 7.6, or in the course of performing an audit of such application by the other Party, a Party determines that Cross-Field Sales are occurring at [****], the Parties shall utilize the [****] mechanism for Cross-Field Sales established by the JSC (as set forth in Section 3.3(l)) to compensate any affected Party for the economic effects thereof. That reimbursement mechanism shall be designed to place each Party in the same economic position it would have occupied had no Cross-Field Sales occurred and that accomplishes such goal by avoiding the unjust enrichment of the selling party on account of such Cross-Field Sales. Such a [****] mechanism shall take into account any agreement (if an agreement exists) entered into by both Parties and a Third Party. Such a [****] mechanism shall also take into account the [****], the [****] [****] in conjunction with such sale and/or [****] (for example, the [****].

(f) In the event of any unresolved issues, dispute or disagreement under this Section 7.6, the Parties will submit such dispute, issue or disagreement for resolution pursuant to Article 18.

7.7 Distribution Outside the Collaborative Fields. If a Non-Collaborative Field Product is approved for sale in a particular country in the ROW Territory under the same trademark as a Collaborative Field Product, then the Parties shall discuss such situation in good faith, including whether to enter a separate agreement whereby Roche would distribute such Non-Collaborative Field Product in such country for use outside the Collaborative Fields. If a Non-Collaborative Field Product is approved for sale in the U.S. Territory under the same trademark as a Transplant Branded Product for which Roche is then booking sales in the U.S. Territory pursuant to Section 6.2(a), then the Parties shall discuss such situation in good faith, including whether to enter a separate agreement whereby Roche would distribute such Non-Collaborative Field Product in the U.S. Territory for use outside the Collaborative Fields until the earlier of the end of the Transplant Co-Promotion Term or Regulatory Approval in the Asthma Field in the U.S. Territory.

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73.	CONFIDENTIAL TREATMENT

ARTICLE 8[****]MANUFACTURE AND SUPPLY

8.1 Clinical Supply.

(a) With respect to Licensed Product, PDL shall supply the Active Pharmaceutical Ingredient (“API”), Investigational Medicinal Product (“IMP”), Drug Product (“DP”) and placebo for Development purposes in the Asthma Field in accordance with the Asthma Development Plan and for Development purposes in the Transplant Field in accordance with the Transplant Development Plan. The Asthma Development Plan and Transplant Development Plan shall each set forth appropriate milestones to ensure conformance therewith. These milestones, in general, will be based on [****] to conduct the planned clinical trials in accordance with the projected schedule at each stage in the Asthma Development Plan or Transplant Development Plan (as applicable). A milestone based on [****] should include the [****] to be supplied by [****] for Development purposes and an approximate delivery schedule therefor. [****] should include, but are not limited to, [****] [****]. Material that is not [****] shall be replaced by [****] at [****]. PDL shall review current and proposed manufacturing subcontractors for clinical supply with the Asthma JDC and the Transplant JDC. The Asthma JDC and Transplant JDC shall consider using Roche as a subcontractor for various clinical manufacturing steps, including formulation, filling, finishing, and distribution. This consideration of Roche as the formulation, filling, finishing and/or distribution subcontractor for the clinical supply shall be based on capacity, quality, compliance, cost, capability, distribution, and the strategic needs of the Parties, and subject to the normal supplier qualification process at PDL. If Roche is selected as a subcontractor, the Parties shall negotiate in good faith to enter into an appropriate toll manufacturing agreement.

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74.	CONFIDENTIAL TREATMENT

(b) The cost associated with supplying all API, IMP, and placebo for the Asthma Development Plan, as it existed on the Effective Date, pursuant to this Section 8.1 for the purposes of obtaining Regulatory Approval in the U.S. Territory and the European Union, shall be [****] and shall be [****] (assuming no change in the non-manufacturing aspects of the initial Asthma Development Plan, as it existed on the Effective Date, that would affect the quantities of API, IMP, or placebo required to be manufactured), consisting of [****] for such clinical supplies for the phase I and phase II clinical program of the Asthma Development Plan (the “Phase I/II [****] Price for Asthma”) and [****] for such clinical supplies for the phase III clinical program of the Asthma Development Plan (the “Phase III [****] Price for Asthma”). These costs shall be included as a Development Expense as follows:

(i) The Phase I/II [****] Price for Asthma shall be included as a Development Expense in [****] [****] (i.e., [****] [****]) in the [****] calendar quarters beginning with the quarter beginning [****].

(ii) No later than [****], the Parties shall determine the aggregate quantity of additional IMP to be manufactured from [****] for use in clinical trials in the Collaborative Fields. To the extent such quantity does not exceed [****], the cost for such material will be calculated based on the [****] set forth in the following table:

Cost	[****]

[****]

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75.	CONFIDENTIAL TREATMENT

(iii) For IMP ordered after [****] from [****], or in aggregate quantities of additional IMP exceeding [****] from [****], the Parties shall negotiate a price in good faith, as such material may or may not require [****].

(iv) The Phase III [****] Price for Asthma shall be included as a Development Expense in [****] (i.e., [****]) in the [****] calendar quarters beginning with [****] after Roche decides to proceed with phase III development in the Asthma Field (i.e., such decision is currently identified as the Roche “Full Development Decision Point [FDDP]” determination as approved by the “Life Cycle Committee [LCC]”). Roche shall promptly inform PDL of its decision whether or not to proceed with phase III development.

(v) If the API output from the production campaign for the initial IMP that is contemplated in Section 8.1(b)(iv) exceeds the needs of the Asthma Development Plan as it existed on the Effective Date, the excess material will be used to supply any additional needs of the then current Asthma Development Plan or needs of the then current Transplant Development Plan at no additional cost except for any incremental costs associated with fill/finish or other clinical manufacturing activities beyond those planned in the Asthma Development Plan as it existed on the Effective Date.

(vi) The cost of additional material needed beyond the API output from the production campaign for the initial IMP that is contemplated in Section 8.1(b)(iv) (whether for use in clinical trials in the Asthma Field or the Transplant Field) shall be the applicable Target Price described in Section 8.3 or 8.4 (with respect the same quantities for commercial supply). If any such additional material is ordered in time to be manufactured as part of the production campaign for the initial IMP that is

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76.	CONFIDENTIAL TREATMENT

contemplated in Section 8.1(b)(iv), the quantity used to determine the applicable Target Price for such additional material will include the quantity of initial IMP in such production campaign. The applicable Target Price for subsequent orders for additional material supplied will be based on [****].

(c) With respect to API, IMP, or placebo supplied by PDL to Roche pursuant to this Section 8.1 for use in any Development activities not required to obtain Regulatory Approval in the U.S. Territory or the European Union, Roche shall pay PDL, within the later of [****] of acceptance of the shipment or [****] of receipt of the applicable invoice, a transfer price equal to (i) [****] as the case may be, minus (ii) [****] for the production of such material. Such amount shall be deemed an Incremental Development Expense.

8.2 Commercial Supply. Roche and PDL shall negotiate in good faith a definitive commercial supply agreement (“Commercial Supply Agreement”) that will govern the exact terms and conditions of the commercial supply of API or other finished form of Licensed Product by PDL to Roche for sale in the ROW Territory for use in the Collaborative Fields and, if there is a Transplant Branded Product, for sale in the U.S. Territory during the Transplant Co-Promotion Term for use in the Transplant Field for so long as there is a Branded Transplant Product. The Parties acknowledge and agree that the Commercial Supply Agreement will address Roche’s remedies in the event that PDL is unable to supply or have supplied API or other finished form of Licensed Product in quantities desired by Roche (“Failure to Supply”). All such remedies set forth in the Commercial Supply Agreement shall be Roche’s sole remedies with respect to a Failure to Supply. The Parties shall propose a more detailed timeframe for finalizing the Commercial Supply Agreement to the JSC. In any event, the Parties agree to initiate the negotiation of the Commercial Supply Agreement at the latest upon the enrollment of the last patient in the phase IIb dose ranging study and conclude the negotiation

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within [****] of the enrollment of the last patient in the phase IIb dose ranging study. The Parties acknowledge and agree that the terms and conditions for commercial supply of Licensed Product with respect to the Asthma Field and the terms and conditions for commercial supply of Licensed Product with respect to the Transplant Field may be addressed in a single Commercial Supply Agreement or may alternatively be addressed in separate agreements. The Parties shall negotiate and enter into a quality agreement at the same time as the Commercial Supply Agreement. If a second Commercial Supply Agreement is entered into, the Parties shall decide whether the existing quality agreement is sufficient to address both Commercial Supply Agreements and, if it is not, whether to amend such quality agreement or enter into a separate quality agreement.

8.3 Transfer Price for Commercial Supply of API.

(a) If Roche desires to perform the fill/finish step of the manufacturing process of Licensed Product for sale in the Collaborative Fields in the ROW Territory or for sale in the U.S. Territory during the Transplant Co-Promotion Term for use in the Transplant Field (provided and for so long as there is a Transplant Branded Product), it shall notify PDL of its desire and commitment based on capacity, quality, compliance, cost, capability and the strategic needs of the Parties. The Parties shall discuss and agree upon the amounts which Roche would [****] for the fill/finish step under different reasonably contemplated supply requirements if Roche were to perform such fill/finish (the “Roche Fill/Finish Cost”). If [****] provides a corresponding fill/finish cost that is [****], based on the same assumptions with respect to the calculations of such cost, then [****] shall perform such fill/finish step and the Parties shall agree upon the appropriate commitment for continued fill/finish by [****] (including the frequency and lead times with which [****]) with a view to ensuring uninterrupted supply of Licensed Product in the ROW Territory and in the U.S. Territory for use in the Transplant Field during the Transplant Co-Promotion Term with respect to a Transplant Branded Product.

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(b) Roche will pay PDL a Transfer Price [****] calculated as follows: Transfer Price = [****], where the Target Price is determined based on the [****] as shown below. The [****] is determined by combining [****] with [****][****]. For [****] intermediate to those shown below, [****] will be used to determine the Target Price. If [****] are [****] or [****], the Target Price will [****]. PDL shall supply up to [****] per year in the Collaborative Field as follows. PDL’s current [****] facility contains [****], and is viewed to have [****] (representing a capacity of [****]). This facility is capable [****][****], with an [****] (representing nearly [****]). Such an expansion would require between [****] to complete (from initial design to approval to supply commercially). PDL’s plan would be to assess Licensed Product demand forecasts following a decision to move to phase III development (FDDP), which would then allow adequate time to expand the capacity of [****] if required.

Target Price	[****]

[****]	[****]

The Transfer Price for API will be fixed [****] as described in the Commercial Supply Agreement to be negotiated between the Parties.

8.4 Transfer Price for Commercial Supply of Finished Product. If PDL or its subcontractor performs the fill/finish step, then Roche will pay PDL a Transfer Price based on [****][****] calculated as follows: Transfer Price = [****], where the Target Price is determined based on the [****] as shown below. The [****] is determined by

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79.	CONFIDENTIAL TREATMENT

combining [****] with [****]. For [****] intermediate to those shown below, [****][****] will be used to determine the Target Price. If [****] are [****] [****] or [****], the Parties will [****]. For the purpose of all calculations under this Section 8.4, finished Licensed Product [****] [****] shall be handled separately from finished Licensed Product [****].

[****]	TARGET PRICE FOR	TARGET PRICE [****]

[****]

For the purpose of this Section 8.4:

(a) the term [****] indicates a [****] that contains [****], which would be labeled and bulk packaged for shipment only;

(b) the term [****] indicates a [****] that contains [****] (exact package to be determined), which would be labeled and bulk packaged for shipment only.

(c) In the event that the [****] configurations differ from those specified above, the Parties shall negotiate in good faith a new Target Price table.

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(d) The Transfer Price for finished Licensed Product will be fixed annually in accordance with the procedure described in the Commercial Supply Agreement to be negotiated between the Parties.

8.5 Transfer Price Following Expiration of Royalty Obligations. Following expiration of Roche’s royalty obligations with respect to a Collaborative Field (the “Expiring Field”) in a given country in the ROW Territory pursuant to Section 10.3(d), PDL will continue to supply Licensed Product to Roche for sale in the ROW Territory under the terms of the Commercial Supply Agreement, except that the Transfer Price shall be [****]. If Drug Approval Applications with respect to both the Transplant Field and the Asthma Field have been approved in such country and Roche’s royalty obligations with respect to one of the Collaborative Fields have not expired, then this Section 8.5 shall only apply to that fraction of Licensed Product allocable to the Expiring Field, which shall be calculated in a manner consistent with Section 10.3(b).

8.6 Delivery Terms. The Parties acknowledge and agree that the Target Prices set forth in Sections 8.3 and 8.4, and the Transfer Price set forth in Section 8.5, (a) are based on PDL delivering API or other finished form Ex Works (Incoterms 2000) PDL’s or its Third Party manufacturer’s facilities and (b) do not include the cost of any shipping fees, freight charges, insurance, import and export compliance fees, consumption taxes, withholding taxes, customs, duties and other taxes imposed by any government taxing authority in connection with API or other finished form supplied by PDL for the ROW Territory or the U.S. Territory.

8.7 Transition Services After Expiration. If Roche or its Affiliate or sublicensee is still selling the Licensed Product in the ROW Territory in the Collaborative Fields at the time of expiration of this Agreement and Roche wishes to assume the responsibility for supplying the Licensed Product for such sales, then Roche

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shall notify PDL in writing at least [****] prior to the expiration of this Agreement and PDL for a reasonable transition period thereafter shall supply Licensed Product to Roche and provide Roche with certain transition services related to the transfer of manufacturing from PDL to Roche or its designee, all under the terms of (and subject to the execution of) a separate written agreement to be negotiated by the Parties in good faith.

ARTICLE 9

R&D REIMBURSEMENT PAYMENT AND DEVELOPMENT PAYMENTS

9.1 R&D Reimbursement Payments.

(a) Prior to the Amendment Effective Date, Roche paid PDL a non-refundable, non-creditable payment of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) ([****]).

(b) Roche shall pay to PDL a non-refundable, non-creditable payment of [****]) within [****] after (i) [****] or (ii) [****].

9.2 Asthma Development Payments. Roche shall pay to PDL the following non-refundable and non-creditable amounts no later [****] after the later of (i) first occurrence of the indicated event with respect to a Licensed Product or (ii) receipt by Roche of an invoice for such amount:

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Event	Payment
(a) [****] (as defined and specified in Exhibit [****])	[****]

(b) [****] (as defined and specified in Exhibit [****])	[****]

(c) [****] (as described in Exhibit [****]) prior to [****]	[****]

(d) [****]	[****]

(e) [****]	[****]

(f) [****]	[****]

(g) [****]	[****]

If Roche is responsible for achieving an event listed in this Section 9.2, then Roche shall provide PDL with written notice of the first occurrence of such event within [****] of such occurrence. If Roche fails to provide such notice within such [****] period, then Roche’s associated payment shall be due no later than [****] after such event. If any of the payments specified in [****] have not been made at the time the payment specified in [****] becomes due and payable, then Roche shall make all such unpaid payments no later than the due date for the payment specified in [****] [****], regardless of whether the events specified in [****] have occurred.

9.3 Transplant Development Payments. Roche shall pay to PDL the following non-refundable and non-creditable amounts no later than [****] after the later of (i) first occurrence of the indicated event with respect to a Licensed Product or (ii) receipt by Roche of an invoice for such amount:

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Event	Payment
(a) [****] [****]	[****]

(b) [****] (as described in Exhibit [****]) [****]	[****]

(c) [****]	[****]

(d) [****]	[****]

(e) [****]	[****]

(f) [****]	[****]

(g) [****]	[****]

For clarity, Roche shall owe a single payment upon achievement of the event specified in [****], which payment shall satisfy Roche’s obligations with respect to such event both under this [****] and under [****]. If Roche is responsible for achieving an event listed in this [****], [****] of such occurrence. [****].

ARTICLE 10

PAYMENTS BASED ON SALES OF PRODUCTS

10.1 Profit Share in the U.S. Territory.

(a) PDL shall pay Roche, within [****] after the end of each calendar quarter during the Asthma Co-Promotion Term, an amount equal to [****] of the [****]in the Asthma Field for such calendar quarter.

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(b) With respect to Transplant Branded Product Roche shall pay PDL, within [****] after the end of each calendar quarter during the Transplant Co-Promotion Term, an amount equal to [****] of the [****] in the Transplant Field for such calendar quarter.

(c) If there is no Transplant Branded Product, then PDL shall pay Roche, within [****] after the end of each calendar quarter during the Transplant Co-Promotion Term, an amount equal to [****] of the [****] in the Transplant Field for such calendar quarter.

10.2 [****] in the U.S. Territory.

(a) For each of the [****] following the [****], PDL shall pay to Roche [****] on a quarterly basis on PDL Net Sales, in the Asthma Field, of the Licensed Product [****], at the following rates:

Year	[****]
For the [****] following [****]	[****]

For the [****] following [****] Term	[****]

For the [****] following [****]	[****]

If in the U.S. Territory, sales in the Asthma Field of units of Generic Products in the aggregate total at least [****] of the aggregate sales in the Asthma Field of units of all Generic Products and Licensed Products as measured [****], then PDL shall have the right to [****] due under [****] by [****] in the [****], [****] in the [****], and [****] in the [****] (in each case rounded to the nearest [****]). For clarity, if such [****] are applicable, then the actual [****] paid by PDL shall be [****] in the [****], [****] in the [****], and [****]

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in the [****] year. Any [****] pursuant to this [****] shall only apply to [****]. The JFC shall work to develop and implement an agreed upon procedure for tracking such Generic Products.

(b) For each of the [****] following the end of the [****], PDL shall pay to Roche [****] on a quarterly basis on PDL Net Sales, in the Transplant Field, of the Licensed Product [****], at the following rates:

Year	[****]
For the [****] following [****] [****]	[****]

For the [****] following [****]	[****]

For the [****] following [****]	[****]

If in the U.S. Territory, sales in the Transplant Field of units of Generic Products in the aggregate total at least [****] of the aggregate sales in the Transplant Field of units of all Generic Products and Licensed Products as measured [****], then PDL shall have the right to [****] due under [****] by [****] in the [****], [****] in the [****] year, and [****] in the [****] year (in each case rounded to the nearest [****]). For clarity, if such [****] are applicable, then the [****] paid by PDL shall be [****] in the [****], [****] in the [****], and [****] in the [****]. Any [****] pursuant to this [****] shall only apply to [****]. The JFC shall work to develop and implement an agreed upon procedure for tracking such Generic Products.

(c) For clarity, the [****] specified in Sections 10.2(a) and 10.2(b) are [****] the first of which commences on the [****] [****] or [****], as applicable.

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10.3 Royalties in the ROW Territory.

(a) Royalties for Approval(s) in One Collaborative Field. Subject to Section 10.3(b), for each calendar year or portion thereof during the term specified in Section 10.3(d), Roche shall pay to PDL incremental royalties on Roche Net Sales in the ROW Territory, at a royalty rate determined by annual Roche Net Sales in the ROW Territory of all Licensed Products as follows:

Annual Roche Net Sales in ROW Territory (US$)	Royalty Rate
Up to and including [****]	[****]

Above [****] but not exceeding [****]	[****]

Above [****]	[****]

As an example, if annual Roche Net Sales in the ROW Territory for a given year are [****], Roche would pay royalties equal to [****], calculated as [****] multiplied by [****] plus [****] [****] plus [****].

(b) Royalties for Approvals in Both Collaborative Fields. The following provisions shall apply to any country in the ROW Territory in which Drug Approval Applications with respect to both the Transplant Field and the Asthma Field have been approved, for so long as such approvals remain in force:

(i) Roche shall owe two separate quarterly royalties, each calculated pursuant to the schedule in Section 10.3(a), one based on Roche Net Sales in the ROW Territory in the Asthma Field and one based on Roche Net Sales in the ROW Territory in the Transplant Field. Roche Net Sales in the ROW Territory shall be

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allocated between the Asthma Field and the Transplant Field in accordance with the remainder of this Section 10.3(b), or in accordance with any other procedure unanimously approved by the JSC.

(ii) Within [****] after the First Commercial Sale in the second Collaborative Field, the JSC shall prepare and approve a written report containing (A) the aggregate Global Net Sales for the most recently ended calendar year in those Major Regulatory Jurisdictions ([****]) in which the Licensed Product has received Regulatory Approval in both Collaborative Fields; and (B) the percentage of such Global Net Sales attributable to use of the Licensed Product in the Transplant Field, calculated based on the reasonable methodologies consistently applied by Roche for the purpose of tracking its sales of other products in the Transplant Field (such percentage, the “Transplant Percentage”). The cost of implementing the methodology for tracking sales of Licensed Product in the Transplant Field shall be [****]. The JSC shall prepare and approve an updated Transplant Percentage within [****] after the end of each subsequent calendar year.

(iii) For the purpose of calculating royalties under Section 10.3, Roche Net Sales in the ROW Territory in the Transplant Field shall be deemed to be equal to Roche Net Sales in the ROW Territory multiplied by the Transplant Percentage, and the remainder of the Roche Net Sales in the ROW Territory shall be deemed to be Roche Net Sales in the ROW Territory in the Asthma Field.

(c) Roche shall have the right to deduct from any royalties payable under Section 10.3 the following: (i) [****] for Licensed Products sold in the ROW Territory (on a first-in, first-out basis) during the royalty reporting period for which such royalties are due; and (ii) any [****] for Licensed Product sold in the ROW Territory (on a first-in, first-out basis) during the royalty reporting period for which such royalties are due.

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(d) Roche’s obligation to pay a royalty under Section 10.3 for a particular Licensed Product in a particular Collaborative Field shall expire, on a country-by-country basis, on the later of (i) [****] following the First Commercial Sale of such Licensed Product in Collaborative Field, in such country and (ii) the last date on which the making, using, selling, or importing of Licensed Product, but for the licenses granted herein, would infringe a Valid Claim. If required by law, the First Commercial Sale in the European Union will be considered the First Commercial Sale in each country of the European Union.

10.4 Adjustments Related to Third Party Competition.

(a) If in a country of the ROW Territory sales in the Asthma Field of units of Generic Products in aggregate total at least [****] of the aggregate sales in the Asthma Field of units of all Generic Products and Licensed Products as measured at [****], then Roche shall have the right [****] any royalties due under Section 10.3 (after the applicable [****] if applicable) by: (a) [****] in the [****] in which such Generic Product sales achieve such sales levels; (b) [****] in the [****], and (c) [****] in the [****] and all [****] (in each case rounded to the nearest [****]). Any royalty [****] pursuant to this Section 10.4(a) shall only apply to royalties on Roche Net Sales in the ROW Territory in the Asthma Field. The JFC shall work to develop and implement an agreed upon procedure for tracking such Generic Products.

(b) If in a country of the ROW Territory sales in the Transplant Field of units of Generic Products in aggregate total at least [****] of the aggregate sales in the Transplant Field of units of all Generic Products and Licensed Products as measured at the end of a full calendar year, then Roche shall have the right to [****] any royalties due under Section 10.3 (after the applicable [****], if applicable) by: (a[****] in the [****] in which such Generic Product sales achieve such sales levels; (b) [****] in the [****], and

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89.	CONFIDENTIAL TREATMENT

(c) [****] in the [****] and [****] (in each case rounded to the nearest [****]). Any royalty [****] pursuant to this Section 10.4(b) shall only apply to royalties on Roche Net Sales in the ROW Territory in the Transplant Field. The JFC shall work to develop and implement an agreed upon procedure for tracking such Generic Products.

10.5 Adjustments for Third Party Licenses. Roche and PDL shall share all costs associated with Third Party Licenses in ROW Territory as set forth in this Section 10.5. For the ROW Territory, Roche shall be responsible for [****] of all payments under Third Party Licenses that are not included in the Transfer Price and are allocable to the use, development, sale, manufacture, or import of Licensed Products in the ROW Territory, including without limitation all payments under Third Party Licenses (a) calculated based on sales of Licensed Products in the ROW Territory; (b) made on account of the achievement of particular events relating to development or commercialization of Licensed Products in the ROW Territory; and (c) as consideration for a grant of a license or other rights in the ROW Territory (collectively, “ROW License Payments”). PDL shall be responsible for the remaining [****] of ROW License Payments. The Parties shall, within [****] after the end of each [****], reimburse each other to effect the sharing of ROW License Payments set forth in this Section 10.5. For each license agreement that is included in Third Party Licenses pursuant to Section 1.88(b) and that is also necessary for the use, manufacture, sale, offering for sale, or importation of products outside the Collaborative Fields, the Parties will [****] of payments under such license agreement to determine the portion of such payments [****], which portion alone shall be includable in ROW License Payments. This Section 10.5 shall supersede Section 7.3 of the Worldwide Daclizumab Agreement to the extent Section 7.3 of the Worldwide Daclizumab Agreement is applicable to any ROW License Payments.

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10.6 [****] Payments. Roche shall pay to PDL the following one-time, non-refundable and non-creditable amounts within [****] after the later of (i) the first achievement of the indicated events with respect to [****] of all Licensed Products in the Territory, and (ii) receipt by Roche of an invoice for such amount:

Event	Payment
[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

For clarity, if more than one of the indicated [****] events occurs in the same twelve (12) month period, then Roche shall pay PDL the sum of all payments corresponding to such [****] events. Roche shall provide PDL with written notice of the first achievement of each event listed in this Section 10.6 within [****] of such achievement. If Roche fails to provide such notice within such [****], then Roche’s associated payment shall be due no later than [****] after such event.

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91.	CONFIDENTIAL TREATMENT

ARTICLE 11

PAYMENT; REPORTS; AUDITS

11.1 Roche Quarterly Royalty Payments and Reports.

(a) Until the expiration of Roche’s royalty obligations under Section 10.3, Roche agrees to make payments and written reports to PDL within [****] after the end of each calendar quarter covering all sales of the Licensed Products in the ROW Territory by Roche, its Affiliates or sublicensees (except PDL, its Affiliates and sublicensees) for which invoices were sent during such calendar quarter, each such written report stating for the period in question:

(i) for Licensed Products disposed of by sale, the description of Licensed Products and the calculation of Roche Net Sales in the ROW Territory,

(ii) for Licensed Products disposed of other than by sale, the description and nature of the disposition, and

(iii) the calculation of the amount due to PDL for such quarter pursuant to Sections 10.3, 10.4, 10.5 and 10.6.

(b) The information contained in each report under Section 11.1(a) shall be considered Confidential Information of Roche. Concurrent with the delivery of each quarterly report, Roche shall make the payment due PDL hereunder for the calendar quarter covered by such report.

(c) It is understood that only one royalty payment under Article 10 shall be payable on a given unit of Licensed Product disposed of under this Agreement. In

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92.	CONFIDENTIAL TREATMENT

the case of transfers or sales of any Licensed Product between Roche and an Affiliate sublicensee of Roche, such royalty shall be payable with respect to, the sale of such Licensed Product to (i) an independent Third Party not an Affiliate of the seller or (ii) if the end user is an Affiliate of the seller, then such end user.

11.2 PDL Quarterly Royalty Payments and Reports.

(a) During the [****] period of PDL’s royalty obligations under Section 10.2(a) and the three (3) year period of PDL’s royalty obligations under Section 10.2(b), PDL agrees to make payments and written reports to Roche within [****] after the end of each calendar quarter covering all sales of the relevant Licensed Product in the Asthma Field or the Transplant Field (as applicable) in the U.S. Territory by PDL for which invoices were sent during such calendar quarter, or, in the case of royalties from the PDL Net Sales of PDL’s Affiliates or sublicensees (except Roche, its Affiliates and sublicensees), within [****] following the end of the quarter in which PDL receives the royalty report from the Affiliate sublicensee. Each report shall state for the period in question:

(i) for such Licensed Products disposed of by sale, the description of Licensed Products and the calculation of PDL Net Sales therefor,

(ii) for such Licensed Products disposed of other than by sale, the description and nature of the disposition, and

(iii) the calculation of the amount due to Roche for such quarter pursuant to Section 10.2.

(b) The information contained in each report under Section 11.2(a) shall be considered Confidential Information of PDL. Concurrent with the delivery of each quarterly report, PDL shall make the payment due Roche hereunder for the calendar quarter covered by such report.

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(c) It is understood that only one royalty payment under Section 10.2 shall be payable on a given unit of Licensed Product disposed of under this Agreement. In the case of transfers or sales of any Licensed Product between PDL and an Affiliate sublicensee of PDL which is subject to royalties under Section 10.2, such royalty shall be payable with respect to the sale of such Licensed Product to (i) an independent Third Party not an Affiliate of the seller or (ii) if the end user is an Affiliate of the seller, then such end user.

11.3 Gross Margin Reports. Along with each of the payments specified in Sections 10.1(a) and 10.1(c), PDL shall provide Roche with a written report containing the PDL Adjusted Gross Sales and COGS figures relevant to the calculation of the PDL Gross Margin in the applicable field, and the calculation of the amount due to Roche. Along with each of the payments specified in Section 10.1(b), Roche shall provide PDL with a written report containing the Roche Adjusted Gross Sales, Target Price, Transfer Price and Roche Fill/Finish Costs figures relevant to the calculation of the Roche Gross Margin, and the calculation of the amount due to PDL. The information contained in each report under this Section 11.3 shall be considered Confidential Information of the Parties.

11.4 Other Reports. The Parties’ reporting obligations with respect to Development Expenses, Operating Expenses and Sales Force Expenses are set forth in Sections 4.6(c) and 6.3(c). The information contained in such reports shall be considered Confidential Information of both Parties.

94.	CONFIDENTIAL TREATMENT

11.5 Accounting.

(a) Product Sales Records. Each Party (the “Royalty Paying Party”) agrees to keep full, clear and accurate records for a period of at least [****] after the relevant payment is owed pursuant to this Agreement, setting forth the manufacturing, sales and other disposition of Licensed Products sold or otherwise disposed of in sufficient detail to enable royalties and compensation payable to the other Party (the “Royalty Receiving Party”) hereunder to be determined. Each Royalty Paying Party further agrees to permit its books and records to be examined by an independent accounting firm selected by the Royalty Receiving Party to verify reports provided for in Section 11.1, 11.2, or 11.3. Unless the Royalty Receiving Party obtains the prior written consent of the Royalty Paying Party, such accounting firms must be selected from among the four largest global accounting firms. Such audit shall not be performed more frequently that [****] per calendar year nor more frequently than [****] with respect to records covering any specific period of time. Such examination is to be made at the expense of the Royalty Receiving Party, except in the event that the results of the audit reveal a discrepancy in favor of the Royalty Paying Party of [****]or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by the Royalty Paying Party.

(b) Expense Records. Each Party (the “Expense Incurring Party”) agrees to keep full, clear and accurate records for a period of at least [****] after the relevant report is made pursuant to Section 4.6(c) or 6.3(c) setting forth its Development Expenses or Operating Expenses, as applicable, incurred in sufficient detail to enable royalties and compensation payable to the other Party (the “Expense Reimbursing Party”) hereunder to be determined. Each Expense Incurring Party further agrees to permit its books and records to be examined by an independent accounting firm selected by the Expense Reimbursing Party to verify reports made pursuant to Section 4.6(c) or 6.3(c), as applicable. Unless the Expense Reimbursing Party obtains the prior written consent of the Expense Incurring Party, such accounting firms must be selected

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95.	CONFIDENTIAL TREATMENT

from among the four largest global accounting firms. Such audit shall not be performed more frequently that [****] per calendar year nor more frequently than [****] with respect to records covering any specific period of time. Such examination is to be made at the expense of the Expense Reimbursing Party, except in the event that the results of the audit reveal a discrepancy in favor of the Expense Incurring Party of [****] or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by the Expense Incurring Party.

11.6 Methods of Payments. All payments due to either PDL or Roche under this Agreement shall be paid in Dollars by wire transfer to a bank in the U.S. designated in writing by the Party to which the payment is due.

11.7 Taxes. If provision is made in law or regulation of any country of the Territory for withholding of taxes of any type, levies or other charges with respect to the any amounts payable hereunder to a Party or its Affiliates, the other Party or its Affiliates (“Withholding Party”) shall promptly pay such tax, levy or charge for and on behalf of the Party to the proper governmental authority, and shall promptly furnish the Party with receipt of such payment. The Withholding Party shall have the right to deduct any such tax, levy or charge actually paid from payment due the Party or be promptly reimbursed by the Party if no further payments are due the Party. Each Withholding Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

11.8 Currency. All payments under this Agreement shall be in Dollars.

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11.9 Late Payments. Any amount owed by one Party to the other Party under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the [****] as reported by Bloomberg (or a successor or similar organization).

ARTICLE 12

PATENTS AND KNOW-HOW

12.1 PDL Technology. Ownership of the PDL Know-How and PDL Patents shall remain vested at all times in PDL.

12.2 Joint Inventions and Joint Roche-PDL Patents. Subject to Section 12.6(e), ownership of Joint Inventions and Joint Roche-PDL Patents shall be vested jointly in PDL and Roche. Except where such activities would conflict with an exclusive license granted to a Party in this Agreement or in the Worldwide Daclizumab Agreement, both Parties shall at all times have the co-exclusive right within the Territory to practice, or to make, have made, use, import, offer for sale or sell any Joint Invention under any Joint Roche-PDL Patent, and neither Party shall be obligated to account to the other. As used herein, a right to practice any Joint Roche-PDL Patent for a particular purpose without any obligation to account shall include the right to grant licenses for such purpose without the consent of the other Party. To the extent either Party needs the consent of the other Party to exploit its co-exclusive or exclusive rights with respect to Joint Roche-PDL Patents, including the right to sublicense or enforce such Joint Roche-PDL Patents, the other Party shall cooperate with the Party making such a request and promptly supply all needed consents, signatures and the like.

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12.3 Roche Technology. Except as expressly provided in this Agreement or the Worldwide Daclizumab Agreement, ownership of the Roche Know-How, Roche Patents and Roche Inventions shall remain vested at all times in Roche.

12.4 Disclosure of New Inventions. At a regular interval to be agreed by the Parties (but no less than quarterly), the Parties shall disclose to each other any Joint Inventions, Roche Inventions, or other inventions that constitute or will constitute new PDL Know-How, Roche Know-How, PDL Patents (if a patent application is filed), or Roche Patents (if a patent application is filed), to extent that any of the foregoing were conceived or reduced to practice since the previous new invention disclosure.

12.5 Prosecution of Sole PDL Patents and Sole Roche Patents.

(a) PDL agrees to prosecute and reasonably maintain all of the patents and applications included within the Sole PDL Patents (except for [****]), to the extent it has the rights to do so, consistent with the patent strategy developed by the JPC, and Roche agrees to prosecute and reasonably maintain the Sole Roche Patents, to the extent it has the rights to do so from any co-owner of such Sole Roche Patents, consistent with the patent strategy developed by the JPC. The costs and expenses for such prosecution and maintenance shall be allocated between the Parties as set forth in Section 12.7.

(b) The Party responsible for such patent (“Responsible Party”) shall provide the other Party with a reasonable opportunity to comment on all draft filings prior to their submission to the relevant patent authority. On the reasonable request of the Responsible Party, the other Party shall cooperate, in all reasonable ways, in connection with the prosecution of all patent applications included within the Sole PDL Patents or Roche Sole Patents, as the case may be. Should the Responsible Party decide that it is no longer interested in maintaining or prosecuting a Sole PDL Patent

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98.	CONFIDENTIAL TREATMENT

(except for [****]) or Sole Roche Patent, as the case may be, it shall promptly advise the other Party thereof and, at the request of such other Party, PDL and Roche shall negotiate in good faith to determine an appropriate course of action in the interests of both Parties. If any Sole PDL Patents are assigned to Roche, Roche will thereafter prosecute and reasonably maintain such Sole PDL Patents at Roche’s own cost to the extent that Roche desires to do so, provided that to the extent such Sole PDL Patent contains claims outside the Collaborative Fields, PDL and its Affiliates shall have a worldwide immunity from suit thereunder. If Roche’s interest in any Sole Roche Patent is assigned to PDL, PDL will thereafter prosecute and reasonably maintain such Sole Roche Patent at PDL’s own cost to the extent that PDL desires to do so, provided that to the extent such Sole Roche Patent contains claims outside the Collaborative Fields, Roche and its Affiliates shall have a worldwide immunity from suit thereunder.

12.6 Prosecution of Joint Inventions.

(a) PDL will have the first right of election to file priority patent applications for Joint Inventions in any country in the Territory. If PDL declines to file such applications then Roche may do so. Such filings and all subsequent prosecution and maintenance shall be consistent with the patent strategy developed by the JPC.

(b) The Party not performing the priority patent filings for Joint Inventions pursuant to this Section 12.6 undertakes without cost to the filing Party to obtain all necessary assignment documents for the filing Party, to render all signatures that shall be necessary for such patent filings and to assist the filing Party in all other reasonable ways that are necessary for the issuance of the patents involved as well as for the maintenance and prosecution of such patents. The Party not performing the patent filings shall on request be authorized by the other Party to have access to the files concerning such patents in any patent offices in the world.

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99.	CONFIDENTIAL TREATMENT

(c) The Party performing the priority patent filings for Joint Inventions pursuant to this Section 12.6 undertakes to perform the corresponding convention filings from case to case, after having discussed the countries for foreign filings with the other Party.

(d) The costs and expenses for prosecution and maintenance of Joint Roche-PDL Patents shall be allocated between the Parties as set forth in Section 12.7.

(e) Should the Responsible Party decide that it is no longer interested in maintaining or prosecuting a Joint Roche-PDL Patent, it shall promptly advise the other Party thereof and the Parties shall discuss whether the Responsible Party shall assign such Joint Roche-PDL Patent to the other Party at no cost to the assignee. If any such patents or patent applications are assigned to Roche, they shall then be deemed to be a Sole Roche Patent and, to the extent such Joint Roche-PDL Patent contains claims outside the Collaborative Fields, PDL and its Affiliates shall have a worldwide immunity from suit thereunder. If any such patents or patent applications are assigned to PDL, they shall then be deemed to be a Sole PDL Patent and, to the extent such Joint Roche-PDL Patents contain claims outside the Collaborative Fields, Roche and its Affiliates shall have a worldwide immunity from suit thereunder.

12.7 Allocation of Patent Prosecution Expenses. The costs incurred by the Parties with respect to the prosecution and maintenance of PDL Patents and Roche Patents in the U.S. Territory and the European Union, or in connection with the international phase of PCT applications that designate the U.S. and/or European Union countries, shall be included in [****] and shall be shared [****] by the Parties until the end of the [****]. Thereafter, [****] shall be solely responsible for such costs in the [****] or in connection with the international phase of PCT applications that designate the [****], and [****] shall be solely responsible for such costs in the [****] or in connection

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with the international phase of PCT applications that designate [****]. PDL shall bear [****] of the costs incurred by the Parties with respect to the post-issuance maintenance of PDL Patents in the ROW Territory (except for the European Union). Except as set forth in the preceding sentence, Roche shall bear [****] of the costs incurred by the Parties with respect to the prosecution and maintenance of PDL Patents and Roche Patents in the ROW Territory (except for the European Union) until the termination of Roche’s royalty obligations under Section 10.3. Thereafter, PDL will be solely responsible for such costs with respect to the PDL Patents and Roche shall be solely responsible for such costs with respect to Sole Roche Patents. Notwithstanding anything to the contrary set forth above, PDL will be solely responsible for all costs with respect to the prosecution and maintenance of the [****].

12.8 Enforcement and Defense of Sole Patents.

(a) In the event of any action against a Third Party for infringement of any claim in any issued patent within the Sole PDL Patents or Sole Roche Patents, as the case may be, or the institution by a Third Party of any proceedings for the revocation of any such claim, each Party will notify the other promptly and, following such notification, the Parties shall confer. In the [****] Territory, [****] shall have the right, but not the obligation, to prosecute such actions or to defend such proceedings involving the [****] in a Collaborative Field, in its own name and entirely under its own direction and control. The Parties shall share [****] all expenses associated with such action or proceeding, provided it is commenced prior [****]. [****] shall bear all costs associated with any such action or proceeding commenced after [****]. In the [****] Territory, [****] shall have the right, but not the obligation, to prosecute such actions or to defend such proceedings involving the [****] (other than [****] [****]) in a Collaborative Field at [****], in its own name and entirely under its own direction and control. [****] shall have the right, but not the obligation, to prosecute such actions or to defend such proceedings involving the [****] at [****], in its own name and entirely under its own direction and control.

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(b) If a Party with the first right hereunder elects not to prosecute any action for infringement or to defend any proceeding for revocation of any claims in any issued patent within the [****] (other than [****] and those [****] for which [****]) in a Collaborative Field or [****] (other than those [****]), as the case may be, within [****] of being requested by the other Party to do so, the other Party may prosecute such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control, provided however, that the Parties shall [****] all expenses associated with (i) actions or proceedings brought in the U.S. Territory prior to [****] with respect to [****] in the Asthma Field and (ii) actions or proceedings brought in the U.S. Territory [****] with respect to [****] in the Transplant Field. After [****], [****] shall not have any right to bring any action or defend any proceeding in the U.S. Territory with respect to a [****] in the Asthma Field. After the [****], [****] shall not have any right to bring any action or defend any proceeding in the U.S. Territory with respect to a [****] in the Transplant Field.

(c) In any event, the Party bringing an action (“Acting Party”) pursuant to this Section 12.8 shall solicit, and seriously consider in good faith the input of the other Party (“Assisting Party”) with respect to all material aspects of such action, including without limitation, the development of the litigation strategy and the execution thereof. In furtherance and not in limitation of the foregoing, the Acting Party shall keep the Assisting Party promptly and fully informed of the status of any such action, and the Assisting Party shall have the right to review and comment on the Acting Party’s activities related thereto.

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(d) Each Party will reasonably assist the Acting Party in any such action or proceeding being prosecuted or defended by the Acting Party, if so requested by the Acting Party or required by law. Without limiting the generality of the foregoing, the Assisting Party agrees to join such action or proceeding if required by law to maintain such action or proceeding. The Acting Party will pay or reimburse the Assisting Party for all costs, expenses and liabilities that the Assisting Party may incur or suffer in affording assistance to such actions or proceedings. No settlement of any such action or defense that restricts the scope or affects the enforceability of PDL Know-How or Sole PDL Patents may be entered into by either PDL (if it would affect Roche’s rights under this Agreement) or Roche without the prior consent of the other Party hereto, [****]. No settlement of any such action or defense that restricts the scope or affects the enforceability of Roche Know-How or Sole Roche Patents may be entered into by either PDL or Roche without the prior consent of the other Party hereto (if it would affect the other Party’s rights under this Agreement), [****].

(e) If either Party elects to prosecute an action for infringement or to defend any proceedings for revocation of any claims pursuant to this Section 12.8 and subsequently ceases to continue or withdraws from such action or defense, it shall forthwith so notify the other Party in writing and the other Party may substitute itself for the withdrawing Party and the Parties’ respective rights and obligations under this Section 12.8 shall be reversed.

(f) Notwithstanding the foregoing, at PDL’s request [****], Roche shall assist PDL with respect to enforcement or revocation actions outside the Collaborative Fields with respect to a Sole PDL Patent claiming the composition of matter of a Licensed Product.

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12.9 Enforcement and Defense of Joint Roche-PDL Patents. In the event of any action against a Third Party for infringement of any claim in any issued patent within the Joint Roche-PDL Patents, or the institution by a Third Party of any proceedings for the revocation of any such claim, each Party will notify the other promptly and, following such notification, the Parties shall confer to determine whether either or both Parties shall control the prosecution or defense of such action or proceeding and who shall bear the costs thereof. If both Parties wish to control the prosecution or defense of such action or proceeding and the Parties are unable to reach agreement within [****] of the notification referred to above, then [****] shall have the exclusive right to bring such action or defend such proceeding, in its own name and entirely under its own direction, and at [****] request, [****] shall participate in such action or proceeding at [****]. No settlement of any action or defense that restricts the scope or affects the enforceability of Joint Roche-PDL Patents may be entered into by either PDL or Roche without the prior consent of the other Party hereto, which consent shall not be unreasonably withheld. In any event, the Acting Party pursuant to this Section 12.9 shall solicit, and seriously consider in good faith the other Party’s input with respect to all material aspects of such action, including without limitation, the development of the litigation strategy and the execution thereof. In furtherance and not in limitation of the foregoing, the Acting Party shall keep the other Party promptly and fully informed of the status of any such action, and the other Party shall have the right to review and comment on the Acting Party’s activities related thereto.

12.10 Distribution of Proceeds. In the event either Party exercises the rights conferred in Section 12.8 or 12.9 hereof, and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to reimburse the Parties for all costs and expenses incurred in connection therewith, including reasonable attorneys’ fees necessarily

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involved in the prosecution and/or defense of any suit or proceeding and, if after such reimbursement any funds shall remain from such damages or other sums recovered, said remaining recovery shall be allocated as follows:

(a) With respect to actions or proceedings commenced hereunder in the U.S. Territory prior to the end of the Asthma Co-Promotion Term regarding one or more Sole PDL Patents or Sole Roche Patents infringed in the Asthma Field or prior to the end of the Transplant Co-Promotion Term regarding one or more Sole PDL Patents or Sole Roche Patents infringed in the Transplant Field, the Parties shall [****] share such remaining recovery;

(b) With respect to actions or proceedings commenced hereunder in the U.S. Territory after the end of the Asthma Co-Promotion Term regarding one or more Sole PDL Patents or Sole Roche Patents infringed in the Asthma Field or after the end of the Transplant Co-Promotion Term regarding one or more Sole PDL Patents or Sole Roche Patents infringed in the Transplant Field, [****] shall retain such remaining recovery in its entirety;

(c) With respect to actions or proceedings commenced hereunder in the ROW Territory regarding one or more Sole PDL Patents or Sole Roche Patents, [****] shall retain such remaining recovery in its entirety, provided that if [****] is the acting Party, then such remaining recovery shall be deemed [****] and [****] shall pay [****] a royalty based thereon in accordance with the terms set forth in Section [****];

(d) With respect to actions or proceedings commenced by PDL hereunder with respect to a Joint Roche-PDL Patent, such remaining recovery shall be divided between the Parties [****]; and

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(e) With respect to actions or proceedings commenced by Roche hereunder with respect to a Joint Roche-PDL Patent, such remaining recovery shall be divided [****] between the Parties.

12.11 Defense of Infringement Actions.

(a) If Roche and/or PDL are named as defendant(s) in a patent infringement suit filed by a Third Party concerning the development, manufacture, production, use, importation, offer for sale, or sale of Licensed Products in a Collaborative Field in the ROW Territory, then Roche shall defend such suit at its own cost and shall indemnify and hold PDL harmless against any such patent or other infringement suits, and any claims, losses, damages, liabilities, expenses, including reasonable attorneys’ fees and cost, that may be incurred by PDL therein or in settlement thereof. Any and all settlements that restrict the scope or enforceability of PDL Know-How or PDL Patents must be approved by PDL, in its sole and absolute discretion, before execution by Roche. Any and all settlements that restrict the scope or enforceability of Joint Roche-PDL Patents or Sole Roche Patents (other than those Sole Roche Patents co-owned by a Third Party) must be approved by PDL before execution by Roche, such approval not to be unreasonably withheld. PDL shall not be required to approve any settlement that does not include as a condition thereof the granting to PDL of a full and unconditional release of claims.

(b) If Roche and/or PDL are named as defendant(s) in a patent infringement suit filed by a Third Party concerning the methods or products used by or on behalf of PDL during the manufacture of Licensed Products for sale in a Collaborative Field in the U.S. Territory, and PDL had not previously disclosed to Roche that it was using such methods or products during such manufacture, then PDL shall defend such suit at its own cost and hold Roche harmless against any such patent or

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other infringement suits, and any claims, losses, damages, liabilities, expenses, including reasonable attorneys’ fees and costs, that may be incurred by either Party therein or in settlement thereof. Any and all settlements must be approved by both Parties, such approval not to be unreasonably withheld. Roche shall not be required to approve any settlement that does not include as a condition thereof the granting to Roche of a full and unconditional release of claims.

(c) If Roche and/or PDL are named as defendant(s) in a patent infringement suit not covered by Section 12.11(b) that is filed by a Third Party concerning the development, manufacture, production, use, importation, offer for sale, or sale of Licensed Products in the Asthma Field in the U.S. Territory prior to the end of the Asthma Co-Promotion Term or in the Transplant Field in the U.S. Territory prior to the end of the Transplant Co-Promotion Term, then the Parties shall share [****] all costs associated with such suit including all claims, losses, damages, liabilities, expenses, including reasonable attorneys’ fees and costs, that may be incurred by either Party therein or in settlement thereof. Any and all settlements must be approved by both Parties, such approval not to be unreasonably withheld. Neither Party shall be required to approve any settlement that does not include as a condition thereof the granting to such Party of a full and unconditional release of claims.

(d) During the term of this Agreement, each Party shall bring to the attention of the other Party all information regarding potential infringement of Third Party intellectual property rights via the development, manufacture, production, use, importation, offer for sale, or sale of Licensed Products in a Collaborative Field in the ROW Territory or the U.S. Territory. The Parties shall discuss such information and decide how to handle such matter.

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(e) This Section 12.11 shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.

12.12 Right to Counsel. Each Party to this Agreement shall always have the right to be represented by counsel of its own selection and its own expense in any suit or other action instituted by the other for infringement, under the terms of this Agreement.

12.13 Conflicts. If the terms set forth in this Article 12 conflict with or are inconsistent with any terms set forth in the Worldwide Daclizumab Agreement, then the terms set forth in this Article 12 shall prevail to the extent necessary to overcome such conflict or inconsistency.

ARTICLE 13

TRADEMARKS

13.1 Selection and Procurement of Trademarks. The JSC shall select a single trademark (other than the Zenapax Trademark) to be used to market the Licensed Product in the Asthma Field throughout the Territory and a separate trademark (other than the Zenapax Trademark and the trademark selected for the Asthma Field) to be used to market the Licensed Product in the Transplant Field in each regulatory jurisdiction in the Territory in which different trademarks may be used to market the Licensed Product in the Asthma Field and the Transplant Field. Such separate trademark, once it becomes registered in the U.S. Territory and is approved by the FDA for use in the U.S. Territory with respect to the Licensed Product in the Transplant Field, shall be referred to herein as the “Transplant Trademark.” Each selected trademark shall be deemed a PDL Trademark and shall be owned by PDL. PDL shall be responsible for procurement and maintenance of trademark registrations for the PDL Trademarks in the Territory, except that PDL may cease trademark registration procurement activities for any PDL Trademark in any country in the ROW

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Territory provided it first offers Roche the opportunity to assume such activities at its own expense. Those expenses incurred by PDL with respect to PDL Trademarks in the U.S. Territory shall be included in Operating Expenses.

13.2 Use of the Trademarks. Roche and its Affiliates and sublicensees shall use the PDL Trademarks only in connection with the development, use, marketing, promotion, detailing, sale, and offer for sale of Licensed Product in the Territory in accordance with the licenses granted in Sections 2.1(a)(iii)(2) and 2.1(b)(ii). It is understood and agreed by PDL that, in the ROW Territory, Roche shall have the right to use the corporate names of Roche and its Affiliates, and associated logos and designs, in conjunction with the PDL Trademarks, and shall identify PDL on all packaging and labeling as the manufacture and co-developer of the Licensed Product. It is also understood and agreed that, during the Asthma Co-Promotion Term in the U.S. Territory, the Parties shall have the right to use the corporate names of the Parties and their Affiliates, and all associated logos and designs, in conjunction with the PDL Trademarks with respect to the Asthma Field and that, during the Transplant Co-Promotion Term in the U.S. Territory, the Parties shall have the right to use the corporate names of the Parties and their Affiliates, and all associated logos and designs, in conjunction with the PDL Trademarks with respect to the Transplant Field.

13.3 PDL House Marks. Roche acknowledges the goodwill and reputation associated with the PDL House Marks and shall use the PDL House Marks in a manner that maintains and promotes such goodwill and reputation. Roche shall take all reasonable precautions and actions to protect the goodwill and reputation that has inured to the PDL House Marks, shall refrain from doing any act that is reasonably likely to impair the reputation of the PDL House Marks, and shall cooperate fully to protect the PDL House Marks.

13.4 Quality Control. Roche’s use of the PDL Trademarks and the PDL House Marks must comply with PDL’s style and branding guidelines, and Roche shall provide all materials (including without limitation advertising or promotional materials) that incorporate the PDL Trademarks or PDL House Marks to the Asthma JDC or Transplant JCC (as applicable) for prior review and approval.

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13.5 Acknowledgement of Ownership Rights. Roche undertakes to conduct its activities in such a way so as not to jeopardize or compromise in any way the PDL Trademarks or rights therein. Roche shall not use the PDL Trademarks or PDL House Marks, as the case may be, as all or part of any corporate name, trade name, trademark, service mark, certification mark, collective membership mark, domain name, or any other designation confusingly similar to the PDL Trademarks or PDL House Marks in any way that damages the PDL Trademarks or PDL House Marks. If Roche or its Affiliates challenge or, directly or indirectly, assert any right, title or interest in or to the PDL Trademarks, PDL House Marks, or any registrations or applications for registration thereof, or seek to register the PDL Trademarks or PDL House Marks in any country for any goods and services, then PDL shall have the right to give written notice to Roche of such conduct and Roche shall immediately cease such conduct.

13.6 Use of Trademark Designations. The ™ designation may be used in conjunction with each PDL Trademark within the Territory. Once registrations issue, the ® designation may be used in connection with the PDL Trademarks. An appropriate statutory notice of trademark ownership shall be affixed to or imprinted on any material wherever the PDL House Marks or PDL Trademarks are used. PDL’s ownership of such marks shall be identified on all materials on which they appear. The exact language for identification of ownership shall be in accordance with branding and implementation guidelines to be agreed on by the Parties.

13.7 Infringement of Trademarks.

(a) Procedure. In the event that either Party becomes aware of (i) actual infringement of a PDL Trademark in the ROW Territory; (ii) a mark or name confusingly similar to a PDL Trademark in the ROW Territory; or (iii) any unfair trade practices, trade dress imitation, passing off, or like offenses, in the ROW Territory that relate to the PDL Trademarks, such Party shall promptly so notify the other Party in

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writing. [****] shall have the right, but not the obligation, at its [****], to initiate, prosecute, and control an infringement action or file any other appropriate action or claim related to such infringement of the PDL Trademark against any Third Party. If [****] fails to bring any such infringement action within a period of ninety (90) days after delivery of the notice set forth above, then [****] shall have the right, but not the obligation, at its [****], to initiate, prosecute, and control an infringement action or file any other appropriate action or claim related to such infringement of the PDL Trademark against any Third Party. In either event, the Party not bringing any such action (i) shall have the right (at its own expense) to participate in such action and to be represented by counsel of its own choice, and (ii) agrees, at the request [****] of the Party bringing such action, to be joined as a Party to the suit and to provide reasonable assistance in any such action. The Party controlling such action shall take all reasonable and appropriate steps to protect, defend, and maintain the PDL Trademarks for use by the Parties and shall have the right to control settlement of such action; provided, however, that no settlement shall be entered into without the written consent of the other Party, not to be unreasonably withheld.

(b) Costs. Any damages or monetary award recovered shall be applied first to reimburse the reasonable costs and expenses of the Party bringing such action in connection with such litigation, with the balance being allocated to the Parties [****].

13.8 Third Party Trademark Claims.

(a) Claims Based on Use of the PDL Trademarks. If a claim is brought by a Third Party that the Parties’ use of the PDL Trademarks infringes such Third Party’s trademarks, the Party against which (or against whose Affiliate, as the case may be) the action is brought will give prompt written notice to the other Party of

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such claim. If the JSC or Executive Officers selected such trademark for the Licensed Product by consensus, then (i) [****] shall defend any such claim and any resulting suit brought in the ROW Territory at its expense and shall indemnify [****] and its Affiliates against any resulting final judgments and settlements, provided that [****] shall not settle any claim or suit in a manner that would adversely affect [****] without obtaining [****] prior written consent, which shall not be unreasonably withheld, and (ii) [****] shall defend any such claim and any resulting suit brought in the U.S. Territory with respect to use of the trademark in the Asthma Field during the Asthma Co-Promotion Term or in the Transplant Field during the Transplant Co-Promotion Term provided that the costs associated with such defense shall be Operating Expenses (and therefore shared equally by the Parties) and [****] shall not settle any claim or suit in a manner that would adversely affect [****] without obtaining [****] prior written consent, which shall not be unreasonably withheld. If the JSC and Executive Officers did not reach consensus regarding the selection of a trademark for use on the Licensed Product and [****] selected such trademark pursuant to Section 3.5(b), then [****] shall defend such claim and any resulting suit at its expense and shall indemnify [****] and its Affiliates against any resulting final judgments and settlements, provided that [****] shall not settle any claim or suit in a manner that would adversely affect [****] without obtaining [****] prior written consent, which shall not be unreasonably withheld. If the JSC and Executive Officers did not reach consensus regarding the selection of a Transplant Trademark and [****] selected such trademark pursuant to Section 3.5(b)(iv), then [****] shall defend such claim and any resulting suit at its expense and shall indemnify [****] and its Affiliates against any resulting final judgments and settlements, provided that [****] shall not settle any claim or suit in a manner that would adversely affect [****] without obtaining [****] prior written consent, which shall not be unreasonably withheld.

(b) Claims Based on Use of the PDL House Marks. If a claim is brought by a Third Party that the use of the PDL House Marks by Roche or its Affiliates

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in the ROW Territory infringes such Third Party’s trademarks, Roche shall give prompt written notice to PDL of such claim. [****] shall defend such claim and any resulting suit at its expense and shall indemnify [****] and its Affiliates against any resulting final judgments and settlements, provided that [****] shall not settle any claim or suit in a manner that would adversely affect [****] without obtaining [****] prior written consent, which shall not be unreasonably withheld.

ARTICLE 14

REPRESENTATIONS, WARRANTIES, AND COVENANTS

14.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party:

(a) Such Party is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b) The execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c) Such Party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any agreement of such Party with a Third Party;

(d) To the best of its knowledge, such Party has the right to grant the rights and licenses described in this Agreement; and

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(e) PDL and Roche each covenant to timely make any required application pursuant to the HSR Act. Each party shall cooperate fully and promptly in any required HSR notification process as well as any other applicable governmental or regulatory filing required by the HSR Act.

14.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 14.1, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, ARISING FROM A COURSE OR DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

14.3 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EACH PARTY’S PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER, EXCEPT FOR DAMAGES ARISING FROM A BREACH OF SECTION 2.3 OR 15.1. THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

ARTICLE 15

CONFIDENTIALITY

15.1 Nondisclosure of Confidential Information. All Information disclosed by one Party to the other Party under this Agreement shall be subject to the nondisclosure and nonuse provisions set forth in Article XIV of the Worldwide

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Daclizumab Agreement (as amended by this Agreement). The Parties hereby amend Section 14.1(a) of the Worldwide Daclizumab Agreement to permit, in addition to any rights already granted under the Worldwide Daclizumab Agreement, (a) the use by a Party of any trade secrets or proprietary information disclosed to such Party by the other Party (“Confidential Information”) for those purposes permitted by this Agreement; and (b) the further disclosure by such Party of such trade secrets or proprietary information disclosed to such Party by the other Party to those of its Affiliates, sublicensees, prospective sublicensees, employees, consultants, agents or subcontractors as necessary in connection with such Party’s performance under this Agreement.

The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties. Such terms may be disclosed by a Party to investment bankers, investors, and potential investors, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 15. In addition, a copy of this Agreement may be filed by PDL with the Securities and Exchange Commission. In connection with any such filing, PDL shall endeavor to obtain confidential treatment of economic and trade secret information.

In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder.

15.2 Publicity. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Exhibit E. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by law as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure.

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15.3 Publications. Prior to public disclosure or submission for publication of a document describing the results of any scientific activity or collaboration between PDL and Roche in a Collaborative Field, the Party disclosing or submitting such a document (“Disclosing Party”) shall send the other Party (“Responding Party”) a copy of the document. The term “document” includes all manifestations of idea expression, including but not limited to graphic (e.g. text, charts, and other visual presentations) and electromagnetic (e.g. CD, floppy disk, e-mail, video tape, DVD, and other forms of memory). The Responding Party shall have a reasonable time period not to exceed [****] from its confirmed date of receiving the document (“Review Period”) to determine (i) whether the document contains Confidential Information belonging to the Responding Party and (ii) whether the document discloses an invention for which patent protection should be sought (prior to publication of such document) for the purpose of protecting an invention. If the Responding Party does not object in writing to publication of the document within the Review Period, then the Disclosing Party may submit such document for publication or otherwise disclose to the public such results of the scientific activity or collaboration. If the Responding Party determines that the document contains Confidential Information or a patentable invention for which patent protection will be sought, then the Responding Party shall notify in writing the Disclosing Party during the Review Period of its determination. If the document contains [****], then the Disclosing Party shall [****] before public disclosure or submission for publication. If the document contains subject matter for which patent protection should be sought, then the Disclosing Party shall delay public disclosure or submission of the document for a period of at least [****] from the date it receives written notice from the Responding Party, so as to permit preparation and filing of a patent application on the disclosed subject matter. [****] after the date the Disclosing Party receives notice from the Responding Party, the Disclosing Party may submit for publication or publicly disclose such invention. Authorship for any document shall be determined in accordance with

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accepted scientific practice. If a question of authorship arises, then the authorship shall be determined by good faith consultation between the respective heads of research for each Party.

ARTICLE 16

INDEMNIFICATION

16.1 Indemnification by PDL. Unless otherwise provided herein, PDL agrees to indemnify, hold harmless and defend Roche and its directors, officers, employees and agents (the “Roche Indemnitees”) from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses and/or losses (including without limitation attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) to the extent that such Losses arise out of (a) a breach of a representation or warranty or covenant by PDL under Article 14 or (b) the distribution, manufacture, use, testing, promotion, marketing or sale of a Licensed Product by or on behalf of PDL, its Affiliates or sublicensees (except for Roche), but only to the extent the Losses described in “(b)” result from (i) any violation of applicable law by PDL with respect to co-promotion activity in a Collaborative Field in the U.S. Territory under Article 6, (ii) the failure of Licensed Products manufactured by PDL to conform to cGMP or the written specifications for such products or (iii) the negligence or misconduct or failure to act of PDL, its agents or sublicensees in connection with PDL’s obligations under this Agreement. The indemnification obligation set forth in (b) above with respect to the manufacture of Licensed Product shall be automatically superseded by the execution of a Commercial Supply Agreement; after such execution Roche shall be entitled only to such manufacturing-related indemnification from PDL as may be specified in such Commercial Supply Agreement. Notwithstanding the foregoing, PDL shall not have any obligation to indemnify the Roche Indemnitees with respect to any Losses arising out of the negligence or misconduct or failure to act of Roche, its Affiliates, or sublicensees (except for PDL).

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16.2 Indemnification by Roche. Unless otherwise provided herein, Roche shall indemnify, hold harmless and defend PDL and its directors, officers, employees and agents (the “PDL Indemnitees”) from and against any and all Losses, to the extent that such Losses arise out of (a) a breach of a representation or warranty or covenant by Roche under Article 14 or (b) the distribution, use, testing, promotion, marketing, or sale of a Licensed Product by or on behalf of Roche, its Affiliates or sublicensees (except for PDL), but only to the extent that the Losses described in “(b)” result from (i) any violation of applicable law by Roche with respect to co-promotion activity in a Collaborative Field in the U.S. Territory under Article 6, (ii) any ROW Commercialization Activities, or (iii) the negligence or misconduct or failure to act of Roche, its agents or sublicensees in connection with Roche’s obligations under this Agreement. Notwithstanding the foregoing, Roche shall not have any obligation to indemnify the PDL Indemnitees with respect to any Losses arising out of the negligence or misconduct or failure to act of PDL, its Affiliates, or sublicensees (except for Roche).

16.3 Procedure. In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party, including, as requested by the Indemnifying Party entering into a joint defense agreement. The Indemnified Party may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

16.4 Certain Losses. Any Losses resulting from Third Party suits, claims, or actions in the U.S. with respect to which neither Party owes an indemnification

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obligation under this Article 16 shall be [****]. In addition, notwithstanding anything to the contrary, all Losses arising from latent defects in the Licensed Products shall [****] and [****] shall have any indemnification obligations with respect thereto.

16.5 Insurance.

(a) PDL, at its own expense, shall maintain product liability insurance in an amount consistent with industry standards for a company of similar standing during the term of this Agreement. PDL shall provide [****] prior written notice to any cancellation of its insurance program. PDL shall designate Roche as an additional insured under its applicable insurance policies.

(b) The Parties acknowledge that Roche, as of the Effective Date, self-insures. If during the term of this Agreement Roche [****], Roche shall [****] under its applicable insurance policies and shall provide PDL with [****] prior written notice of any [****].

16.6 Relationship to Worldwide Daclizumab Agreement. Solely to the extent that either Party has a Loss recoverable under this Article 16, the Parties’ rights and obligations under this Article 16 shall supersede any rights or obligations of the Parties granted under Section 17.6 of the Worldwide Daclizumab Agreement.

ARTICLE 17

TERM AND TERMINATION

17.1 Term. The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the terms of this Article 17, will expire on

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the date on which neither Party has nor will have any additional payment obligations to the other Party under this Agreement. Upon expiration of the Agreement, provided that there has been [****] in at least [****], Roche shall have a fully paid-up license with respect to the licenses granted under Section 2.1(b) [****]. Upon expiration of the Agreement, provided that there has been a [****] in at least [****], Roche shall have a fully paid-up license with respect to the licenses granted under Section 2.1(b) ([****]).

17.2 Termination for Breach.

(a) A Party (“non-breaching Party”) shall have the right, in addition to any other rights and remedies, to terminate this Agreement in the event the other Party (“breaching Party”) is in breach of any of its material obligations under this Agreement, provided that any such termination shall only be effective with respect to the particular Region(s) and the particular Collaborative Field to which such breach amounted to a material breach, except that (i) [****], and (ii) [****], each of which shall be subject to the terms of Section 17.2(e). The non-breaching Party shall provide written notice to the breaching Party, which notice shall identify the breach and the Region(s) and the Collaborative Field with respect to which the non-breaching Party intends to have this Agreement terminate. With respect to breaches of any payment provision hereunder, the breaching Party shall have a period of [****] after such written notice is provided to cure such breach; provided, however, if there is a dispute as to whether a development event or commercialization event referenced in Section 9.2, 9.3 or 10.6, respectively, has occurred (thereby triggering a payment obligation under such sections), Roche shall not be obliged to make such payment until such dispute is resolved in accordance with Article 18. With respect to all other breaches, the breaching Party shall have a period of [****] after such written notice is provided to cure such breach. If such breach is not cured within the applicable period set forth above, this Agreement shall terminate immediately with respect to the applicable Region and

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applicable Collaborative Field, upon written notice provided by the non-breaching Party of such termination. The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach. Termination for a breach occurring in one or more Regions in the ROW Territory shall not affect any rights or obligation hereunder relating to the U.S. Territory, and vice versa, except as otherwise provided above. Termination for a breach occurring with respect to the Asthma Field shall not affect any rights or obligation hereunder relating to the Transplant Field, and vice versa.

(b) For clarity and without limiting the generality of the foregoing, any breach of a material obligation relating to co-promotion of Licensed Product under this Agreement in a particular Collaborative Field shall be treated as a breach with respect to the U.S. Territory and may therefore give rise to a right, pursuant to Section 17.2(a), to terminate this Agreement with respect to such Collaborative Field solely as to the U.S. Territory.

(c) Consequences of Termination for Roche’s Breach.

(i) If Roche breaches the Agreement with respect to a Region in the ROW Territory and with respect to a Collaborative Field, and PDL terminates the Agreement, pursuant to the procedure outlined in Section 17.2(a), with respect to such Region and such Collaborative Field, then the following shall apply:

(1) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and

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information, in each case to the extent in Roche’s control and to the extent related to the affected Collaborative Field and related to the Licensed Products in the affected Region, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be [****];

(2) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under the Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the affected Collaborative Field in the affected Region;

(3) All licenses granted to Roche under Section 2.1(b) shall terminate with respect to the affected Region, but only with respect to the affected Collaborative Field; and

(4) The Parties’ respective co-development and co-promotion rights and obligations in the U.S. Territory, and the Parties’ rights and obligations in any other Region in the ROW Territory and in any other Collaborative Field shall not be affected by any termination of this Agreement with respect to a Collaborative Field and a Region in the ROW Territory.

(ii) If Roche breaches the Agreement with respect to the U.S. Territory and with respect to a Collaborative Field, and PDL terminates the Agreement, pursuant to the procedure outlined in Section 17.2(a), with respect to the U.S. Territory and such Collaborative Field, then the following shall apply:

(1) If the affected Collaborative Field is the Asthma Field, then the Asthma Co-Promotion Term, if started, shall end and, if not yet started, shall not commence;

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(2) If the affected Collaborative Field is the Transplant Field, then the Transplant Co-Promotion Term, if started, shall end and, if not yet started, shall not commence;

(3) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to the affected Collaborative Field and related to the Licensed Products in the U.S. Territory, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be borne [****];

(4) All licenses granted to PDL in Sections 2.2(a) and 2.2(c) shall become exclusive, perpetual, irrevocable, and fully paid, but only with respect to the affected Collaborative Field;

(5) All licenses granted to Roche under Section 2.1(a) shall terminate with respect to the affected Collaborative Field, and Roche shall cease to have any right or obligation to Develop, sell or co-promote Licensed Products in the affected Collaborative Field in the U.S. Territory or to participate in any other commercialization- or development-related activities ([****]) with respect to Licensed Products in the affected Collaborative Field in the U.S. Territory; and

(6) The Parties’ respective rights and obligations with respect to the ROW Territory (and all Regions therein) or any other Collaborative Field shall not be affected by any termination of this Agreement with respect to the affected Collaborative Field in the U.S. Territory.

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(iii) Notwithstanding the foregoing Sections 17.2(c)(i) and (ii), in the event that Roche breaches the Agreement with respect to the [****], then PDL shall have the right to terminate this Agreement in its entirety with respect to the affected Collaborative Field and such termination shall have the consequences set forth in Section 17.2(e)(ii).

(d) Consequences of PDL’s Breach.

(i) If PDL breaches the Agreement with respect to a Region in the ROW Territory and with respect to a Collaborative Field, and Roche terminates the Agreement, pursuant to the procedure outlined in Section 17.2(a), with respect to such Region, then the following shall apply:

(1) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to the affected Collaborative Field and related to the Licensed Products in the affected Region. The costs of such transfers shall be borne [****]. At Roche’s reasonable request, PDL shall allow Roche to access such regulatory filings, Regulatory Approvals, clinical trial agreements, and data as required for Roche to satisfy its obligations under applicable law or to prepare a defense against Third Party litigation;

(2) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under the Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the affected Collaborative Field in the affected Region;

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(3) All licenses granted to Roche under Section 2.1(b) shall terminate with respect to such affected Region, but only with respect to the affected Collaborative Field; and

(4) The Parties’ respective co-development and co-promotion rights and obligations in the U.S. Territory, and the Parties’ rights and obligations in any other Region in the ROW Territory and in any other Collaborative Field shall not be affected by any termination of this Agreement with respect to the affected Collaborative Field in the affected Region in the ROW Territory.

(ii) If PDL breaches the Agreement with respect to a Collaborative Field and a Region in the ROW Territory and Roche has the right to terminate the Agreement with respect to such Collaborative Field in such Region as a result, Roche may elect the following as an alternative remedy to termination:

(1) The Parties’ respective rights and obligations with respect to the ROW Territory shall remain unchanged, except that Roche shall be relieved of any diligence obligations in the affected Collaborative Field with respect to the affected Region for so long as PDL’s breach in such affected Collaborative Field and affected Region prevents Roche from satisfying such diligence obligations; and

(2) The Parties’ respective co-development and co-promotion rights and obligations in the U.S. Territory, and the Parties’ rights and obligations in all other Regions in the ROW Territory and in other Collaborative Fields shall not be affected.

(iii) If PDL breaches the Agreement with respect to the U.S. Territory and with respect to a particular Collaborative Field, and Roche terminates the Agreement, pursuant to the procedure outlined in Section 17.2(a), with respect to the U.S. Territory and such Collaborative Field, then the following shall apply:

(1) If the affected Collaborative Field is the Asthma Field, then:

(a) the Asthma Co-Promotion Term shall end;

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(b) all licenses granted PDL in Section 2.2(a) (but only with respect to the Asthma Field) shall be suspended until [****];

(c) PDL shall grant to Roche, under the PDL Technology, an exclusive license to use, import, offer for sale and sell Licensed Products in the Asthma Field in the U.S. Territory until [****], provided that if PDL or its Third Party licensee has filed for regulatory approval in an indication outside of the Collaborative Fields in the U.S. Territory for Licensed Product having the same formulation and mode of administration as Licensed Product being developed or commercialized for the Asthma Field, then the Parties shall discuss in good faith the feasibility of two parties simultaneously booking sales of Licensed Product;

(d) PDL shall cease to have any right or obligation to Develop or co-promote Licensed Products in the Asthma Field in the U.S. Territory or to actively participate in any other commercialization- or development-related activities with respect to Licensed Products in the Asthma Field in the U.S. Territory until [****], provided that PDL shall retain the right of access to information, meetings and planning reasonably required to ensure effective transition, manufacturing support and return to PDL following the [****];

(e) the Parties shall share [****] Operating Expenses, Roche’s Sales Force Expenses and Roche Gross Margin (all with respect to the Asthma Field, with the understanding that the meaning of such terms shall be modified as necessary to accomplish the intended purpose) until [****], provided that any payments [****] may be offset by the amount of [****], as set forth in a final non-appealable judgment or award granted in accordance with the dispute resolution procedures of Article 18; and

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(f) on [****], the licenses to Roche set forth in Sections 2.1(a), 2.1(b) and 17.2(d)(iii)(3)(c) shall terminate with respect to the Asthma Field, the licenses set forth in Section 2.2(a) shall come back into force with respect to the Asthma Field and become exclusive, and PDL shall have sole responsibility and decision-making authority for the Detailing, marketing, Promotion, sale and distribution of Licensed Product in the Asthma Field in the U.S. Territory. Except as explicitly provided in Section 10.2, PDL shall owe Roche no consideration in respect to sales of Licensed Product in the Asthma Field in the U.S. Territory [****], except for [****] provided for hereinabove;

(2) If the affected Collaborative Field is the Transplant Field and there is a Transplant Branded Product, then the Transplant Co-Promotion Term and the Parties’ rights and obligations during such period with respect to the Transplant Field shall continue as before termination except that:

(a) PDL shall cease to have any right or obligation to Develop or co-promote Licensed Products in the Transplant Field in the U.S. Territory or to actively participate in any other commercialization- or development-related activities with respect to Licensed Products in the Transplant Field in the U.S. Territory [****], provided that PDL shall retain the right of access to information, meetings and planning reasonably required to ensure effective transition, manufacturing support and return to PDL following the [****];

(b) Roche [****], from [****], the amount of damages caused by PDL’s breach, as set forth in a final non-appealable judgment or award granted in accordance with the dispute resolution procedures of Article 18; and

(c) [****], the licenses to Roche set forth in Sections 2.1(a) and 2.1(b) shall terminate with respect to the Transplant Field, the

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licenses set forth in Section 2.2(a) shall come back into force with respect to the Transplant Field and become exclusive, the provisions of Section 5.1(b)(iii) shall apply, and PDL shall have sole responsibility and decision-making authority for the Detailing, marketing, Promotion, sale and distribution of Licensed Product in the Transplant Field in the U.S. Territory. Except as explicitly provided in Section 10.2, PDL shall owe Roche no consideration in respect to sales of Licensed Product in the Transplant Field in the U.S. Territory after [****], except for the [****] for hereinabove;

(3) If the affected Collaborative Field is the Transplant Field and there is no Transplant Branded Product, then the Transplant Co-Promotion Term and the Parties’ rights and obligations during such period with respect to the Transplant Field shall be affected as set forth in Section 17.2(d)(iii)(1) mutatis mutandis as if the Asthma Field were the Transplant Field; and

(4) The Parties’ respective rights and obligations with respect to the ROW Territory (including all Regions therein) or with respect to any other Collaborative Field shall not be affected by any termination of this Agreement with respect to the affected Collaborative Field in the U.S. Territory.

(e) Consequences of Material Breach of Development Plan. Notwithstanding the applicability of Sections 17.2(c) or 17.2(d), if a Party breaches a material obligation related to the Asthma Development Plan or Transplant Development Plan, the non-breaching Party shall have the following alternatives;

(i) Continue the Agreement in effect and pursue any and all remedies available in law or at equity, including the right to seek specific performance of the Parties’ respective performance and payment obligations under the Asthma Development Plan or Transplant Development Plan (as applicable) as well as the right to seek appropriate damages; or

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(ii) Terminate the Agreement in its entirety, pursuant to the procedure outlined in Section 17.2(a), in which case the following shall apply:

(1) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to both the affected Collaborative Field and the Licensed Products in the Territory, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be borne [****];

(2) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the affected Collaborative Field in the Territory; and

(3) All licenses granted to Roche under Sections 2.1(a) and 2.1(b) shall terminate with respect to the affected Collaborative Field and Roche shall cease to have any rights with respect to the Licensed Products in the affected Collaborative Field in the Territory.

17.3 Termination at Will. Commencing [****], Roche shall have the right to terminate this Agreement without cause (but solely with respect to the [****]) in accordance with subsections (a) and (b) below. Commencing upon [****], Roche shall have the right to terminate this Agreement without cause (but solely with respect to the [****]) in accordance with subsections (a) and (b) below. For clarity, Roche’s

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aforementioned right to terminate this Agreement with respect to the [****] is separate from its aforementioned right to terminate this Agreement with respect to the [****], and Roche may exercise one, both or neither of these rights, each in accordance with the terms and conditions that apply to such termination.

(a) During Development. Prior to the receipt of Regulatory Approval in a particular Collaborative Field in the U.S. Territory or the European Union, termination under this Section 17.3 in such Collaborative Field shall pertain to both the ROW Territory and the U.S. Territory and such termination shall become effective [****] after PDL’s receipt of Roche’s written termination notice. During the period between Roche’s termination notice and the effective date of such termination (the “Termination Notice Period”), the Parties shall continue to perform all of their obligations under this Agreement with respect to the affected Collaborative Field, including sharing Development Expenses and other costs required to be shared under this Agreement; provided, however, that no payments shall become due or payable for any development or commercialization events in the affected Collaborative Field that are first achieved during the applicable Termination Notice Period. Termination of this Agreement with respect to a Collaborative Field pursuant to this Section 17.3(a) shall have the following effects:

(i) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to both the affected Collaborative Field and the Licensed Products in the Territory, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be borne [****];

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(ii) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the affected Collaborative Field in the Territory;

(iii) All licenses granted to Roche under Sections 2.1(a) and 2.1(b) shall terminate with respect to the affected Collaborative Field and Roche shall cease to have any rights with respect to the Licensed Products in the affected Collaborative Field in the Territory; and

(iv) During an additional [****] following the effective date of such termination, Roche shall continue to pay its share any non-cancelable Development Expenses and any other non-cancelable costs that are required to be shared under this Agreement, in each case solely with respect to the ROW Territory and solely with respect to the Collaborative Field, and in each case subject to PDL’s obligation to use reasonable efforts to mitigate such non-cancelable expenses and costs. In addition, Roche shall provide, [****], transition services to ensure effective transition to PDL or a Third Party designated by PDL for a period not to exceed [****] following the effective date of such termination, all on terms to be agreed upon by the Parties.

(b) After Regulatory Approval. After the receipt of Regulatory Approval in the U.S. Territory or the European Union in a particular Collaborative Field, termination under this Section 17.3 in such Collaborative Field shall be on a Region-by-Region basis in the ROW Territory and shall become effective [****] after PDL’s receipt of Roche’s written termination notice. During the period between Roche’s termination notice and the effective date of such termination (the “Termination Notice Period”),

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the Parties shall continue to perform all of their obligations under this Agreement with respect to the affected Collaborative Field, including sharing costs required to be shared under this Agreement; provided, however, that no payments shall become due or payable for any development or commercialization events in the affected Collaborative Field that are first achieved during the Termination Notice Period that apply solely to terminated Regions. Termination of this Agreement pursuant to this Section 17.3(b) with respect to a Collaborative Field shall have the following effects:

(i) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to both the Collaborative Field and the Licensed Products in the terminated countries, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be [****];

(ii) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the affected Collaborative Field in the terminated countries;

(iii) All licenses granted to Roche under Section 2.1(b) (and Section 2.1(a) if the U.S. Territory is terminated) with respect to the Collaborative Field shall terminate with respect to the terminated Region; and

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(iv) The Parties’ respective co-promotion rights and obligations in the U.S. Territory shall not be affected by any termination of this Agreement pursuant to this Section 17.3(b) with respect only to Regions that are part of the ROW Territory.

17.4 Termination of Asthma Co-Promotion Term by Roche. In the event that, any anytime after [****]but before [****], [****] falls below [****], Roche shall have the right, within [****] after the end of such [****], to provide written notice to PDL of Roche’s intent to terminate the Asthma Co-Promotion Term, which termination shall be effective at the end of such [****] period. In the event that Roche terminates the Asthma Co-Promotion Term pursuant to this Section 17.4, then the following shall apply:

(a) All licenses granted to Roche under Section 2.1(a) shall terminate with respect to the Asthma Field, and Roche shall cease to have any right or obligation to co-promote Licensed Products in the Asthma Field in the U.S. Territory or to participate in any other commercialization- or development-related activities (including sharing of Operating Expenses) with respect to Licensed Products in the Asthma Field in the U.S. Territory;

(b) [****], PDL shall pay royalties to Roche at the rate of [****] of PDL Net Sales in the Asthma Field. PDL will not have any obligation to pay royalties to Roche pursuant to Section 10.2 with respect to PDL Net Sales in the Asthma Field; and

(c) The Parties’ respective rights and obligations with respect to the ROW Territory or with respect to the Transplant Field shall not be affected by any termination of the Asthma Co-Promotion Term pursuant to this Section 17.4.

17.5 Termination of Transplant Co-Promotion Term by Roche. In the event that, any anytime after the [****] but before [****], [****] or [****] (as applicable) [****] falls below [****], Roche shall have the right, within [****] after the end of such [****], to

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provide written notice to PDL of Roche’s intent to terminate the Transplant Co-Promotion Term, which termination shall be effective at the end of such [****] period. In the event that Roche terminates the Transplant Co-Promotion Term pursuant to this Section 17.5, then the following shall apply:

(i) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to both the Transplant Field and the Licensed Products in the U.S. Territory, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be [****];

(b) All licenses granted to Roche under Section 2.1(a) shall terminate with respect to the Transplant Field, and Roche shall cease to have any right or obligation to co-promote Licensed Products in the Transplant Field in the U.S. Territory or to participate in any other commercialization- or development-related activities (including sharing of Operating Expenses or Sales Force Expenses) with respect to Licensed Products in the Transplant Field in the U.S. Territory;

(c) [****], PDL shall pay royalties to Roche at the rate of [****] of PDL Net Sales in the Transplant Field. PDL will not have any obligation to pay royalties to Roche pursuant to Section 10.2 with respect to PDL Net Sales in the Transplant Field; and

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(d) The Parties’ respective rights and obligations with respect to the ROW Territory or with respect to the Asthma Field shall not be affected by any termination of the Transplant Co-Promotion Term pursuant to this Section 17.5.

17.6 Change of Control Termination. In the event of a Change of Control of a Party (the “Acquired Party”) in which the Acquired Party is acquired by or becomes an Affiliate of a Major Pharmaceutical Company (the “Acquiror”), the other Party (the “Non-Acquired Party”) shall have the following rights:

(a) If the Acquiror does not have a product that has received regulatory approval for [****] in the U.S. or the European Union, or the Acquired Party and the Acquiror have agreed to divest any such product, then the Non-Acquired Party shall have the right to request in writing to and thereafter discuss face-to-face with the Executive Officer of the Acquired Party the future plans of the Acquired Party for the development and commercialization of Licensed Product in the [****]. If the Acquiror does not have a product that has received regulatory approval [****] in the U.S. or the European Union, or the Acquired Party and the Acquiror have agreed to divest any such product, then the Non-Acquired Party shall have the right to request in writing to and thereafter discuss face-to-face with the Executive Officer of the Acquired Party the future plans of the Acquired Party for the development and commercialization of Licensed Product in the [****] Any request for a face-to-face discussion pursuant to the preceding two (2) sentences shall be referred to herein as a “Status Request.” The right to make a Status Request shall commence on the date of a public announcement (the “Announcement Date”) by the Acquired Party of its intention to undergo such a Change of Control (“Transaction”) and expire [****] after the close of the Transaction.

If, following a Status Request, the Non-Acquired Party believes in good faith the Acquired Party is either (i) failing to progress the development and/or commercialization

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of the Licensed Product in the applicable Collaborative Field in either the U.S. or European Union because of the Transaction or (ii) not expeditiously proceeding with the divestiture, then the Non-Acquired Party may give the Acquired Party written notice of such alleged failure, identifying the issues and specific reasons for such allegation. The Acquired Party shall have [****] to provide the Non-Acquired Party a written response specifying details of (1) why the Transaction has not negatively impacted the development and/or commercialization of the Licensed Product in the applicable Collaborative Field or (2) how it is expeditiously proceeding with the divestiture.

If the Acquired Party fails to timely provide such written response, or has failed within the [****] period to remedy such allegations, then the Non-Acquired Party shall have the right to terminate this Agreement in its entirety with respect to the affected Collaborative Field in accordance with Section 17.6(d).

(b) If the Acquiror has a product that has received regulatory approval for [****] in the U.S. or the European Union that will not be divested, the Non-Acquired Party may, upon prior written notice delivered within [****] following the Announcement Date, either (i) elect to proceed with the Agreement under the terms of Section 17.6(a), or (ii) terminate this Agreement with respect to the [****] effective [****] after the consummation of the closing of the Transaction. If no election is made under this Section 17.6(b), then the Non-Acquired Party shall be deemed to have elected to proceed with the Agreement under the terms of Section 17.6(a).

(c) If the Acquiror has a product that has received regulatory approval for [****] in the U.S. or the European Union that will not be divested, the Non-Acquired Party may, upon prior written notice delivered within [****] days following the Announcement Date, either (i) elect to proceed with the Agreement under the terms of

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Section 17.6(a), or (ii) terminate this Agreement with respect to the [****] effective [****] after the consummation of the closing of the Transaction. If no election is made under this Section 17.6(c), then the Non-Acquired Party shall be deemed to have elected to proceed with the Agreement under the terms of Section 17.6(a).

(d) In the event of any termination of this Agreement pursuant to this Section 17.6, then the following shall apply:

(i) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to both the affected Collaborative Field and the Licensed Products in the Territory, except that Roche may keep one copy of all such information for archival purposes. The costs of such transfers shall be borne [****];

(ii) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the affected Collaborative Field in the Territory; and

(iii) All licenses granted to Roche under Sections 2.1(a) and 2.1(b) shall terminate with respect to the affected Collaborative Field and Roche shall cease to have any rights with respect to the Licensed Products in the affected Collaborative Field in the Territory.

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17.7 Termination for Material Delay. If the JSC adopts a revised Asthma Development Plan that sets forth an anticipated commercial launch date for the Licensed Product in the Asthma Field in the U.S. Territory that is at least [****] later than the anticipated commercial launch date set forth in the Asthma Development Plan attached to the Original Asthma Agreement on the Effective Date as Exhibit D of such agreement, then Roche shall have the right to terminate this Agreement with respect to both the ROW Territory and the U.S. Territory (but in each case only with respect to the Asthma Field) by providing written notice of such intent to PDL between [****]. Such termination would become effective [****] after PDL’s receipt of such notice, and would have the following effect:

(a) Roche shall, at PDL’s written request, promptly (and in any event within [****] after Roche’s receipt of such request) assign and transfer to PDL, all of Roche’s right, title, and interest in and to all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), and data, including clinical data, materials, and information, in each case to the extent in Roche’s control and to the extent related to both the Asthma Field and the Licensed Products in the Territory. The costs of such transfers shall be borne [****]. At Roche’s reasonable request, PDL shall allow Roche to access such regulatory filings, Regulatory Approvals, clinical trial agreements, and data as required for Roche to satisfy its obligations under applicable law or to prepare a defense against Third Party litigation;

(b) Roche shall grant to PDL an exclusive, perpetual, irrevocable, fully paid license, under Roche Technology, Roche Inventions and patents claiming Roche Inventions, to make, have made, use, offer for sale, sell and import Licensed Products in the Asthma Field in the Territory;

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(c) All licenses granted to Roche under Sections 2.1(a) and 2.1(b) shall terminate with respect to the Asthma Field and Roche shall cease to have any rights with respect to the Licensed Products in the Asthma Field in the Territory; and

(d) During an additional [****] period following the effective date of such termination, Roche shall continue to pay its share any non-cancelable Development Expenses and any other non-cancelable costs that are required to be shared under this Agreement, in each case solely with respect to the Asthma Field and the ROW Territory and subject to PDL’s obligation to use reasonable efforts to mitigate such non-cancelable expenses and costs. In addition, Roche shall provide, at cost, transition services to ensure effective transition to PDL or a Third Party designated by PDL for a period not to exceed [****] following the effective date of such termination, all on terms to be agreed upon by the Parties.

17.8 Survival; Accrued Rights. The rights and obligations of the Parties with respect to a Collaborative Field under the following provisions of this Agreement shall survive expiration of this Agreement or termination of this Agreement with respect to such Collaborative Field: Sections 2.2, 6.2(d), 8.7, 11.5, 11.9, 12.1, 12.2, 12.3, 12.6, 12.9, 12.10 (solely with respect to Joint Roche-PDL Patents), 12.13, 14.3, 15.1, 15.3, 16.1, 16.2, 16.3, 16.6, 17.1, 17.2(c), 17.2(d)(i), 17.2(d)(iii), 17.2(e)(ii), 17.3, 17.6(d), 17.7, 17.8, and 19.4 and Article 18 (except for Section 18.4). In any event, expiration or termination of this Agreement with respect to a Collaborative Field shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

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17.9 Termination Covers All Indications in the Affected Collaborative Field. For clarity, all terminations described in this Article 17 shall involve all indications within the Collaborative Field to which such termination pertains. Neither Party shall have the right to terminate its rights or the rights of the other Party with respect solely to a subset of indications within a particular Collaborative Field.

ARTICLE 18

DISPUTE RESOLUTIONS; GOVERNING LAW; CONDITIONS SUBSEQUENT TO CLOSING

18.1 Disputes. Unless otherwise set forth in this Agreement, in the event of any dispute arising under this Agreement between the Parties (including without limitation any dispute under Article 17), the Parties shall refer such dispute to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute.

18.2 Arbitration. If the Parties are unable resolve a given dispute pursuant to Section 18.1 within sixty (60) days of referring such dispute to the Executive Officers, either Party may have the given dispute settled by binding arbitration in the manner described below:

(a) Arbitration Request. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution. From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which Party must cure a breach of this Agreement becomes suspended as to the subject matter of the dispute.

(b) Additional Issues. Within ten (10) business days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

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(c) No Arbitration of Patent Issues. Unless otherwise agreed by the Parties, disputes relating to patents shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

(d) Arbitration Procedure. Except as expressly provided herein, the sole mechanism for resolution of any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be arbitration by the American Arbitration Association (“AAA”) in [****], under the commercial rules then in effect for the AAA except as provided herein. All proceedings shall be held in English and a transcribed record prepared in English. The Parties shall choose, by mutual agreement, one arbitrator within thirty (30) days of receipt of notice of the intent to arbitrate. If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed on, the AAA shall make such appointment within thirty (30) days of such failure. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof. The Parties shall be entitled to discovery as provided in [****], whether or not the [****] is deemed to apply to said arbitration. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s name, proprietary information, trade secrets, know-how or any other proprietary right. If the issues in dispute involve scientific or technical matters, any arbitrator chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of knowledge in the field of biotechnology. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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18.3 Choice of Law. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the [****], U.S.A., without regard to conflicts of law principles that would provide for application of the law of a jurisdiction outside [****] and excluding the United Nations Convention on Contracts for the International Sales of Goods.

18.4 Conditions Subsequent. If the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other applicable governmental law applies to the transactions contemplated by this Agreement but not by the Original Asthma Agreement, then the effectiveness of this Agreement and such transactions shall be subject to and contingent upon the satisfaction under the following condition subsequent to the execution of this Agreement. The condition subsequent shall be the earlier to occur of [****] following (a) approval of the transaction by the Federal Trade Commission or any other applicable governmental authority having jurisdiction with respect to the HSR Act or such other applicable law, or (b) expiration or termination of all applicable waiting periods, and requests for information (and any extensions thereof) under the HSR Act or such other applicable law. Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things necessary and appropriate, in each case to satisfy the condition subsequent and to consummate the transactions contemplated by this Agreement but not by the Original Asthma Agreement. Each Party shall cooperate with the other Party in the preparation, execution and filing of all documents that are required or permitted to be filed on or before the Closing Date for the purpose of consummating such transactions, including, filings pursuant to the HSR Act or other governmental filing. Each Party shall bear its own costs (including counsel or other expert fees) with respect to preparing, executing and filing such documents. Either Party may terminate this Agreement in its entirety,

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upon [****] prior written notice to the other Party if the condition subsequent under this Section 18.4 has not been fulfilled within [****] after the Amendment Effective Date, in which case, upon termination, there shall be no liabilities for obligations on the part of either Party except if there has been a breach of this Section 18.4. For clarity, in the event of a termination pursuant to this Section 18.4, the Original Asthma Agreement shall remain in full force and effect.

ARTICLE 19

MISCELLANEOUS

19.1 Assignment. Either Party may assign this Agreement and the licenses herein granted (a) to any Affiliate of such Party without the prior written consent of the other Party, provided that such Party remains fully liable for the performance of such Party’s obligations hereunder by such Affiliate, or (b) without the prior written consent of the other Party, to any Third Party purchaser of all or substantially all of the business unit to which this Agreement relates, which in the case of PDL, shall mean PDL’s therapeutic antibody business, and in the case of Roche, shall mean Roche’s therapeutic antibody business. Any other assignment of this Agreement by a Party requires the prior written consent of the other Party. Any assignment in violation of this Section 19.1 shall be null and void. This Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties hereto.

19.2 Force Majeure. If either Party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of force majeure including an act of God, fire, flood, earthquake, war (declared or undeclared), public disaster, act of terrorism, strike or labor differences, governmental enactment, rule or

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143.	CONFIDENTIAL TREATMENT

regulation, or any other cause beyond such Party’s control, such Party shall not be liable to the other therefor; and the time for performance of such obligation shall be extended for a period equal to the duration of the force majeure which occasioned the delay, interruption or prevention. The Party invoking such force majeure rights of this Section 19.2 must notify the other Party by courier or overnight dispatch (e.g., Federal Express) within a period of fifteen (15) days of both the first and last day of the force majeure unless the force majeure renders such notification impossible in which case notification will be made as soon as possible. If the delay resulting from the force majeure exceeds six (6) months, both Parties shall consult together to find an appropriate solution.

19.3 Entire Agreement. This Agreement, together with the side letter to which the initial Transplant Development Plan is attached, constitutes the entire agreement between the Parties hereto with respect to the subject matter herein and, effective as of the Amendment Effective Date, supersedes all previous agreements, whether written or oral, including the Original Asthma Agreement. Notwithstanding the foregoing, the terms of the Worldwide Daclizumab Agreement shall remain in force and effect (including but not limited to Section 17.3 thereof), except to the extent this Agreement indicates otherwise by specific reference in Sections 10.5, 15.1, and 16.6, and Article 12 herein. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both Parties.

19.4 Severability. If a Party receives notification of any investigation, inquiry or proceeding regarding the legality, validity or enforceability of any provision under this Agreement, the Parties shall promptly meet to discuss the provision in question and discuss in good faith the appropriate actions, if any, to be taken in response to such notification. If any provision of this Agreement is declared illegal, invalid or unenforceable by an arbitrator pursuant to Article 18 or by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in

144.	CONFIDENTIAL TREATMENT

all other respects and all other jurisdictions, will remain in force; provided, however, that the Parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties, and, failing such amendment, either Party may submit the matter to arbitration for resolution pursuant to Article 18.

19.5 Notices. Any notice or report required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified or registered mail, or telexed or telecopied and confirmed by mailing, as follows and shall be effective five (5) days after such mailing:

If to PDL:	Protein Design Labs, Inc.
34801 Campus Drive
Fremont, California 94555
U.S.A.
Attention: Chief Executive Officer

and	Protein Design Labs, Inc.
34801 Campus Drive
Fremont, California 94555
U.S.A.
Attention: General Counsel

If to Roche:	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
Attention: Corporate Secretary

and	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4002 Basel, Switzerland
Attention: Law Department

145.	CONFIDENTIAL TREATMENT

19.6 Further Assurances. The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

19.7 Agency. Neither Party is, nor will be deemed to be, an employee, agent or representative of the other Party for any purpose. Each Party is an independent contractor, not an employee or partner of the other Party. Neither Party shall have the authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

19.8 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Roche or PDL are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

146.	CONFIDENTIAL TREATMENT

19.9 No Waiver. Any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof, by the other Party, shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement. Any waiver by a Party of a particular breach or default by the other Party shall not operate or be construed as a waiver of any subsequent breach or default by the other Party.

19.10 No Strict Construction. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party.

19.11 Headings. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.

19.12 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[Rest of page intentionally blank]

147.	CONFIDENTIAL TREATMENT

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Co-Development and Commercialization Agreement through their duly authorized representatives to be effective as of the Amendment Effective Date.

PROTEIN DESIGN LABS, INC.		HOFFMANN-LA ROCHE INC.

By:	/s/ Mark McDade	By:	/s/ Frederick C. Kantz III
Name:	Mark McDade	Name:	Frederick C. Kantz III
Title:	Chief Executive Officer	Title:	Vice President

F. HOFFMANN-LA ROCHE LTD

		By:	/s/ St. Arnold
		Name:	St. Arnold
Title:

		By:	/s/ Dr. Peter Hug
		Name:	Dr. Peter Hug
		Title:	Executive Vice President, Pharma Partnering

SIGNATURE PAGE

EXHIBIT A

FINANCIAL APPENDIX

This Financial Appendix is a supplement to the definitions and procedures provided in Articles 1 and 11 and Sections 4.6 and 6.3 of this Agreement. References to Articles and Sections are references to the articles and sections of the Agreement. This Appendix sets forth the principles for capturing, reporting and consolidating Operating Expenses, Development Expenses, royalties and gross margin profit sharing. Further, it describes the accounting (i.e. the frequency of reporting, currency, taxes, methods of determining payments between the Parties, auditing of accounts, etc.) and the definitions of Sales Force Expenses, Development Expenses and Operating Expenses.

REPORTING AND CONSOLIDATION

During the applicable period in which such revised budgets are required under the Agreement, preparation of revised annual budgets associated with the Development Plan or the Commercialization Plan (as the case may be) will be initiated in each [****] during such period and a preliminary budget should be presented for review by the JSC before end of each [****] during such period. The completed annual budget should be endorsed by the JSC between the Parties by the end of each [****] during such period. Reporting by each Party will be performed as follows (with copies provided to the JSC and to the other Party):

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A-1.	CONFIDENTIAL TREATMENT

Reporting Event (calendar basis)	Frequency	Submission Deadline
[****] actuals	end of quarter	[****] after end of quarter
[****]	end of quarter	[****] after end of quarter
Accruals	end of quarter	[****] of last month of the quarter
Preliminary annual budget	annually	[****]
Final annual budget	annually	[****]
Forecasts (rolling [****] except [****]	quarterly	[****] [****]

The JFC may change the reporting timelines according to the needs of the alliance. The JFC should also evaluate the possibility to have a common system to consolidate joint development expenses & marketing activities (e.g. co-development system).

Responsibility for approving the annual budgets associated with the Development Plan and the Commercialization Plan will rest with the JSC.

The JFC shall be responsible for the preparation of consolidated reporting (actuals, budgets and forecasts) for the Operating Expenses and Development Expenses as well as determination of the cash settlement. The JFC shall provide the JSC (and the Party not preparing the consolidated reporting on behalf of the JFC) within forty-five working days after the submission date shown above, a statement showing the consolidated results, forecasts and cash settlements required in a format agreed to by the Parties.

The JFC will be responsible for monitoring and agreeing upon appropriate controls to ensure reasonable and consistent calculation and allocation of Sales Force Expenses, Operating Expenses and Development Expenses under the Agreement. More specifically, the JFC shall review the projected versus actual FTE’s per quarter and the process by which Third Parties are retained to provide services in the

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A-2.	CONFIDENTIAL TREATMENT

performance by the Parties under the Agreement. In any event, the JFC shall review use of FTE resources on a quarterly basis. The Parties shall also use commercially reasonable efforts to provide access to available discounts and discount programs available from existing vendors for the benefit of the Parties under the Agreement.

Reports of actual results compared to budget will be made by the JFC. The Parties will work together to keep actual spending within the approved budget. The Parties shall discuss in good faith the adoption of additional control measures to address deviations from the approved budget on an aggregate annual basis above [****]. In any event, if a Party contemplates that an expenditure will increase the annual budget in excess of [****], the Parties shall review the expenditure with the JFC prior to commitment to that expenditure. The JFC will meet as appropriate to review and approve the reporting events (actuals, accruals, budgets and forecasts).

Each Party will use its applicable project cost system with the goal of tracking and reporting costs on a project/product indication/work package basis consistent with its other projects/products in development.

ACCOUNTING

1. Audits. Each Party (the “Audited Party”) agrees to keep full, clear and accurate records for a period of at least [****] after the relevant report is made pursuant to Section 4.6(c), 6.3(c) or 11 setting forth its Development Expenses, Operating Expenses, Sales Force Expenses or Net Sales, as applicable, incurred in sufficient detail to enable royalties and compensation payable to the other Party (the “Auditing Party”) hereunder to be determined. Each Audited Party further agrees to permit its books and records to be examined by an independent accounting firm selected by the Auditing Party to verify reports made pursuant to Section 4.6(c) or 6.3(c), as applicable. Unless the Auditing Party obtains the prior written consent of the Audited Party, such

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A-3.	CONFIDENTIAL TREATMENT

accounting firms must be selected from among the four largest global accounting firms. Such audit shall not be performed more frequently that [****] per calendar year nor more frequently than [****] with respect to records covering any specific period of time. Such examination is to be made at the expense of the Auditing Party, except in the event that the results of the audit reveal a discrepancy in favor of the Audited Party of [****] or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by the Audited Party.

2. Methods of Payments. All payments due to either PDL or Roche under this Agreement shall be paid in Dollars by wire transfer to a bank in the U.S. designated in writing by the Party to which the payment is due.

3. Taxes. If provision is made in law or regulation of any country of the Territory for withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to a Party, the other Party (“Withholding Party”) shall promptly pay such tax, levy or charge for and on behalf of the Party to the proper governmental authority, and shall promptly furnish the Party with receipt of such payment. The Withholding Party shall have the right to deduct any such tax, levy or charge actually paid from payment due the Party or be promptly reimbursed by the Party if no further payments are due the Party. Each Withholding Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

4. Currency. All payments under this Agreement shall be in Dollars. Whenever payments require conversion from a foreign currency, then this shall be converted using the average daily exchange rate for the period to be reported based on Roche Swiss Franc Sales Statistics, which shall be based on exchange rate information obtained from the Reuters system.

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A-4.	CONFIDENTIAL TREATMENT

5. Late Payments. Any amount owed by one Party to the other Party under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the [****] as reported by Datastream (or a successor or similar organization).

6. General. As a general matter, the Parties do not intend that expenses paid for or credited under this Agreement will be charged or credited more than once.

DEFINITIONS

A. SALES FORCE EXPENSES

Sales Force Expenses shall mean all direct and/or allocated (on a fully utilized basis) costs directly associated with the efforts of field sales representatives with respect to Licensed Products in the U.S. Territory, including direct costs associated with field sales forces, field sales offices, and home offices staffs directly involved in the management of and the performance of the selling functions. All direct costs shall be fully documented, and all allocations shall be based on a Party’s then current standard practices and in any event discussed and agreed upon prior to being considered Sales Force Expenses.

B. DEVELOPMENT EXPENSES

Development Expenses shall mean the expenses incurred by a Party or for its account that are consistent with the Development Plan and specifically are attributable to the Development of a Licensed Product. Development Expenses shall include amounts paid by a Party to Third Parties involved in the Development of Licensed Products, and all internal costs incurred by a Party in connection with the Development of Licensed Products. Notwithstanding anything to the contrary herein, Development

****	Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

A-5.	CONFIDENTIAL TREATMENT

Expenses shall not include any Incremental Development Expenses. Development Expenses for manufacturing of clinical supplies shall be as set forth in Article 8.

Development Expenses shall include but are not limited to the cost of the development of research plans and programs, screening, lead optimization, in vitro and in vivo testing, studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of such Product conducted internally or by individual investigators, or consultants necessary for the purpose of obtaining and/or maintaining approval of such Product by a government organization in a country, and costs for preparing, submitting, reviewing or developing data or information for the purpose of a submission to a governmental authority to obtain and/or maintain approval of Product in a country as well as costs of process development and scale-up costs and recovery (including plant costs). Development Expenses shall further include costs of Phase IV Trials and Post-Launch Product R&D Expenses. Development Expenses shall not include patent costs, pre-Registration marketing costs (e.g. trademark costs, advertising agency selection costs, pre-marketing studies), post-Registration clinical studies which are not enabling for Registration of the Product and post-Registration marketing studies.

Development Expenses constitute of two main accounting elements, variable costs and fixed costs.

Variable costs are external costs invoiced from Third Parties.

Fixed costs include the amounts expended for personnel, relocation, travel, entertainment and training incurred by the functions directly operating the program. The work scope of these functions include activities within the areas of development operations, clinical quality insurance, medical science, genetics integrated medicine, drug regulatory and technical development. To these primary fixed costs should be added the secondary fixed costs which are attributable to a Party’s costs for IT software and hardware, IT external costs, depreciation, occupancy costs, corporate bonus (to the extent not charged directly), and its payroll, information systems, human relations or purchasing functions. These secondary fixed costs are allocated to company departments based on space occupied or headcount or other activity-based method.

A-6.	CONFIDENTIAL TREATMENT

The secondary fixed costs further include costs attributable to general corporate activities for executive management, investor relations, business development, legal affairs and finance. In determining all these fixed costs, the Parties have agreed on an FTE-rate that will be charged for the resources allocated to the programs from the functions directly operating the programs on a fractional FTE-basis. The Parties have agreed on a FTE rate which will be used for calculating FTE’s in the performance of Development activities under the Agreement. The Parties contemplate that this rate captures total actual personnel and fixed costs attributable to the performance of the Joint Development Plan under this Agreement.

All FTE expenditures shall be included in Development Expenses based on a rate of [****]. Each calendar year beginning [****], the FTE rate will be [****] compared to previous calendar year.

Time-recording will be used by all people within these functions to record actual time spent on the activities under the programs. For clarity, FTE time recording should be made on a fractional basis. Each Party will also use its applicable project cost system with the purpose of tracking and reporting costs on a project/product indication/work package level.

C. POST-LAUNCH PRODUCT R&D EXPENSES

Post-Launch Product R&D Expenses shall include certain research and development costs incurred by a Party in relation to a Licensed Product after the first commercial launch and shall exclude administrative expenses and costs that are included within Costs of Goods Sold. Such post-launch research and development costs shall include, to the extent relating to a Licensed Product:

•	Phase IV Trials.

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A-7.	CONFIDENTIAL TREATMENT

•	Ongoing medical affairs (PDL) and the counterpart for Roche.

•	Preclinical research.

•	Contract R&D costs performed by others for a particular project that have no alternative future uses in other R&D projects or otherwise.

•	Fees and expenses of outside counsel in respect of regulatory affairs unrelated to obtaining Regulatory Approval.

D. OPERATING EXPENSES

Operating Expenses means those expenses incurred by a Party which are generally consistent with the Commercialization Plan (and associated budget) and are specifically attributable to Licensed Products in the U.S. Territory, and shall consist of (i) Marketing Expenses, (ii) Distribution Expenses, (iii) Third Party License Expenses, (iv) Allocated Administration Expenses, (v) Medical Activities, and (vi) Patent and Legal Expenses. Operating Expenses shall exclude Development Expenses and Sales Force Expenses. Notwithstanding the foregoing, Patent and Legal Expenses need not be consistent with the Commercialization Plan (and associated budget) as long as they have been approved by the JSC. Each Party shall allocate its Operating Expenses and each of the expenses listed in subsections (i) through (v) above between the Transplant Field and the Asthma Field, either based on the field-specific nature of the expenses in question or, in the case of expenses lacking a clear association with a particular field, based on reasonable accounting methodologies consistently applied throughout such Party’s organization.

1. MARKETING EXPENSES

Marketing Expenses means the costs incurred by a Party, excluding Allocated Administration Expenses and Sales Force Expenses, which are generally consistent with the Commercialization Plan (and associated budget) and are specifically attributable to the sale, promotion, and/or marketing of a Licensed Product in the U.S. Territory. Marketing Expenses shall be the sum of Marketing Management, Market and

A-8.	CONFIDENTIAL TREATMENT

Consumer Research, Advertising, Trade Promotion, and Consumer Promotion (each of which is specified below), and the cost of performing Non-Registrational Trials (as defined in Section 1.49).

1.1 “Marketing Management” shall include product management and sales promotion management compensation and departmental expenses. This shall include costs associated with developing overall sales and marketing strategies and planning for Licensed Products. In addition, payments to Third Parties in connection with trademark selection, filing, prosecution and enforcement shall be included in this category.

1.2 “Market and Consumer Research” shall include compensation and departmental expenses for market and consumer research personnel and payments to Third Parties related to conducting and monitoring professional and consumer appraisals of existing, new or proposed Licensed Products such as market share services (e.g., IMS data), special research testing, and focus groups. Costs incurred pursuant to Section 7.6 shall not be included in Market and Consumer Research, but shall be shared in accordance with the terms set forth in Section 7.6.

1.3 “Advertising” shall include all media costs associated with Licensed Product advertising as follows: production expense/artwork including set up; design and art work for an advertisement; the cost of securing print space, air time, etc. in newspapers, magazines, trade journals, television, radio, billboards, etc.

1.4 “Trade Promotion” shall include the allowances given to retailers, brokers, distributors, hospital buying groups, etc. for purchasing, promoting, and distribution of Licensed Products. This shall include purchasing, advertising, new distribution, and display allowances as well as free goods, wholesale allowances and reasonable field sales samples. To the extent multiple products are involved and some of such products are not Licensed Products, then such allowances shall be allocated on a pro rata basis based upon net sales of each respective product by such operating unit during the most recent quarter.

A-9.	CONFIDENTIAL TREATMENT

1.5 “Consumer Promotion” shall include the expenses associated with programs to promote Licensed Products directly to the end user. This category shall include expenses associated with promoting products directly to the professional community such as professional samples, professional literature, promotional material costs, patient aids and detailing aids. To the extent multiple products are involved and some of such products are not Licensed Products, then such allowances shall be allocated on a pro rata basis based upon net sales of each respective product by such operating unit during the most recent quarter.

1.6 “Education” shall include expenses associated with professional education with respect to Licensed Products through any means not covered above, including articles appearing in journals, newspapers, magazines or other media; seminars, scientific exhibits, and conventions; and symposia, advisory boards and opinion leader development activities.

2. DISTRIBUTION EXPENSES

Distribution Expenses shall be the sum of Stock and Shipping expenses and Transportation expenses, each as specified below.

2.1 “Stock and Shipping” shall include the portion of distribution costs for the warehousing of Licensed Product finished goods from the point of completion of production to the time the goods are turned over to a carrier for delivery as follows: order filling/assembly functions; reasonable order billing and customer service functions; reasonable portion of company owned/leased facilities relating to warehousing of finished products; storage of products at public warehouses.

2.2 “Transportation” shall include the portion of distribution costs relating to moving Licensed Product goods from a warehouse to the customer as follows: outbound transportation costs; costs of moving goods from a manufacturing point to a warehouse at another location from which it is ultimately to be distributed to a customer; the costs of the traffic department where there is a separate department that has responsibility for administration of freight costs.

A-10.	CONFIDENTIAL TREATMENT

3. THIRD PARTY LICENSE EXPENSES

Third Party License Expenses means all payments by a Party under Third Party Licenses that are allocable to the use, development, sale, manufacture, or import of Licensed Product in the U.S. Territory, including without limitation all payments by a Party under Third Party Licenses (a) calculated based on sales of Licensed Product in the U.S. Territory; (b) made on account of achievement of particular events relating to development or commercialization of Licensed Product in the U.S. Territory; and (c) as consideration for a grant of a license or other rights in the U.S. Territory.

4. ALLOCATED ADMINISTRATION EXPENSES

Allocated Administration Expenses means the administration expenses incurred by a Party or any of its operating units that are actually directly engaged in the commercialization of Licensed Products in the U.S. Territory pursuant to the Commercialization Plan, to be calculated in the manner set forth below. In view of the manner in which Allocated Administration Expenses are calculated, administration expenses shall be excluded from the definition of each of the other elements which make up Operating Expenses.

The costs recoverable as Allocated Administration Expenses are the costs of finance, management information services, human resources, legal, and employees engaged in general management functions for the operating units in question. Cost categories included within Allocated Administration Expenses shall not be included in any other cost recoverable under this Agreement.

Recoverable administration expenses shall include the direct costs of employees performing such functions, the costs of supporting such individuals in the performance of their job (e.g., occupancy costs, travel, computers, and telephones), and outside services (e.g., consulting and audit services). Such costs shall be calculated in accordance with the customary accounting methodology of the Party incurring such expenses, consistently applied throughout such organization. Such costs shall be allocated based on a percentage determined by sales of Licensed Product supported by

A-11.	CONFIDENTIAL TREATMENT

such operating unit(s) divided by the total product sales supported by such operating unit(s) during the relevant quarter. Total Allocated Administrative Expenses of a Party shall not exceed [****] of the Operating Expenses incurred by such Party (less Allocated Administrative Expense), on an annualized basis.

5. PATENT AND LEGAL EXPENSES

Patent and Legal Expenses means (a) the fees and expenses of outside counsel and payments to Third Parties incurred after the Effective Date in connection with the preparation, filing, prosecution and maintenance of PDL Trademarks and those patent fees and expense set forth in Section 12.7, (b) all expenses associated with Third Party claims in the U.S. Territory for which neither Party has an indemnification obligation pursuant to Article 16, and (c) all expenses associated with latent defects in the Licensed Product in the U.S. Territory for which neither Party has an indemnification obligation pursuant to Article 16. For clarity, no internal legal costs shall be included in Patent and Legal Expenses.

A-12.	CONFIDENTIAL TREATMENT

EXHIBIT B

GMP AUDIT

Pursuant to the Original Asthma Agreement, the Parties have formed an advisory group, consisting of qualification experts from both PDL and Roche. This group has advised, and will continue to advise, PDL on the qualification and validation activities (including a discussion of the PDL process evaluation and process validation plan for Daclizumab) required to license PDL’s manufacturing facility. This group has coordinated an initial, informal audit by Roche of the PDL manufacturing facility project following mechanical completion, which included a review of the Impact Assessment, the System Boundary Drawings, the Commissioning Documents, and sample IQ, OQ, and PQ Documents (which is consistent with the ISPE Baseline Guide for Commissioning and Qualification Activities, the qualification approach currently being applied by PDL). This initial audit was advisory only, and as such, did not trigger any development event payment.

Roche will perform a formal GMP Audit after the completion of PQ by PDL. This audit will include a review of PDL’s PQ Plans and Reports, and their overall Quality Management System, using the standards set forth in ICH Q7A and the US and EMEA Regulations. For clarity, PQ, Process Qualification, is the documented verification that premises and equipment perform effectively, reliably, and meeting predetermined acceptance criteria. The PQ of process support and utility systems involves the operation, sampling, and monitoring of the system under specified conditions over a relevant period of time. Therefore, PQ is mandatory for the critical process support and utility systems, as determined in the PDL Impact Assessment.

PDL should keep Roche directly informed as to their progress toward completion of the PQ, informing Roche of any significant issues that arise. When nearing the completion of PQ, PDL should supply Roche with advance copies of their PQ procedures, plans, and other related documents, and determine, with Roche, an appropriate timeline for the GMP Audit, which allows both Parties to prepare properly.

B-1.	CONFIDENTIAL TREATMENT

The GMP Audit will be successful if (a) the PQ Plans, PQ Reports, and Quality Management System are in compliance with cGMP guidelines and (b) there are no observations which (i) will lead to a significant delay of Phase III clinical development or the anticipated launch of the product, (ii) present a significant risk of non-acceptance of the site by regulatory authorities for clinical and/or commercial supplies, or (iii) may place clinical material or commercial supplies “at risk”.

Following the completion of [****] [****], but prior to [****], the payment described in 9.2(c) or 9.3(b), as applicable, will be due.

If PDL, based upon the Licensed Product demand forecasts, decides to expand the capacity of its 610 Manufacturing Facility to supply Licensed Product, then Roche shall have the right, but not the obligation to perform both an informal audit and a formal GMP Audit of such capacity expansion. The purpose, timing, and coordination of such audits would be similar to those described above, except that no development payment would be due pursuant to Section 9.2(c) or 9.3(b) on account of the successful completion of these audits.

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B-2.	CONFIDENTIAL TREATMENT

EXHIBIT C

THIRD PARTY LICENSES

[****]

To the extent that one or more additional agreements entered into by a Party prior to the Effective Date are necessary for the use, manufacture, sale, offering for sale, or importation of Licensed Products in the Collaborative Fields in the Territory (or to the extent that one or more of the agreements listed on this Exhibit C as of the Effective Date are not necessary therefor), the Parties agree to discuss in good faith the amendment of this Exhibit C to include (or to remove, as appropriate) any such agreements that a Party may reasonably suggest to the other Party in writing during the thirty (30) days immediately following the Effective Date.

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C-1.	CONFIDENTIAL TREATMENT

EXHIBIT D

[****] TESTING PLAN

Roche and PDL recognize that the ideal assessment of Daclizumab [****] would accurately determine clinically relevant [****]responses to Daclizumab for the proposed asthma indication within this particular patient population. Clinically relevant responses reflect issues related to [****].

The [****] plan should be discussed on a regular basis with regulatory authorities especially at the end of phase II meeting.

I. Assay outline:

Samples from clinical study subjects in the asthma development program will be tested for the presence of [****]. The primary [****] assessment methods will comprise:

[****]

II. [****] definition:

For the purposes of identifying [****] response, a [****] is defined as one of the following:

[****]

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D-1.	CONFIDENTIAL TREATMENT

III. [****] and Patient testing:

Throughout the development of the compound, [****] will be done.

[****]

IV. Deliverables:

End of Phase 1:

[****]

Interim analysis of [****] [****]

The JDC will assess the possibility and desirability of [****] for testing [****].

[****]

[****]

V. Development Events:

For the purposes of this Agreement, the rate of [****] as determined by step 3 [****] will be used for certain development payments and project decisions.

Phase 1 Development Event:

(1) Not more than [****] and (2) an acceptable [****]

Phase 2 Development Event:

Not more than [****]

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D-2.	CONFIDENTIAL TREATMENT

EXHIBIT E

PRESS RELEASE

Roche and PDL to Jointly Develop Daclizumab in Transplant Maintenance Therapy

Nutley, NJ and Fremont, CA

Roche and Protein Design Labs, Inc. (PDL) (NASDAQ: PDLI) today announced an expansion to their partnership to co-develop and commercialize daclizumab for organ transplant patients on long-term, maintenance therapy. Roche currently markets daclizumab for induction transplant therapy as Zenapax®. Roche and PDL are developing a new subcutaneous daclizumab (daclizumab s.c.) formulation, manufactured by PDL, for use in Phase II clinical trials expected to start in 2006.

Currently, transplant patients are treated with the combination therapy of Roche’s CellCept® (mycophenolate mofetil) with a calcineurin inhibitor such as cyclosporine and steroids to prevent organ rejection. However, the long-term use of the current calcineurin inhibitors can cause kidney toxicity, diabetes and cardiovascular disorders. Using daclizumab s.c. as maintenance treatment in combination with CellCept may allow for the reduction, and potential elimination, of the more toxic drugs from transplant patient maintenance regimens.

Mark McDade, Chief Executive Officer, PDL, said, “We are enthusiastic about the opportunity to develop daclizumab s.c. with our longstanding partner Roche. Today’s agreement builds upon our existing collaboration with Roche in asthma, as we continue to explore development of daclizumab s.c. in other indications.”

“Roche and PDL are highly committed to daclizumab, our partnership, and in developing better treatments to improve long-term outcomes for transplant patients,” said Peter Hug, Roche’s Global Head of Pharma Partnering. “With the potential to use CellCept® and daclizumab s.c. as the centerpiece for long-term transplant therapy, we could offer patients a safer, more tolerable option.”

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Roche and PDL have amended their current agreements to reflect the scope of daclizumab s.c.’s further development. Under the terms of this agreement, PDL will receive a $10 million upfront payment and may be eligible to receive payments up to $145 million if certain milestones are satisfied and if the indication is successfully developed. Roche will continue to manufacture and promote Zenapax® exclusively on a worldwide basis. Roche and PDL will share equally global development costs, and PDL has the option to co-promote daclizumab s.c. for transplant maintenance in the United States. Outside the United States, PDL will receive royalties on net sales of the product in transplant maintenance. As part of this arrangement, the parties agree that PDL will not exercise its option to promote Zenapax® for prevention of acute kidney transplant rejection and PDL is no longer required to make the payment which would otherwise be due in 2007 for such right. PDL and Roche will continue with the co-development of daclizumab s.c. in respiratory disorders, as announced in September 2004.

About the Roche - PDL partnership

In 1989, Roche acquired the worldwide rights to daclizumab, a product approved in 1997 as Zenapax® for the prevention of renal allograft rejection. In October 2003, Roche returned to PDL all rights to daclizumab, except in transplantation where PDL retained the option until 2007 to re-acquire development rights. In September 2004, PDL and Roche announced the continued co-development of daclizumab s.c. in respiratory disorders.

Roche in Transplantation

Roche is strongly committed to improving the long-term outcomes of transplantation and enhancing the quality of life of transplant recipients. Roche has developed innovative therapies that improve graft and post-transplant health. CellCept is the cornerstone of current immunosuppressant therapies for transplant recipients and is the largest selling branded immunosuppressive in North America. Zenapax® prevents acute rejection of the newly transplanted organ. Valcyte® (valganciclovir) was developed for the

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prevention of cytomegalovirus, a dangerous viral infection associated with transplantation. In addition, Roche supports basic research in transplantation with its funding of the independent Roche Organ Transplantation Research Fund (ROTRF), which directly supports innovative research projects attracting new researchers with innovative and novel scientific ideas to meet unmet medical needs in solid organ transplantation.

About Protein Design Labs

PDL is a biopharmaceutical company focused on the research, development and commercialization of novel therapies for inflammation and autoimmune diseases, acute cardiac conditions and cancer. PDL markets several products in the United States through its hospital sales force and wholly-owned subsidiary, ESP Pharma, Inc. As a leader in the development of humanized antibodies, PDL has licensed its patents to numerous pharmaceutical and biotechnology companies, some of which are now paying royalties on net sales of licensed products. Further information on PDL is available at www.pdl.com.

About Roche – More Than a Century in the U.S. and the World

Founded in 1896 and headquartered in Basel, Switzerland, Roche is one of the world’s leading innovation-driven healthcare groups. Its core businesses are pharmaceuticals and diagnostics. Roche is one of the world’s leaders in diagnostics, the leading supplier of pharmaceuticals for cancer, as well as a leader in virology and transplantation. As a supplier of products and services for the prevention, diagnosis and treatment of disease, the Group contributes on many fronts to improve people’s health and quality of life. Roche employs roughly 65,000 people in 150 countries, including approximately 15,000 in the United States.

For further information, please visit our worldwide and U.S. website (Global: www.roche.com and U.S.: www.roche.us).

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Facts About Zenapax, CellCept and Valcyte

Zenapax is a humanized monoclonal antibody that blocks interleukin-2 (IL-2) receptors and acts as an immunosuppressant. It is used just before and/or at the time of kidney transplantation in combination with cyclosporine and corticosteroids to prevent early rejection. The recommended dose of Zenapax is 1.0 mg/kg. Based on clinical trials, the standard course of Zenapax therapy is five doses. Zenapax received U.S. Food and Drug Administration (FDA) approval in December 1997.

The most frequently reported adverse events associated with Zenapax were constipation, nausea, diarrhea and vomiting. Cellulitis and wound infections occurred more frequently in patients treated with Zenapax versus placebo. Severe hypersensitivity reactions following Zenapax administration have been reported rarely.

Only physicians experienced in immunosuppressive therapy and management of organ transplant patients should prescribe Zenapax. The physician responsible for Zenapax administration should have complete information requisite for the follow-up of the patient.

CellCept is an immunosuppressant or anti-rejection drug approved for use in combination with other immunosuppressive drugs (cyclosporine and corticosteroids) for the prevention of rejection in patients receiving kidney, heart and liver transplants.

There are no adequate and well-controlled studies in pregnant women. As CellCept (mycophenolate mofetil) has been shown to have teratogenic effects in animals at subclinical doses on a body surface area basis, it may cause fetal harm when administered to a pregnant woman. CellCept should not be used in pregnant women unless the potential benefit justifies the potential risk to the fetus. Women of childbearing potential should have a negative serum or urine pregnancy test with a sensitivity of at least 50 mIU/mL within one week prior to beginning therapy even where there has been a history of infertility, unless due to hysterectomy.

Women of childbearing potential must use effective contraception before beginning CellCept therapy, during therapy and for six weeks following discontinuation of therapy.

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Two reliable forms of contraception must be used simultaneously unless abstinence is the chosen method. If pregnancy occurs during treatment, the physician and patient should discuss the desirability of continuing the pregnancy (see complete product information).

Adverse events reported in >30% of renal, cardiac or liver transplant patients receiving CellCept (in combination with cyclosporine and corticosteroids) were pain, fever, headache, asthenia, anemia, leucopenia (patients should be monitored for neutropenia; dosing should be interrupted or the dose reduced if neutropenia develops), thrombocytopenia, leukocytosis, urinary tract infection, hypertension, hypotension, peripheral edema, hypercholesteremia, hypokalemia, hyperglycemia, creatinine, BUN and cough increased, hypomagnesemia, diarrhea, constipation, nausea, vomiting, respiratory infection, dyspnea, lung disorder, pleural effusion, tremor and insomnia.

Patients receiving immunosuppressant regimens are at increased risk of developing lymphomas and other malignancies, particularly of the skin.

Warning: Increased susceptibility to infection and the possible development of lymphoma may result from immunosuppression. Only physicians experienced in immunosuppressive therapy and management of renal, cardiac or hepatic transplant patients should use CellCept. Patients receiving the drug should be managed in facilities equipped and staffed with adequate laboratory and supportive medical resources. The physician responsible for maintenance therapy should have complete information requisite for the follow-up of the patient.

Valcyte, the oral pro-drug of Cytovene (ganciclovir), is the most widely prescribed anti-CMV medication in the United States. Valcyte is indicated for the prevention of CMV disease in kidney, kidney-pancreas and heart transplant patients at high risk. Valcyte is not approved for use in liver transplantation. The efficacy and safety of Valcyte in other solid organ transplants, such as lung transplant, have not been established.

The clinical toxicity of Valcyte, which is metabolized to ganciclovir, includes granulocytopenia, anemia and thrombocytopenia. In animal studies ganciclovir was

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carcinogenic, teratogenic and caused aspermatogenesis. Valcyte tablets should not be administered if the absolute neutrophil count is less than 500 cells/µL, the platelet count is less than 25,000/µL or the hemoglobin is less than 8 g/dL. Severe leukopenia, neutropenia, anemia, thrombocytopenia, pancytopenia, bone marrow depression and aplastic anemia have been observed in patients treated with Valcyte tablets (and ganciclovir). Other adverse events reported with a frequency of ≥ 5% included diarrhea, tremors, fever, nausea, headache, vomiting, insomnia and allograft rejection.

In liver transplant patients, there was a significantly higher incidence of tissue-invasive CMV disease in the Valcyte-treated group compared with the oral ganciclovir group (see CLINICAL TRIALS in the complete product information).

For full prescribing information on CellCept, Zenapax and Valcyte, please visit: www.rocheusa.com/products/transplantation.html

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The information in these press releases should be considered accurate only as of the date of the release. PDL has no intention of updating and specifically disclaims any duty to update the information in these press releases. These press releases may contain forward-looking statements involving risks and uncertainties and PDL’s actual rresults may differ materially from those in the forward-looking statements. Factors that may cause such differences are discussed in PDL’s filings with the Securities and Exchange Commission.

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EXHIBIT F

REGIONS

1) United States of America

2) Canada

3) Japan

4) Western Europe

The 15 pre May 1, 2004 EU member states

Switzerland

Turkey

Norway

Iceland

5) Central and Eastern Europe

Albania

Belarus

Bosnia-Herzegovina

Bulgaria

Croatia

Czech Republic

Estonia

Hungary

Latvia

Lithuania

Macedonia

Moldavia

Poland

Romania

Russia

Serbia & Montenegro

Slovakia

Slovenia

Ukraine

6) Latin America

34 countries from Mexico to Argentina including:

Argentina

Brazil

Chile

Colombia

Costa Rica

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Ecuador

Mexico

Peru

Uruguay

Venezuela

7) Asia/Pacific

Bangladesh

Cambodia

China (including Hong Kong)

India

Indonesia

Korea

Malaysia

Pakistan

Philippines

Singapore

Sri Lanka

Taiwan

Thailand

Vietnam

Australia

New Zealand

8) Pharma International

All countries not listed above

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